Exhibit A-1
                         UNITED STATES BANKRUPTCY COURT
                      FOR THE SOUTHERN DISTRICT OF ALABAMA

In re:                                ss.
                                      ss.
MOBILE ENERGY SERVICES                ss.  Case No.  99-10168
COMPANY, L.L.C.,                      ss.  Chapter 11
                           Debtor.    ss.
                                      ss.
In re:                                ss.
MOBILE ENERGY SERVICES                ss.  Case No.  99-10170
HOLDINGS, INC.,                       ss.  Chapter 11
                                      ss.
                           Debtor.    ss.  (Jointly Administered Under 99-10168)

                   DISCLOSURE STATEMENT ACCOMPANYING the first
                   amended JOINT PLAN OF REORGANIZATION DATED
                  September 15, 2000 PROPOSED BY MOBILE ENERGY
                SERVICES COMPANY, L.L.C., MOBILE ENERGY SERVICES
              HOLDINGS, INC. AND THE BONDHOLDER STEERING COMMITTEE

         THIS IS NOT A SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DOCUMENT IS BEING SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT.

DONALD J. STEWART                               JEFFREY E. SPIERS
CABANISS, JOHNSTON, GARDNER,                    DAVID A. ZDUNKEWICZ
DUMAS & O'NEAL                                  ANDREWS & KURTH L.L.P.
700 RIVERVIEW PLAZA                             600 TRAVIS, SUITE 4200
MOBILE, ALABAMA                                 HOUSTON, TEXAS 77002
(334) 433-6961                                  (713) 220-4200
(334) 415-7350 (TELECOPY)                       (713) 220-4285 (TELECOPY)

COUNSEL TO THE DEBTORS                          SPECIAL COUNSEL TO THE DEBTORS

DAVID D. CLEARY
DAVID C. CHRISTIAN                              LAWRENCE B. VOIT
MCDERMOTT WILL & EMERY                          SILVER, VOIT & THOMPSON, P.C.
227 W. MONROE STREET                            4317A MIDMOST DRIVE
CHICAGO, ILLINOIS 60606                         MOBILE, ALABAMA  36609
(312) 372-2000                                  (334) 343-0800
(312) 984-7700 (TELECOPY)                       (334) 343-0862 (TELECOPY)

COUNSEL TO THE BONDHOLDER                       COUNSEL TO THE BONDHOLDER
STEERING COMMITTEE                              STEERING COMMITTEE

MICHAEL E. WILES
DEBEVOISE & PLIMPTON
875 THIRD AVENUE
NEW YORK, NEW YORK
(212) 909-6000
(212) 909-6836  (TELECOPY)

COUNSEL TO THE BONDHOLDER
STEERING COMMITTEE

                                TABLE OF CONTENTS


I.       INTRODUCTION................................................2
II.      NOTICE TO CREDITORS AND HOLDERS OF EQUITY INTERESTS.........3
III.     PLAN SUMMARY................................................5
   A.    Introduction................................................5
   B.    Summary of Classification and Treatment.....................6
IV.      BUSINESS PLAN...............................................11
   A.    Background..................................................11
   B.    Summary of Proposed Post-Reorganization Business Plan.......13
      1. Servicing Existing Customers................................13
      2. The New Pulp Mill...........................................14
      3. Development of the Cogen Project............................15
      4. Other Components of Business Plan...........................16
   C.    Summary of Post-Reorganization Structure....................17
      1. Organizational Structure....................................17
      2. Capital Structure...........................................18
   D.    Agreements Implementing the Proposed Business Plan..........21
      1. KCTC Settlement Agreement...................................21
      2. New Pulp Mill Agreements....................................22
      3. Cogen Documents.............................................23
      4. Existing Agreement with S.D. Warren.........................24
V.       GENERAL INFORMATION ABOUT THE DEBTORS.......................25
   A.    Corporate Information.......................................25
   B.    Description of the Pre-Reorganization Business
           of Mobile Energy..........................................26
      1. The Energy Complex..........................................26
      2. The Mobile Facility.........................................27
   C.    Events Precipitating Chapter 11 Filings.....................27
   D.    Project Documents...........................................29
      1. Original Energy Services Agreements and
           Master Operating Agreement................................29
      2. Operations and Maintenance Agreement........................34
      3. Direct Lease................................................35
      4. Supplementary Lease.........................................37
      5. Environmental Indemnity Agreements..........................38
      6. Common Services Agreement...................................40
      7. Water Procurement and Effluent Services Agreement...........41
   E.    Planned Post-Reorganization Business Activities
           of Mobile Energy..........................................42
      1. Post-Reorganization Energy Complex..........................42
      2. New Tissue Mill ESA and Other KCTC Agreements...............42
      3. The New Pulp Mill...........................................45
      4. Cogeneration Project........................................48
      5. Exempt Wholesale Generator/Qualifying Facility..............53
   F.    Operating Results...........................................54
   G.    Pre-Reorganization Senior Secured Indebtedness..............56
      1. Working Capital Facility....................................56
      2. The First Mortgage Bonds....................................57

   3. The Tax-Exempt Bonds........................................57
      4. Agreements Common to Senior Debt............................58
      5. Effect of Chapter 11 Filings on Senior Secured Debt.........60
VI.      DESCRIPTION OF DEBTORS' ASSETS..............................61
   A.    Assets of Mobile Energy.....................................61
      1. Property, Plant and Equipment...............................61
      2. Personal Property...........................................62
   B.    Assets of Holdings..........................................62
      1. Cash........................................................62
   C.    Causes of Action Owned by Both Mobile Energy and Holdings...63
VII.     SIGNIFICANT EVENTS PRIOR TO AND DURING CHAPTER 11 CASES.....63
   A.    Pre-petition KCTC Disputes..................................63
      1. Notice of Termination of Pulp Mill ESA and
           Closure of Pulp Mill......................................63
      2. Commencement of Arbitration Proceeding by KCTC..............63
      3. Commencement of Lawsuit to Enjoin Arbitration Proceeding
           by Mobile Energy..........................................64
   B.    Chapter 11 Petitions and Order Approving Joint
           Administration............................................64
   C.    Post-Petition KCTC Disputes and the KCTC Settlement
           Agreement.................................................65
      1. Debtors' Adversary Proceeding against KCTC..................65
      2. Arbitration of the KCTC Claims..............................66
      3. KCTC Settlement Agreement...................................66
   D.    Motion to Approve Cogeneration Development Agreement........70
   E.    Orders Authorizing Use of Cash Collateral (Bar Date for
           Challenges to Claims).....................................70
   F. Order Approving Debtors' Cash Management System and Authorizing Variances from U.S. Trustee's Investment
           Guidelines................................................72
   G.    Conversion of Number 7 Recovery Boiler to the Number 8
           Power Boiler..............................................72
   H.    Engagement Of Professional Persons..........................73
      1. Engagement of Attorneys.....................................73
      2. Engagement of Investment Banker.............................74
      3. Engagement of Accountants...................................74
   I. Southern Payment to Collateral Agent for Deposit in Maintenance Reserve Account Pursuant to Guaranty in Connection with First Mortgage Bonds and Tax-Exempt
           Bonds.....................................................75
   J.    Appointment of Official Unsecured Creditors' Committee......75
   K.    Establishment of Bondholder Steering Committee..............76
   L.    Motions to Extend Exclusivity...............................76
   M.    Motions to Extend Time to Assume or Reject Real
           Property Leases...........................................76
   N.    Motion to Approve Work Force Reduction-Severance Program....77
   O.    Motion to Approve Key Employee Retention Program............77
   P.    Motion to Pay Prepetition Wages.............................78
   Q.    SkyGen Proceeding Before the FERC...........................78
   R.    Motion to Approve Topping Fee and Related Relief............79
   S.    Motion to Approve Amendment No. 1...........................79
   T.    Disputes with S.D. Warren...................................80
VIII.    CLASSIFICATION AND TREATMENT OF CLAIMS
         AND EQUITY INTERESTS UNDER THE PLAN.........................80
   A.    General.....................................................80
   B.    Effective Date of the Plan..................................81

   C.    Classification Generally....................................81
   D.    Unclassified Claims.........................................81
      1. Administrative Expenses.....................................81
      2. Priority Tax Claims.........................................82
   E.    Classified Claims...........................................83
      1. Class 1:   Priority Non-Tax Claims..........................83
      2. Class 2:  Allowed Working Capital Facility Provider
                    Secured Claim....................................84
      3. Class 3: Allowed Southern Post-Petition Claims..............86
      4. Class 4:  Allowed First Mortgage Bondholders Claims.........86
      5. Class 5:  Allowed Tax-Exempt Bondholders Claim..............89
      6. Class 6:  Allowed Other Secured Claims......................93
      7. Class 7:  Allowed Unsecured Claims..........................94
      8. Class 8:  Allowed Southern Claims...........................94
      9. Class 9:   Mobile Energy Equity Interests...................97
      10.   Class 10:  Holdings Equity Interests.....................97
IX.      IMPLEMENTATION OF THE PLAN..................................98
   A.    Administrative Consolidation................................98
   B.    Sources of Funds............................................98
   C.    Requisite Authority.........................................98
   D.    Distributions to Holders of Allowed Claims..................99
   E.    Distribution of Cash........................................99
   F.    Disputed Claims.............................................100
   G.    Bar Date for Fee Applications and Objections to Same........100
   H.    Description of Post-Effective Date Management...............101
   I.    Description of Post-Effective Date Capital Structure........101
      1. New Taxable Bonds - General Terms...........................102
      2. New Tax-Exempt Bonds - General Terms........................102
      3. First Mortgage Bond Exchange................................103
      4. Tax-Exempt Bond Exchange....................................104
      5. Ranking and Security........................................104
      6. Guarantors..................................................106
      7. Optional Redemption.........................................107
      8. Extraordinary Redemption....................................107
      9. Mandatory Redemption........................................108
      10.   Book-Entry Global Security...............................108
      11.   Covenants................................................108
      12.   Events of Default under Indentures and  New IDB Lease....109
      13.   Intercreditor Arrangements...............................110
      14.   New IDB Lease............................................111
      15. Certain Modifications of Bond Documents with Supermajority Vote Following Issuance of New Taxable Bonds and New
              Tax-Exempt Bonds.......................................111
   J.    Issuance of the New Securities..............................112
      1. Initial Issuance of the New Securities Under the Plan.......112
      2. Resale of the New Securities................................113
      3. Registration Rights Agreement...............................113
   K.    Modification Of Payment Terms...............................114

 L.    Treatment Of Executory Contracts..............................114
      1. General.....................................................114
   M.    Committees..................................................115
   N.    Retention Of Jurisdiction...................................115
   O.    Conditions To Confirmation and Effectiveness................115
      1. Conditions To Confirmation..................................115
      2. Conditions To Effective Date................................117
      3. Waiver of Conditions........................................118
   P.    Effect Of Confirmation......................................119
      1. Discharge...................................................119
      2. Exculpation.................................................119
      3. Releases....................................................121
      4. Injunction against Interference with Plan...................122
      5. Vesting of Assets...........................................122
   Q.    Consummation And Effectiveness..............................122
   R.    Amendments to Holdings Articles of Incorporation and
         Holdings By-laws;  Amendments to Mobile Energy Articles
          of Organization and Mobile Energy  Operating Agreement.....123
      1. Amendments to Holdings Articles of Incorporation and Holdings
            By-laws..................................................123
      2. Amendments to Mobile Energy Articles of Organization and
          Mobile Energy Operating Agreement..........................123
   S.    Events of Default...........................................124
   T.    Retention of Claims and Causes of Action....................124
X.       RISK FACTORS ASSOCIATED WITH PROPOSED PLAN..................125
   A.    General.....................................................125
   B.    Fuel and Power Prices.......................................125
   C.    Operational Risks...........................................126
   D.    Financing Risks.............................................127
   E.    Operating and Maintenance Costs.............................128
   F.    Mill Risk; Dependence Upon Mill Owners for Revenue..........128
   G.    Transmission Capacity Risks.................................129
   H.    Cogen Project Development Risk..............................130
   I.    Tax Effect on the Projections...............................130
   J.    Extension of Lease and Other Contracts......................131
   K.    PUHCA; PURPA................................................131
   L.    Environmental Risks.........................................132
      1. The Cluster Rule............................................133
      2. The Combustion Rule.........................................133
      3. CERCLA......................................................134
   M.    Permitting and Regulatory Matters...........................135
   N.    Subdivision of Real Property at the Mobile Facility.........138
   O.    The New Pulp Mill; Transfer of Number 8 Recovery Boiler.....138
   P.    IDB Approval................................................139
   Q.    Tax-Exempt Status of New Tax-Exempt Bonds...................140
XI.      VALUATION ANALYSIS..........................................140
   A.    General.....................................................140

   B.    Liquidation Value...........................................141
XII.      BANKRUPTCY CAUSES OF ACTION................................141
   A.    Preferences.................................................141
   B.    Fraudulent Conveyances......................................142
XIII.    CERTAIN INCOME TAX CONSEQUENCES.............................143
   A.    Scope And Limitations.......................................143
   B.    Tax Consequences To Creditors...............................144
      1. General.....................................................144
      2. Holders of First Mortgage Bondholder Claims.................145
      3. Holders of Tax-Exempt Bondholder Claims.....................147
      4. Installment Sale Rules......................................148
      5. Receipt of Interest.........................................148
      6. Backup Withholding and Reporting............................149
   C.    Importance Of Obtaining Professional Tax Assistance.........149
XIV.     VOTING PROCEDURES AND REQUIREMENTS..........................150
   A.    Ballots and Voting Deadline.................................150
   B.    Creditors Solicited to Vote.................................151
   C.    Definition of Impairment....................................151
   D.    Classes Impaired Under the Plan.............................152
   E.    Vote Required for Class Acceptance..........................152
   F.    Distributions Only to Holders of Allowed Claims and Equity
           Interests.................................................153
XV. CONFIRMATION OF THE PLAN.........................................153
   A.    Confirmation Hearing........................................154
   B.    Requirements for Confirmation of the Plan...................155
      1. General.....................................................155
      2. Feasibility.................................................157
      3. Best Interests Of Creditors And Liquidation Analysis........158
   C.    Cramdown....................................................158
      1. No Unfair Discrimination....................................159
      2. Fair and Equitable Test.....................................159

                             INTRODUCTORY STATEMENT

         THIS DISCLOSURE STATEMENT CONTAINS A SUMMARY OF CERTAIN PROVISIONS OF THE FIRST AMENDED JOINT PLAN OF REORGANIZATION DATED SEPTEMBER 15, 2000 PROPOSED BY MOBILE ENERGY SERVICES COMPANY, L.L.C. AND MOBILE ENERGY SERVICES HOLDINGS, INC., AS DEBTORS AND DEBTORS IN POSSESSION AND THE BONDHOLDER STEERING COMMITTEE (TOGETHER THE "PROPONENTS") AND SUMMARIES OF CERTAIN OTHER DOCUMENTS RELATING TO THE CONSUMMATION OF THE PLAN OR THE TREATMENT OF CERTAIN PARTIES-IN-INTEREST, AND CERTAIN FINANCIAL INFORMATION RELATING THERETO. WHILE THE PROPONENTS BELIEVE THAT THESE SUMMARIES PROVIDE ADEQUATE INFORMATION WITH RESPECT TO THE DOCUMENTS SUMMARIZED, AND THE BANKRUPTCY COURT HAS APPROVED THIS DISCLOSURE STATEMENT AS CONTAINING ADEQUATE INFORMATION, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS. EACH HOLDER OF AN IMPAIRED CLAIM OR AN IMPAIRED EQUITY INTEREST SHOULD REVIEW THE ENTIRE PLAN ATTACHED TO THIS DISCLOSURE STATEMENT BEFORE CASTING A BALLOT.

         NO PARTY IS AUTHORIZED BY THE PROPONENTS OR THE BANKRUPTCY COURT TO PROVIDE ANY INFORMATION WITH RESPECT TO THE PLAN OTHER THAN THAT CONTAINED IN THIS DISCLOSURE STATEMENT. NEITHER THE PROPONENTS NOR THE BANKRUPTCY COURT HAVE AUTHORIZED ANY REPRESENTATIONS CONCERNING THE DEBTORS, THEIR ANTICIPATED FINANCIAL POSITION OR OPERATIONS AFTER CONFIRMATION OF THE PLAN, OR THE VALUE OF THEIR BUSINESSES AND PROPERTIES OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. UNLESS STATED OTHERWISE IN THIS DISCLOSURE STATEMENT, THE DISCLOSURES IN THIS DISCLOSURE STATEMENT ARE MADE BY THE PROPONENTS AND SHOULD NOT BE CONSTRUED AS BEING MADE BY ANY OTHER PARTY. TO THE EXTENT INFORMATION IN THIS DISCLOSURE STATEMENT RELATES TO THE DEBTORS, THE DEBTORS HAVE PROVIDED THE INFORMATION IN THIS DISCLOSURE STATEMENT.

         NOTHING CONTAINED IN THIS DISCLOSURE STATEMENT, EXPRESS OR IMPLIED, IS INTENDED TO GIVE RISE TO ANY COMMITMENT OR OBLIGATION OF THE DEBTORS OR SHALL CONFER UPON ANY PERSON ANY RIGHTS, BENEFITS, OR REMEDIES OF ANY NATURE WHATSOEVER.

         THIS DISCLOSURE STATEMENT CONTAINS PROJECTED FINANCIAL INFORMATION REGARDING THE DEBTORS, THE REORGANIZED DEBTORS AND CERTAIN OTHER FORWARD-LOOKING STATEMENTS, ALL OF WHICH ARE BASED ON VARIOUS ESTIMATES AND ASSUMPTIONS AND WILL NOT BE UPDATED TO REFLECT EVENTS OCCURRING AFTER THE DATE HEREOF. SUCH INFORMATION AND STATEMENTS ARE SUBJECT TO INHERENT UNCERTAINTIES AND TO A WIDE VARIETY OF SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE RISKS, INCLUDING, AMONG OTHERS, THOSE DESCRIBED HEREIN. CONSEQUENTLY, ACTUAL EVENTS, CIRCUMSTANCES, EFFECTS AND RESULTS MAY VARY SIGNIFICANTLY FROM THOSE INCLUDED IN OR CONTEMPLATED BY SUCH PROJECTED FINANCIAL INFORMATION AND SUCH OTHER FORWARD-LOOKING STATEMENTS. THE PROJECTED FINANCIAL INFORMATION CONTAINED HEREIN IS THEREFORE NOT NECESSARILY INDICATIVE OF THE FUTURE FINANCIAL CONDITION OR RESULTS OF OPERATIONS OF THE DEBTORS OR THE REORGANIZED DEBTORS, WHICH MAY VARY SIGNIFICANTLY FROM THOSE SET FORTH IN SUCH PROJECTED FINANCIAL STATEMENTS. CONSEQUENTLY, THE PROJECTED FINANCIAL INFORMATION AND OTHER FORWARD-LOOKING STATEMENTS CONTAINED HEREIN SHOULD NOT BE REGARDED AS REPRESENTATIONS BY THE PROPONENTS, THE PROPONENTS' ADVISORS, OR ANY OTHER PERSON THAT THE PROJECTED FINANCIAL CONDITION OR RESULTS CAN OR WILL BE ACHIEVED.

         EXCEPT AS HEREINAFTER NOTED, THE INFORMATION CONTAINED HEREIN IS GENERALLY INTENDED TO DESCRIBE FACTS AND CIRCUMSTANCES ONLY AS OF SEPTEMBER 15, 2000, OR SPECIFIC DATES HEREIN, AND NEITHER THE DELIVERY OF THE DISCLOSURE STATEMENT NOR THE CONFIRMATION OF THE PLAN WILL CREATE ANY IMPLICATION, UNDER ANY CIRCUMSTANCES, THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AT ANY TIME AFTER SEPTEMBER 15, 2000, OR THAT THE PROPONENTS WILL BE UNDER ANY OBLIGATION TO UPDATE SUCH INFORMATION IN THE FUTURE.

I.
                                  INTRODUCTION
         The Proponents have prepared this Disclosure Statement in connection with the First Amended Joint Plan of Reorganization Proposed by the Debtors and the Bondholder Steering Committee, dated as of September 15, 2000 (the "Plan"). The Plan has been filed with the United States Bankruptcy Court for the Southern District of Alabama (the "Bankruptcy Court") in the Debtors' Chapter 11 Cases now pending under Chapter 11 of Title 11, United States Code, 11 U.S.C. Sections 101-1330 (the "Bankruptcy Code"). A copy of the Plan is attached to this Disclosure Statement as Exhibit A.
II.
               NOTICE TO CREDITORS AND HOLDERS OF EQUITY INTERESTS
         The Proponents submit this Disclosure Statement (the "Disclosure Statement") pursuant to 11 U.S.C. ss. 1125 in connection with the solicitation of votes in favor of acceptance of the Plan. The Disclosure Statement will be transmitted to all Creditors and Holders of Equity Interests. However, as provided by the Bankruptcy Code, the Proponents are seeking votes in favor of acceptance or rejection of the Plan from only Holders of Claims classified in Classes 4, 5, and 8 in the Plan, which are the only Claims that are Impaired under the Plan and entitled to vote.
         Capitalized terms used herein, if not separately defined in this Disclosure Statement or the Definitions attached hereto, have the meanings assigned to them in the Plan or in the Bankruptcy Code. All persons receiving this Disclosure Statement and the Plan are encouraged to review fully the provisions of the Plan and all attached appendices and exhibits, in addition to reviewing this Disclosure Statement and all appendices and exhibits attached hereto.
         The Disclosure Statement is not intended to replace careful review and analysis of the Plan. Rather, it is submitted as an aid and supplement to review of the Plan and as an effort to explain the terms and implications of the Plan. Every effort has been made to sufficiently explain the various aspects of the Plan as they may affect all Creditors and Holders of Equity Interests. Creditors and Holders of Equity Interests should read this Disclosure Statement and the Plan in their entirety. If you have any questions, the Proponents urge you to contact Debtors' legal counsel, and every effort will be made to assist you.
         On ___________________, after notice and a hearing, the Bankruptcy Court, the Honorable William S. Shulman presiding, entered an order approving this Disclosure Statement as containing information of a kind, and in sufficient detail, adequate to enable Creditors and Holders of Equity Interests whose votes on the Plan are being solicited to make an informed judgment whether to vote for acceptance or rejection of the Plan.
         No solicitation of votes on the Plan may be made, except pursuant to this Disclosure Statement and Section 1125 of the Bankruptcy Code. No party has been authorized to utilize any information concerning the Debtors or their businesses or their properties, other than the information contained in this Disclosure Statement, to solicit votes on the Plan.


                  EXCEPT AS SET FORTH IN THIS DISCLOSURE STATEMENT AND THE APPENDICES AND EXHIBITS ATTACHED HERETO, NO REPRESENTATIONS CONCERNING THE DEBTORS, THEIR ASSETS, THE PAST OR FUTURE OPERATIONS OF THE DEBTORS, OR THE PLAN ARE AUTHORIZED, NOR ARE ANY SUCH REPRESENTATIONS TO BE RELIED UPON IN ARRIVING AT A DECISION WITH RESPECT TO voting on THE PLAN. ANY REPRESENTATIONS MADE TO SECURE ACCEPTANCE OR REJECTION OF THE PLAN OTHER THAN AS CONTAINED IN THIS DISCLOSURE STATEMENT SHOULD BE DISREGARDED AND SHOULD BE REPORTED TO COUNSEL FOR THE PROPONENTS.

                  EXCEPT AS SPECIFICALLY NOTED, THERE HAS BEEN NO INDEPENDENT AUDIT OF THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT. THE PROPONENTS ARE NOT ABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN IS WITHOUT ANY INACCURACY. THE FACTUAL INFORMATION REGARDING THE DEBTORS, INCLUDING THE ASSETS AND LIABILITIES OF THE DEBTORS, HAS BEEN DERIVED FROM NUMEROUS SOURCES, INCLUDING BUT NOT LIMITED TO the DEBTORS' BOOKS AND RECORDS, SCHEDULES, AND DOCUMENTS SPECIFICALLY IDENTIFIED HEREIN.

                  THE INFORMATION CONTAINED IN THE DISCLOSURE STATEMENT is also compiled FROM RECORDS AVAILABLE TO THE proponents, INCLUDING, BUT NOT LIMITED TO, PLEADINGS AND REPORTS ON FILE IN THE BANKRUPTCY COURT, PLEADINGS AND REPORTS ON FILE IN OTHER COURTS AND TRIBUNALS, LOAN AGREEMENTS, AND BUSINESS RECORDS.

                  THE APPROVAL OF THE DISCLOSURE STATEMENT BY THE BANKRUPTCY COURT DOES NOT CONSTITUTE AN ENDORSEMENT BY THE BANKRUPTCY COURT OF THE PLAN OR A GUARANTee OF THE ACCURACY AND COMPLETENESS OF THE INFORMATION CONTAINED IN THis DISCLOSURE STATEMENT.

         After careful review of the Disclosure Statement and all appendices and Exhibits attached thereto, each Creditor in Classes 4, 5 and 8 (as defined below) should vote in favor of acceptance or rejection of the Plan on the enclosed ballot and return the ballot in the enclosed self-addressed return envelope by 5:00 p.m. Eastern Time on _______________, 2000 to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022. PLEASE NOTE THAT BALLOTS WILL NOT BE ACCEPTED BY FACSIMILE. A BALLOT BEARING AN ORIGINAL SIGNATURE MUST BE RECEIVED, AND ANY BALLOTS RECEIVED AFTER 5:00 P.M., EASTERN TIME ON __________________, 2000 WILL NOT BE COUNTED.
III.
                                  PLAN SUMMARY
A.       Introduction

         The following is a brief summary of the Plan's treatment of Claims against and Equity Interests in the Debtors. This summary is qualified in its entirety by reference to the provisions of the entire Plan. A copy of the Plan is attached hereto as Exhibit A and incorporated herein by reference. You are urged to read the Plan in its entirety. To the extent there is any conflict between this Disclosure Statement and the Plan, the terms of the Plan control.
         The Plan provides for the recapitalization of the Debtors and continuation of the Debtors' business operations. The proposed recapitalization reduces the indebtedness of the Debtors and replaces the existing holders of equity in the Debtors with certain of the Holders of Claims against the Debtors.
         As part of the Debtors' business plan, the Plan provides for the continuation of the Debtors' existing business operations through continuation of service to its existing customers, KCTC and S.D. Warren. The Plan also contemplates (a) that the Debtors will receive revenues (i) directly from the provision of energy services; and (ii) indirectly from the lease of certain assets to a new 800 short ton per day pulp mill at the Mobile Facility which is being developed by a third party, Jubilee Pulp or a higher bidder, and (b) a Cogen Facility, comprised of a combustion turbine ("CT") and heat recovery steam generator ("HRSG"), which the Debtors intend to develop at the Mobile Facility.


B.       Summary of Classification and Treatment

-------------------- -------------------------------------- --------------------------------------
CLASS                DESCRIPTION                            TREATMENT
-------------------- -------------------------------------- --------------------------------------
Unclassified         Allowed Administrative Expenses        Except to the extent that the Holder
                     Estimated Claims:                      of an Allowed Administrative Expense
                     $5,032,396.00                          agrees to a different treatment,

                                                            Allowed
                                                            Administrative
                                                            Expenses
                                                            shall
                                                            be
                                                            paid
                                                            in
                                                            full
                                                            in
                                                            Cash
                                                            (i)
                                                            as
                                                            soon
                                                            as
                                                            practicable
                                                            after
                                                            the
                                                            date
                                                            upon
                                                            which
                                                            such
                                                            Administrative
                                                            Expense
                                                            becomes
                                                            an
                                                            Allowed
                                                            Administrative
                                                            Expense,
                                                            or
                                                            (ii)
                                                            if
                                                            incurred
                                                            in
                                                            the
                                                            ordinary
                                                            course
                                                            of
                                                            the
                                                            Debtors'
                                                            businesses,
                                                            in
                                                            accordance
                                                            with
                                                            the
                                                            terms
                                                            and
                                                            conditions
                                                            of
                                                            the
                                                            particular
                                                            transaction.
                                                            Estimated
                                                            Recovery:
                                                            100%
-------------------- -------------------------------------- --------------------------------------
Unclassified         Allowed Priority Tax Claims            Except to the extent that the Holder
                     Estimated Claims: $0.00                of an Allowed Priority Tax Claim
                                                            agrees to a different treatment or
                                                            as otherwise ordered by the
                                                            Bankruptcy Court, each Holder of an
                                                            Allowed Priority Tax Claim shall be
                                                            paid in full in Cash as soon as
                                                            practicable after the date upon
                                                            which such Priority Tax Claim
                                                            becomes an Allowed Priority Tax
                                                            Claim, provided, however, that at
                                                            the option of the Reorganized
                                                            Debtors, the Reorganized Debtors may
                                                            pay Allowed Priority Tax Claims over
                                                            a period not exceeding six (6) years
                                                            after the date of assessment
                                                            pursuant to 11 U.S.C. Section
                                                            1129(a)(9)(C).
                                                            Estimated Recovery:  100%
-------------------- -------------------------------------- --------------------------------------
Class 1              Allowed Priority Non-Tax Claims        Unimpaired.  Except to the extent
                     Estimated Claims: $0.00                that the Holder of an Allowed

                                                            Priority
                                                            Non-Tax
                                                            Claim
                                                            agrees
                                                            to
                                                            a
                                                            different
                                                            treatment,
                                                            Allowed
                                                            Priority
                                                            Non-Tax
                                                            Claims
                                                            shall
                                                            be
                                                            paid
                                                            in
                                                            full,
                                                            in
                                                            Cash
                                                            as
                                                            soon
                                                            as
                                                            practicable
                                                            after
                                                            the
                                                            date
                                                            upon
                                                            which
                                                            such
                                                            Priority
                                                            Non-Tax
                                                            Claim
                                                            becomes
                                                            an
                                                            Allowed
                                                            Priority
                                                            Non-Tax
                                                            Claim.
                                                            Estimated
                                                            recovery:
                                                            100%
-------------------- -------------------------------------- --------------------------------------
Class 2              Allowed Working Capital Facility       Unimpaired.  With respect to the
                                                            ----------
                     Provider Claim                         Allowed Claims in Class 2, the Plan
                     Estimated Claim: $0.00                 may, at the Debtors' option:  (i)
                                                            leave unaltered the legal, equitable
                                                            and contractual rights of the
                                                            Allowed Working Capital Facility
                                                            Provider Claim; (ii) provide for the
                                                            reinstatement of the underlying
                                                            obligation; or (iii) provide Cash in
                                                            the full amount of  such Allowed
                                                            Claim.  The Debtors do not believe
                                                            that any Class 2 Claim exists.
                                                            Estimated Recovery: 100%
-------------------- -------------------------------------- --------------------------------------
Class 3              Southern Post-Petition Claims          Unimpaired.  The Holders of Allowed
                                                            ----------
                     Estimated Claims: $5,142,786.00        Claims in Class 3 shall receive in
                                                            complete settlement, satisfaction,
                                                            and discharge of their Class 3
                                                            Claims the treatment provided for in
                                                            the Cogeneration Development
                                                            Agreement, as amended by Amendment
                                                            No. 1, and the orders approving them.
                                                            Estimated Recovery: 100%
-------------------- -------------------------------------- --------------------------------------
Class 4              Allowed First Mortgage Bondholder      Impaired.  On the Effective Date, the
                      Claims                                 First    Mortgage   Bonds   will   be
                     Estimated Claims:  $230,030,000.00*    exchanged  for New  Taxable  Bonds in

                                                            an
                                                            aggregate
                                                            principal
                                                            amount
                                                            of
                                                            $51,535,000.
                                                            Each
                                                            Holder
                                                            shall
                                                            receive,
                                                            in
                                                            exchange
                                                            for
                                                            its
                                                            First
                                                            Mortgage
                                                            Bondholder
                                                            Claim,
                                                            an
                                                            amount
                                                            of
                                                            New
                                                            Taxable
                                                            Bonds
                                                            equal
                                                            to
                                                            the
                                                            product
                                                            of
                                                            (a)
                                                            the
                                                            outstanding
                                                            principal
                                                            amount
                                                            of
                                                            such
                                                            Holder's
                                                            First
                                                            Mortgage
                                                            Bonds
                                                            as
                                                            shown
                                                            on
                                                            the
                                                            books
                                                            and
                                                            records
                                                            of
                                                            DTC
                                                            on
                                                            the
                                                            Record
                                                            Date
                                                            and
                                                            (b)
                                                            0.24704.
                                                            In
                                                            addition,
                                                            on
                                                            the
                                                            Effective
                                                            Date,
                                                            the
                                                            Holders
                                                            of
                                                            First
                                                            Mortgage
                                                            Bonds
                                                            as
                                                            a
                                                            Class
                                                            will
                                                            receive
                                                            an
                                                            aggregate
                                                            of
                                                            7,259,400
                                                            shares
                                                            of
                                                            New
                                                            Common
                                                            Stock.
                                                            Each
                                                            Holder
                                                            shall
                                                            receive,
                                                            in
                                                            exchange
                                                            for
                                                            its
                                                            First
                                                            Mortgage
                                                            Bondholder
                                                            Claim,
                                                            an
                                                            amount
                                                            of
                                                            New
                                                            Common
                                                            Stock
                                                            equal
                                                            to
                                                            the
                                                            product
                                                            of
                                                            (a)
                                                            the
                                                            outstanding
                                                            principal
                                                            amount
                                                            of
                                                            such
                                                            Holders'
                                                            First
                                                            Mortgage
                                                            Bonds
                                                            as
                                                            shown
                                                            on
                                                            the
                                                            books
                                                            and
                                                            records
                                                            of
                                                            DTC
                                                            on
                                                            the
                                                            Record
                                                            Date
                                                            divided
                                                            by
                                                            214,820,000
                                                            and
                                                            (b)
                                                            7,259,400.
                                                            Any
                                                            such
                                                            share
                                                            of
                                                            New
                                                            Common
                                                            Stock
                                                            or
                                                            New
                                                            Taxable
                                                            Bond
                                                            received
                                                            by
                                                            such
                                                            Holder
                                                            shall
                                                            be
                                                            rounded
                                                            down
                                                            to
                                                            the
                                                            nearest
                                                            whole
                                                            dollar.
                                                            Each
                                                            such
                                                            Holder
                                                            may
                                                            elect
                                                            to
                                                            receive
                                                            all
                                                            or
                                                            part
                                                            of
                                                            its
                                                            New
                                                            Taxable
                                                            Bonds
                                                            and
                                                            shares
                                                            of
                                                            New
                                                            Common
                                                            Stock
                                                            in
                                                            the
                                                            form
                                                            of
                                                            one
                                                            or
                                                            more
                                                            Combined
                                                            Securities
                                                            rather
                                                            than
                                                            receiving
                                                            the
                                                            separate
                                                            debt
                                                            and
                                                            equity
                                                            securities.
                                                            Estimated
                                                            Recovery:
                                                            42.0
                                                            %
                                                            to
                                                            48.8%
                                                            of
                                                            the
                                                            First
                                                            Mortgage
                                                            Bondholder
                                                            Claims,
                                                            depending
                                                            on
                                                            the
                                                            option
                                                            elected
                                                            by
                                                            the
                                                            Holders
                                                            of
                                                            Tax-Exempt
                                                            Bondholder
                                                            Claims.**
-------------------- -------------------------------------- --------------------------------------
Class 5              Allowed Tax-Exempt Bondholder Claims   Impaired.  On the Effective Date,
                                                            --------
                     Estimated Claims: $85,000,000.00***    the Tax-Exempt Bonds will be

                                                            exchanged
                                                            for
                                                            New
                                                            Tax-Exempt
                                                            Bonds
                                                            in
                                                            an
                                                            aggregate
                                                            principal
                                                            amount
                                                            of
                                                            $20,035,000.
                                                            Each
                                                            Holder
                                                            shall
                                                            receive,
                                                            in
                                                            exchange
                                                            for
                                                            its
                                                            Tax-Exempt
                                                            Bondholder
                                                            Claim,
                                                            an
                                                            amount
                                                            of
                                                            New
                                                            Tax-Exempt
                                                            Bonds
                                                            equal
                                                            to
                                                            the
                                                            product
                                                            of
                                                            (a)
                                                            the
                                                            outstanding
                                                            principal
                                                            amount
                                                            of
                                                            such
                                                            Holder's
                                                            Tax-Exempt
                                                            Bonds
                                                            as
                                                            shown
                                                            on
                                                            the
                                                            books
                                                            and
                                                            records
                                                            of
                                                            DTC
                                                            on
                                                            the
                                                            Record
                                                            Date
                                                            and
                                                            (b)
                                                            0.24769.
                                                            In
                                                            addition,
                                                            on
                                                            the
                                                            Effective
                                                            Date,
                                                            the
                                                            Holders
                                                            of
                                                            Tax-Exempt
                                                            Bonds
                                                            as
                                                            a
                                                            Class
                                                            will
                                                            receive
                                                            either
                                                            (a)
                                                            up
                                                            to
                                                            an
                                                            aggregate
                                                            of
                                                            2,740,600
                                                            shares
                                                            of
                                                            New
                                                            Common
                                                            Stock
                                                            or
                                                            (b)
                                                            up
                                                            to
                                                            an
                                                            aggregate
                                                            of
                                                            $2,003,500
                                                            in
                                                            additional
                                                            New
                                                            Tax-Exempt
                                                            Bonds.
                                                            Each
                                                            Holder
                                                            exercising
                                                            its
                                                            option
                                                            to
                                                            receive
                                                            New
                                                            Common
                                                            Stock
                                                            for
                                                            any
                                                            portion
                                                            of
                                                            its
                                                            Tax-Exempt
                                                            Bondholder
                                                            Claim
                                                            shall
                                                            receive,
                                                            in
                                                            exchange
                                                            for
                                                            such
                                                            portion
                                                            of
                                                            its
                                                            Tax-Exempt
                                                            Bondholder
                                                            Claim,
                                                            an
                                                            amount
                                                            of
                                                            New
                                                            Common
                                                            Stock
                                                            equal
                                                            to
                                                            the
                                                            product
                                                            of
                                                            (a)
                                                            the
                                                            outstanding
                                                            principal
                                                            amount
                                                            of
                                                            Tax-Exempt
                                                            Bonds
                                                            shown
                                                            on
                                                            the
                                                            books
                                                            and
                                                            records
                                                            of
                                                            DTC
                                                            on
                                                            the
                                                            Record
                                                            Date
                                                            divided
                                                            by
                                                            80,889,000
                                                            and
                                                            (b)
                                                            2,740,600.
                                                            Each
                                                            Holder
                                                            exercising
                                                            its
                                                            option
                                                            to
                                                            receive
                                                            additional
                                                            New
                                                            Tax-Exempt
                                                            Bonds
                                                            for
                                                            any
                                                            portion
                                                            of
                                                            its
                                                            Tax-Exempt
                                                            Bondholder
                                                            Claim
                                                            shall
                                                            receive,
                                                            in
                                                            exchange
                                                            for
                                                            such
                                                            portion
                                                            of
                                                            its
                                                            Tax-Exempt
                                                            Bondholder
                                                            Claim,
                                                            an
                                                            amount
                                                            of
                                                            New
                                                            Tax-Exempt
                                                            Bonds
                                                            equal
                                                            to
                                                            the
                                                            product
                                                            of
                                                            (a)
                                                            the
                                                            outstanding
                                                            principal
                                                            amount
                                                            of
                                                            that
                                                            portion
                                                            of
                                                            such
                                                            Holder's
                                                            Tax-Exempt
                                                            Bonds
                                                            as
                                                            shown
                                                            on
                                                            the
                                                            books
                                                            and
                                                            records
                                                            of
                                                            DTC
                                                            on
                                                            the
                                                            Record
                                                            Date
                                                            and
                                                            (b)
                                                            0.024769.
                                                            Any
                                                            exchange
                                                            of
                                                            such
                                                            share
                                                            of
                                                            New
                                                            Common
                                                            Stock
                                                            or
                                                            New
                                                            Tax-Exempt
                                                            Bond
                                                            received
                                                            by
                                                            such
                                                            Holder
                                                            shall
                                                            be
                                                            rounded
                                                            down
                                                            to
                                                            the
                                                            nearest
                                                            whole
                                                            dollar.
                                                            Estimated
                                                            Recovery:
                                                            32.3%
                                                            to
                                                            40.7%
                                                            of
                                                            the
                                                            Tax-Exempt
                                                            Bondholder
                                                            Claims,
                                                            depending
                                                            on
                                                            the
                                                            option
                                                            elected
                                                            by
                                                            the
                                                            Holders
                                                            of
                                                            Tax-Exempt
                                                            Bondholder
                                                            Claims.****
-------------------- -------------------------------------- --------------------------------------
Class 6              Allowed Other Secured Claims           Unimpaired.  The Holders of Allowed
                     Estimated Claims:                      Claims in Class 6 shall retain,
                     $0.00                                  unaltered, their legal, equitable
                                                            and contractual rights or shall be
                                                            paid the full amounts of their
                                                            Allowed Claims, in Cash.
                                                            Estimated Recovery: 100%
------------------- -------------------------------------- --------------------------------------
Class 7              Allowed Unsecured Claims               Unimpaired.  Holders of Allowed
                     Estimated Claims: $431,286.00          Unsecured Claims will be paid as
                                                            soon as practicable after such Claim
                                                            becomes an Allowed Claim.
                                                            Estimated Recovery: 100%
-------------------- -------------------------------------- --------------------------------------
Class 8              Allowed Southern Claims                Impaired.  Holders of Allowed Claims
                     Estimated Claims:                      in Class 8 shall receive in complete
                     $50,000,000.00                         settlement, satisfaction, and
                                                            discharge of their Class 8 Claims
                                                            the treatment provided for in the
                                                            Cogeneration Development Agreement,
                                                            as amended by Amendment No. 1, and
                                                            the orders approving them.
                                                            Estimated Recovery: 0.6%
-------------------- -------------------------------------- --------------------------------------
Class 9              Mobile Energy Equity Interests         Unimpaired. Holdings will retain its
                                                            Mobile Energy Equity Interests.
                                                            Estimated Recovery: 100%
-------------------- -------------------------------------- --------------------------------------
Class 10             Holdings Equity Interest               Impaired. The Holders of Holdings
                                                           Equity Interests shall not receive
                                                            any distributions under the Plan and
                                                            the Holdings Equity Interests shall
                                                            be canceled and extinguished.
                                                            Estimated Recovery: 0%
-------------------- -------------------------------------- --------------------------------------

IV.
                                  BUSINESS PLAN
A.       Background

         Mobile Energy owns and operates an energy and chemical recovery complex (the "Energy Complex") located at the Mobile Facility. The Energy Complex historically provided a variety of energy related services to the Mills. Currently, the Pulp Mill and Tissue Mill are owned by KCTC, and the Paper Mill is owned by S.D. Warren. The Energy Complex used the "black liquor" and biomass fuels produced by the Pulp Mill, as well as coal and natural gas, to generate electricity and steam that were used by all three of the Mills. The Energy Complex received payments for providing the electricity and steam processing services to the Mills. The Energy Complex also processed "black liquor" into "green liquor" that was used by the Pulp Mill and received additional revenue for that processing service. Mobile Energy provided services and received payments pursuant to three Energy Services Agreements ("ESAs"), one with the owner of each of the Mills.
         In May 1998, the Debtors received a notice from KCTC that KCTC planned to close the Pulp Mill and to terminate the Pulp Mill ESA effective on September 1, 1999. The Debtors recognized that the announced shutdown of the Pulp Mill would result in Mobile Energy losing its largest customer in terms of annual revenue and a principal source of inexpensive fuel. In addition, the suspension of pulping operations at the Mobile Facility would create an imbalance between steam demand and power demand, which would effectively raise Mobile Energy's cost of power generation. Without the inexpensive biomass and black liquor produced by the Pulp Mill and the revenue derived from providing services to the Pulp Mill, and due to the increased cost of power generation, the Debtors did not believe they could meet their financial obligations, and as a result, the Debtors filed their Chapter 11 Cases.
         The Plan is the culmination of months of negotiations among the Debtors, the Bondholder Steering Committee, KCTC, Jubilee Pulp, and the Southern Entities, as well as discussions with S.D. Warren. The Plan reflects a settlement of claims that the Debtors made against KCTC arising out of the closure of the Pulp Mill and a revised plan for operation of the Energy Complex. The Proponents believe that the transactions proposed in the Plan will provide recoveries to creditors under the very difficult circumstances that existed after the Pulp Mill was shutdown.
B.       Summary of Proposed Post-Reorganization Business Plan

1.       Servicing Existing Customers

         Mobile Energy intends to continue to provide services to KCTC's Tissue Mill and S.D. Warren's Paper Mill as part of on-going operations. Mobile Energy intends to provide electricity processing services through MESC Retail, a wholly owned subsidiary of Holdings. MESC Retail's obligations under the ESA's will be guaranteed by Mobile Energy. Unless otherwise agreed to by the parties, the services provided to the Tissue Mill will be pursuant to the terms of the New Tissue Mill ESA which was agreed to between Mobile Energy and KCTC under the KCTC Settlement Agreement. The services provided to the Paper Mill will be pursuant to the terms of the Paper Mill ESA; provided that in structuring the Plan the Debtors have discounted the revenues expected to be received from S.D. Warren under the Paper Mill ESA due to certain public announcements made by S.D. Warren regarding the future of the Paper Mill. Mobile Energy estimates that it will provide approximately 1.79 million MMBtus of steam annually to the Tissue Mill, and approximately 3.0 million MMBtus of steam annually to the Paper Mill after the Effective Date. It also is anticipated that Mobile Energy will provide approximately 384,567 megawatt hours of electricity annually to the Tissue Mill and approximately 201,480 megawatt hours of electricity annually to the Paper Mill. Mobile Energy also intends to continue to sell electricity in excess of the Mill Owners' demands during peak periods.
         In connection with providing these services, the Debtors also are seeking ways to further reduce operating and maintenance ("O&M") costs at the Energy Complex. While the Debtors have substantially reduced O&M costs at the Energy Complex since the Petition Date, the Debtors believe that further cost reductions are possible. Mobile Energy has soliticited proposals from third parties to act as operator of the Energy Complex. Some of the proposals received by the Debtors offer the opportunity for Mobile Energy to reduce further the O&M costs of the Energy Complex. Prior to confirmation of the Plan, the Debtors expect to negotiate and execute, subject to any required court approval, an O&M contract with a qualified firm that will assume operation of the Energy Complex prior to March 31, 2001. The new operator will replace Southern Energy Resources and will attempt to implement these further cost reductions. The Projections attached to this Disclosure Statement are based on certain reductions in O&M costs being achieved. 2. The New Pulp Mill

         As part of the KCTC Settlement Agreement, the Proponents also contemplate that a third party, Jubilee Pulp or a higher bidder, will acquire a significant part of KCTC's pulp mill assets (the "Pulp Mill Assets") and will use the Pulp Mill Assets to develop a New Pulp Mill at the Mobile Facility. The New Pulp Mill is expected to produce 800 short tons per day of pulp, which is one-half of the capacity of the former Pulp Mill. Mobile Energy will supply power processing, steam processing and steam conditioning services to the New Pulp Mill. In connection with the sale of the Pulp Mill Assets, Mobile Energy will distribute certain of its surplus assets to Holdings, which will contribute those assets to a new limited liability company that will lease the assets to Jubilee Pulp for use in servicing the New Pulp Mill. The revenues from this lease will be used to redeem Holdings' preferred interests in the new limited liability company. These lease payments will provide annual revenues of $4.8 million for twenty (20) years to Holdings without any associated costs. In addition, Mobile Energy will receive additional revenues of between $1.5 million and $4.5 million from the Pulp Mill under the terms of the New Pulp Mill ESA.
3.       Development of the Cogen Project

         Under the Plan and Amendment No. 1, the Proponents contemplate that a new Cogeneration Facility (the "Cogen Project") will be developed at the Mobile Facility. The Debtors anticipate that the Cogen Project will be developed by a wholly-owned subsidiary of Mobile Energy although a different structure could be used if it provided more value to Mobile Energy. The Cogen Project as currently contemplated is an approximately 165-megawatt facility comprised of the CT and the HRSG, and is estimated to cost approximately $87 million, inclusive of fees and construction interest, but exclusive of any costs for gas pipeline and substation construction. The CT will produce electricity that will be sold to the Mills through MESC Retail and to wholesale customers. MESC Retail also may have the option to obtain the power sold to the Mills from other wholesale suppliers. The exhaust thermal energy from the CT will be sent to the HRSG to produce high pressure steam that will power three of Mobile Energy's steam turbine generators and to provide steam processing services to the Mills at the Mobile Facility. The HRSG is anticipated to be able to supply steam to Mobile Energy's turbine generators to create 55 megawatts of electricity. The Cogen Project is designed to (a) provide an additional source of revenue, and (b) enhance service and lower Mobile Energy's cost of servicing its customers.
         The Development Agreement providing for the Cogen Project was approved by the Bankruptcy Court on January 24, 2000, and Amendment No. 1 was approved on August 30, 2000. Mobile Energy has entered into an agreement with Deltak to build the HRSG, and is preparing to begin construction on the Cogen Project. The CT will be acquired from SEI pursuant to the Cogeneration Development Agreement, as amended by Amendment No. 1. The CT is currently being manufactured by General Electric Company and is scheduled to be shipped in April 2001. The site for the Cogen Project will be acquired by the Debtors under the KCTC Settlement Agreement. Many uncertainties exist with respect to the development of the Cogen Project and the cogeneration project ultimately developed could vary materially from the Cogen Project described in this Disclosure Statement. Certain of these uncertainties and other risk factors are discuss below in Article X.
4.       Other Components of Business Plan

a.       Balance of Plant

         Under the business plan, the Debtors anticipate that Mobile Energy will operate its existing assets to provide services to the Tissue Mill, the Paper Mill, and the New Pulp Mill until the development of the Cogen Project. Generally, Mobile Energy will service its customers using two of its existing power boilers, three of its existing turbine generators, and certain related equipment. The Number 8 Recovery Boiler and most of the evaporator sets will be distributed to Holdings and contributed to the new limited liability company as described in more detail in Section V. below. The remaining assets of Mobile Energy will be used only as back-up during the period prior to development of the Cogen Project. Certain of those assets may be transferred to KCTC as provided in Section VII.C. below, but will remain available to Mobile Energy for back-up until June 2002. After the development of the Cogen Project, Mobile Energy intends to provide services, either directly or through MESC Retail, to the Tissue Mill, the Paper Mill and the New Pulp Mill using steam from the HRSG and electricity from three of its existing turbine generators as well as certain related equipment. Mobile Energy will augment the electricity generated from its operations through purchases from the grid, purchases from the CT or from operating additional equipment. Mobile Energy also will retain the No. 8 and No. 7 power boilers and will use one of these power boilers to provide back-up to the steam provided by the CT and the HRSG. The choice of which power boiler to use as back-up will be made by Mobile Energy on the basis of O&M costs and fuel costs associated therewith. The remaining assets of Mobile Energy may be sold or will become obsolete.
b.       Exempt Wholesale Generator/Qualifying Facility

         The Proponents contemplate that Mobile Energy will become an Exempt Wholesale Generator under the Public Utility Holding Company Act ("PUHCA"), which will allow it to generate electricity for sale at wholesale, and buy and resell electricity at wholesale. To effect this change, the Debtors contemplate formation of MESC Retail, which will take over Mobile Energy's obligations to sell power to the Mills. MESC Retail will purchase wholesale power from Mobile Energy and the wholesale market to meet MESC Retail's contractual obligations to the Mills. Mobile Energy will guaranty MESC Retail's obligations to the Mill Owners. If Mobile Energy becomes an Exempt Wholesale Generator, it will benefit from certain economic advantages that are reflected in the projections attached to this Disclosure Statement.
         If Mobile Energy does not become an Exempt Wholesale Generator, the Proponents believe it will qualify as a Qualifying Facility under the Public Utility Regulatory Policies Act of 1978 ("PURPA"), which will allow Mobile Energy to sell electricity, which it generates, to the Mills and to wholesale customers, but not to buy electricity for resale from other wholesale suppliers. Qualifying Facility status does not provide all of the economic advantages of Exempt Wholesale Generator status because of a Qualifying Facility's inability to resell electricity it does not produce. If Exempt Wholesale Generator or Qualifying Facility status is achieved, it will mean that Reorganized Mobile Energy will not be considered a public utility under PUHCA, and Holdings and its owners will not be subject to regulation as public utility holding companies.
C.       Summary of Post-Reorganization Structure

1.       Organizational Structure

         The Debtors' proposed post-reorganization ownership structure is illustrated as set forth in Exhibit B attached hereto.
2.       Capital Structure

         Holdings' capital structure will depend on the option elected by Holders of Allowed Tax-Exempt Bondholder Claims in Class 5. Set forth below is a chart that illustrates the resulting capital structure based on two different sets of assumptions. The chart does not assume any Working Capital Facility or Equipment Facility (as defined in the New Intercreditor Agreement).

---------------------------------------- -------------------------------------- --------------------------------------
                                            Taxable Bonds plus 100% of the
                                                                                   Taxable Bonds plus 100% of the
                                           Holders of Tax-Exempt Bonds elect      Holders of Tax-Exempt Bonds elect
                                                 New Tax-Exempt Bonds                     New Common Stock
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------
New Taxable Bonds (including debt        $51,535,000 principal amount           $51,535,000 principal amount
portion of Combined Securities)
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------
New Tax-Exempt Bonds                     $22,038,500 principal amount           $20,035,000 principal amount
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------
Equity Securities Taxable Holders        7,259,400 shares (100% of issued New   7,259,400 shares (72.594% of issued
(including equity portion of Combined    Common Stock)                          New Common Stock)
Securities)
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------
Equity Securities Tax-Exempt Holders     0 shares (0% of issued New Common      2,740,600 shares (27.406% of issued
                                         Stock)                                 New Common Stock)
---------------------------------------- -------------------------------------- --------------------------------------

         The general economic terms of the New Securities will be as follows:

a.       The New Taxable Bonds

         The New Taxable Bonds will be issued in an aggregate principal amount of $51,535,000 and bear interest at the rate of 10% per annum. The New Taxable Bonds will be issued in whole dollar amounts Any conversion of Allowed First Mortgage Claims not resulting in a whole dollar amount will be rounded down to the nearest whole dollar. Interest will be paid quarterly on March 1, June 1, September 1, and December 1 of each year. However, interest payable from the issuance date of the New Taxable Bonds to the first of such dates to occur following the earlier of (i) 30 months from the Effective Date, or (ii) the Commercial Operation Date of the Cogen Facility will accrue and be added to principal payable on the New Taxable Bonds pro rata across each installment on such interest payment date. Amounts added to principal will thereafter bear interest at the rate specified on the New Taxable Bonds. Principal payments on the New Taxable Bonds will commence on March 1, 2007, and will be paid quarterly thereafter on June 1, September 1, December 1 and March 1 with a final payment in full on December 1, 2021, pursuant to an amortization schedule to be attached to the First Mortgage Bonds.
b.       The New Tax-Exempt Bonds

         The New Tax-Exempt Bonds will be issued in an aggregate principal amount of $20,035,000 (subject to increase of up to an additional $2,003,500 aggregate principal amount of New Tax-Exempt Bonds if each Holder of Allowed Tax-Exempt Bondholder Claims elects to receive additional New Tax-Exempt Bonds) and bear interest at the rate of 8% per annum. The New Tax-Exempt Bonds will be issued in whole dollar amounts. Any conversion of Allowed Tax-Exempt Bondholder Claims not resulting in a whole dollar amount will be rounded down to the nearest whole dollar. Interest will be paid quarterly on March 1, June 1, September 1, and December 1 of each year. However, interest payable from the issuance date of the New Tax-Exempt Bonds to the first of such dates to occur following the earlier of (i) 30 months from the Effective Date, or (ii) the Commercial Operation Date of the Cogen Facility will accrue and be added to principal payable on the New Tax-Exempt Bonds pro rata across each principal installment on the next principal payment date. Amounts added to principal will thereafter bear interest at the rate specified in the New Tax-Exempt Bonds. Principal payments on the New Tax-Exempt Bonds will commence on March 1, 2007, and will be paid quarterly thereafter on June 1, September 1, December 1 and March 1 with a final payment in full on December 1, 2021, pursuant to an amortization schedule to be attached to the New Tax-Exempt Bonds.
c.       New Common Stock

         Concurrently with the issuance of the New Tax-Exempt Bonds and the New Taxable Bonds, Reorganized Holdings will issue an aggregate of 10,000,000 shares of New Common Stock. An aggregate of 7,259,400 shares of such New Common Stock will be distributed to the Holders of Allowed Taxable Bondholder Claims and up to an aggregate of 2,740,600 shares of such New Common Stock will be issued to the Holders of Allowed Tax-Exempt Bondholder Claims (based on the number of Holders of Allowed Tax-Exempt Bondholder Claims that elect to receive New Common Stock). Each share of New Common Stock will be entitled to one vote per share. Certain Holders will be entitled to registration rights. Prior to the acquisition of the CT for the Cogen Project by Reorganized Mobile Energy from SEI and the assignment of the LTSA to Reorganized Mobile Energy from SEI pursuant to the Cogeneration Development Agreement, as amended by Amendment No. 1, the transfer of New Common Stock of Reorganized Holdings will be restricted pursuant to the terms of the Amended and Restated Holdings Articles of Incorporation (the "New Common Stock Transfer Restrictions") to the extent such transfer would result in the failure to satisfy the following condition precedent (specified in a consent agreement between GEII and SEI) to SEI's right to assign to reorganized Mobile Energy all of SEI's rights under the LTSA: no party (other than certain specified Holders of substantial amounts of Taxable Bonds and Tax-Exempt Bonds) owning ten percent (10%) or more of the stock, member interests, equity or other ownership interests of Reorganized Holdings or of Reorganized Mobile Energy or having control of Reorganized Holdings or Reorganized Mobile Energy ("Mobile Control Person") (1) is a turbine manufacturer or affiliate thereof, or (2) sells, provides or performs any parts or services for any electric power generation equipment or facility that it does not own, or (3) is an affiliate of such a parts or services provider or any affiliate thereof, or any affiliate thereof, shall be in litigation with GEII or any affiliate of GEII; and no Mobile Energy Control Person shall own any property adjacent to the Energy Complex (other than land on which it will install a generation facility that includes the CT).

D.       Agreements Implementing the Proposed Business Plan.

1.       KCTC Settlement Agreement

         The KCTC Settlement Agreement was the first step in the process leading to the filing of the Plan, and is integral to the Debtors' ability to achieve their business plan. Following the arbitration between KCTC and Mobile Energy and the filing of the KCTC Adversary Proceeding, the parties engaged in settlement discussions, which resulted in the KCTC Settlement Agreement. The KCTC Settlement Agreement was approved by the Bankruptcy Court on January 24, 2000. Upon consummation of the transactions described in the KCTC Settlement Agreement, Mobile Energy will receive approximately $30.12 million which will be deposited with the Collateral Agent under the New Intercreditor Agreement. The $30.12 million represents the unpaid portion of the $53 million KCTC agreed to pay Mobile Energy under the KCTC Settlement Agreement. The $30.12 million may be used in part to develop the Cogen Project, make other capital expenditures at Mobile Energy, or if not used within two years from the Effective Date for such purposes, or to redeem New Taxable Bonds and New Tax Exempt Bonds, or for other purposes permitted under the New Intercreditor Agreement. The KCTC Settlement Agreement also grants Mobile Energy through January 31, 2000, a transferable option to purchase the Pulp Mill Assets (the "Pulp Mill Option") that will comprise part of the New Pulp Mill. Upon implementation of the Plan, the Pulp Mill Option will be assigned to the developer of the New Pulp Mill. Under the KCTC Settlement Agreement, KCTC will receive a release of claims that MESC asserted arising out of the closure of the Pulp Mill and market based pricing for energy services provided to the Tissue Mill.
         The Reorganized Debtors will continue to provide power processing and steam processing services to the owner of the Tissue Mill pursuant to a New Tissue Mill ESA. The Proponents estimate that the Reorganized Debtors will realize approximately $21 million in annual revenues from the Tissue Mill.
2.       New Pulp Mill Agreements

         Under the terms of the Pulp Mill Acquisition Term Sheet (the "Term Sheet"), Mobile Energy also has arranged to assign the Pulp Mill Option to Jubilee Pulp, subject to a higher bid. The Term Sheet requires Jubilee Pulp, if it is the highest bidder, to develop the New Pulp Mill, which will produce approximately 800 short tons per day of pulp. A copy of the executed Term Sheet is attached hereto as Exhibit C. Upon assignment to it of the Pulp Mill Option, Jubilee Pulp, or a higher bidder, will enter into an Asset Purchase Agreement with KCTC to purchase the assets to develop the New Pulp Mill.
         Pursuant to the Term Sheet, Mobile Energy also will transfer the Number 8 Recovery Boiler and related equipment (together the "Recovery Boiler") to Holdings, which will contribute the Recovery Boiler to a newly formed limited liability company ("Pulpco LLC") in exchange for the common and preferred membership interests set forth in the Term Sheet. Pulpco LLC will then enter into a twenty (20) year lease of the Recovery Boiler to Jubilee Pulp (the "Boiler Lease"). Pulpco LLC will use the lease payments to redeem Holdings' preferred interests. The lease payments will result in net payments of approximately $4.8 million annually without any additional costs to the Debtors and will have a net present value of $47.5 million. The Recovery Boiler is not being used in the Debtors' business because of the Pulp Mill shutdown. Holdings will pledge its membership interest in Pulpco LLC to the New Collateral Agent pursuant to the New Intercreditor Agreement to provide security for the Southern Post Petition Claim, the New Taxable Bonds and the New Tax-Exempt Bonds.
         Also, pursuant to the Term Sheet, Jubilee Pulp and Mobile Energy will execute the New Pulp Mill ESA under which Mobile Energy will provide electric power and steam processing services to Jubilee Pulp to the extent not supplied in full from the steam and electricity produced from the Recovery Boiler, and limited steam conditioning services. A copy of the New Pulp Mill ESA is attached hereto as an exhibit to the Term Sheet. The New Pulp Mill ESA will result in additional revenue to the Reorganized Debtors of between $1.5 million and $4.5 million annually, depending on Jubilee Pulp's ability to avoid installation of a pulp dryer at the site and Jubilee's ability to sell pulp to S.D. Warren or KCTC. Jubilee Pulp is required to provide an initial letter of credit (the "Letter of Credit") of $12.5 million within five (5) business days following approval of the Topping Fee Motion (as described below in Section VII.R.), which at the closing of the Pulp Mill Asset Purchase Agreement shall be increased to $30 million, or such amount that is required of Jubilee Pulp to satisfy the Equity Investment (as used in the Term Sheet) required under the Term Sheet, less any amounts already invested by Jubilee Pulp. Jubilee Pulp also has agreed under the New Pulp Mill ESA to pay Mobile Energy for energy supplied to certain other operations by Jubilee Pulp (for example, the pulp dryer, if installed). 3. Cogen Documents

         As more fully described below in Section V.E.4., below, the development of the Cogen Project was undertaken by the Debtors under the Cogeneration Development Agreement, as amended by Amendment No. 1. Under Amendment No. 1, the original $10 million option fee payable to SEI has been waived, and Mobile Energy instead will pay $2.9 million to SEI to exercise the right to acquire the CT being manufactured by General Electric Company. Mobile Energy will continue to have an obligation to reimburse SEI for the costs it has incurred related to the CT, including repaying SEI the approximately $28 million purchase price of the CT. Also pursuant to Amendment No. 1, if Mobile Energy exercises its option to acquire the CT, it will assume SEI's rights and obligations under the Long Term Service Agreement for Combined Cycle Generating Plant at MESC Electric Generating Plant made effective March 26, 1999 (the "LTSA") between SEI and General Electric International, Inc. ("GEII"). In addition to the $28 million purchase price for the CT, Mobile Energy will be required to pay GEII under the LTSA approximately $3 million in 2001 and an additional approximately $4.0 million per year thereafter for twelve (12) years for parts and maintenance on the CT.
         To develop the Cogen Project, Mobile Energy anticipates hiring a construction manager to oversee the construction of the Cogen Project. Mobile Energy is evaluating bids from potential managers of the Cogen Project. Also, Mobile Energy is evaluating bids from third-parties to provide the engineering, procurement and construction of the Cogen Project on a turnkey basis and is prepared to negotiate an agreement with the preferred bidder. Mobile Energy shortly intends to begin discussions with several entities regarding the proposed financing required to develop the Cogen Project. The terms of such financing have not been negotiated, but Mobile Energy expects that customary terms and conditions will be agreed to, which will likely include a first priority lien on the Cogen Project in favor of the lender being granted to secure Mobile Energy's obligations. 4. Existing Agreement with S.D. Warren

         After the Effective Date, Mobile Energy will continue to provide power processing services and steam processing services to the owner of the Paper Mill pursuant to the terms of the Paper Mill ESA. Based on certain public statements made by S.D. Warren regarding the Paper Mill, which are more fully discussed in
Section X below, the Debtors have discounted the revenues to be received from S.D. Warren in structuring the Plan. The Proponents assume approximately $21.5 million in annual revenues from the Paper Mill. Since S.D. Warren has announced publicly that the future of the Paper Mill is uncertain, developments related to S.D. Warren and the Paper Mill could adversely impact the financial results of Mobile Energy.
V.
                      GENERAL INFORMATION ABOUT THE DEBTORS
A.       Corporate Information

         Holdings was incorporated in Alabama on August 25, 1994 under the name of Mobile Energy Services Company, Inc. Its name was changed to Mobile Energy Services Holdings, Inc. on May 17, 1995. Holdings was formed to acquire the energy and chemical recovery complex located at the Mobile Facility (the "Energy Complex") and commenced operations on December 16, 1994. Holdings transferred to Mobile Energy the Energy Complex, those Project Documents then in existence and related assets, permits, and agreements on July 14, 1995. Holdings currently is the owner of 99% of the equity interests in Mobile Energy. Southern Energy Resources is the Holder of 1% of the equity interests in Mobile Energy. It is anticipated that, prior to the Confirmation Hearing, Southern Energy Resources will transfer its 1% equity interest in Mobile Energy to Holdings. The executive offices of Holdings are located at 900 Ashwood Parkway, Suite 450, Atlanta, Georgia 30338-4780.
         Southern currently is the Holder of 100% of the voting common stock of Holdings. Mobile Energy was formed as a limited liability company in the State of Alabama on July 13, 1995. The executive offices of Mobile Energy are located at 900 Ashwood Parkway, Suite 300, Atlanta, Georgia 30338-4780. Mobile Energy's business consists exclusively of the ownership and management of the Energy Complex. The Energy Complex is operated by Southern Energy Resources pursuant to the Facility Operations and Maintenance Agreement between Mobile Energy and Southern Energy Resources dated as of December 12, 1994 (the "Mobile Energy Operating Agreement").
         The Debtors filed their voluntary petitions for relief under Chapter 11 of the Bankruptcy Code on January 14, 1999 (the "Petition Date"). The Chapter 11 Cases are being jointly administered, but have not been substantively consolidated, and the Debtors have remained in control of their assets and continue to operate their respective businesses as debtors-in-possession in their Chapter 11 Cases. By corporate resolution, the Debtors have designated Richard J. Koch as their Debtor-In-Possession representative in the Chapter 11 Cases. David T. Gallaspy is the president of both Mobile Energy and Holdings and a director of Holdings. B. Description of the Pre-Reorganization Business of Mobile Energy

1.       The Energy Complex

         The Energy Complex currently is comprised of four power boilers, one recovery boiler, four turbine generators, two black liquor evaporator sets, and associated feedwater systems, air emissions controls, and other auxiliary systems. The combined facilities are currently designed to produce approximately 140 megawatts (gross) of electricity and approximately 2,200,000 lbs/hr of steam. In addition, the Energy Complex currently is designed to process approximately 2,750,000 lbs/day of virgin black liquor solids, although the Energy Complex has not processed any black liquor since the Pulp Mill ceased operations.
         During 1998, the Energy Complex provided 100% of the steam processing needs and 98% of the aggregate power processing needs of the Mills. Additionally, the Energy Complex provided 100% of the black liquor processing needs of the Pulp Mill. Generally, the type of equipment and technology utilized at the Energy Complex is standard and has a long operating history in the pulp, paper, and tissue industry and the electric generation industry.
         The Energy Complex includes a significant amount of cross-connected, redundant equipment. This configuration enhanced the operational reliability of the Energy Complex and enabled Mobile Energy to minimize the partial or complete loss of services to its customers as a result of scheduled and unscheduled maintenance.
2.       The Mobile Facility

         The Mobile Facility is comprised of the Energy Complex, the Tissue Mill, which is owned by KCTC, the Pulp Mill, which is also owned by KCTC, but has been shut down by KCTC, and the Paper Mill, which is owned by S.D. Warren. Attached as Exhibit D is a map of the Mobile Facility pre-reorganization. Prior to KCTC's shutdown of the Pulp Mill, effective September 1, 1999, the Mobile Facility operated as a physically integrated complex that produced tissue and paper products from timber that was processed into bleached and unbleached pulp by the Pulp Mill. The Pulp Mill provided 85% of the fuel used by the Energy Complex in the form of biomass and black liquor, a byproduct of the pulping process. Following the shutdown of the Pulp Mill, the Paper Mill and Tissue Mill have obtained the pulp they require from offsite sources, which pulp is shipped to the site in dried form. Mobile Energy currently acquires all of the fuel required for the Energy Complex from offsite sources. Mobile Energy's current fuel sources are natural gas, coal, and biomass.
C.       Events Precipitating Chapter 11 Filings

         Prior to the shutdown of the Pulp Mill, the Energy Complex used biomass and black liquor from the Pulp Mill, as well as limited quantities of coal and natural gas, as fuel to generate electricity and steam. Prior to the shutdown of the Pulp Mill, electricity and steam processing services were purchased by KCTC for use in the Pulp Mill, by KCTC for use in the Tissue Mill, and by S.D. Warren for use in the Paper Mill. The Pulp Mill also purchased liquor processing services from Mobile Energy. KCTC continues to purchase the electricity and steam processing services needed in the Tissue Mill and S.D. Warren continues to purchase the electricity and steam processing needed in the Paper Mill. The Pulp Mill disposed of the boiler ash generated by the Energy Complex and provided process water and waste water treatment services to the Energy Complex and each of the Mills, which are services KCTC continues to perform.
         In May, 1998, the Debtors received the notice from KCTC that it planned to close the Pulp Mill and to terminate the Pulp Mill ESA effective on September 1, 1999. Upon receipt of that notice, the Debtors and KCTC attempted without success to negotiate a resolution of the matters in dispute related to the planned shutdown of the Pulp Mill. KCTC initiated an arbitration proceeding (the "Arbitration") seeking to determine, among other things, that KCTC (i) would be properly terminating the Pulp Mill ESA, (ii) could install facilities that furnish dry fiber and recycled fiber to the Tissue Mill without continuing the effectiveness of or reinstating the Pulp Mill ESA, and (iii) could continue to operate (for the Energy Complex and the Mills) water and wastewater treatment facilities that were defined by the Master Operating Agreement to be part of the Pulp Mill without continuing the effectiveness of or reinstating the Pulp Mill ESA. The Debtors maintained that the actions described in clauses (ii) and (iii) above would result in KCTC's continuing liability under the Pulp Mill ESA.
         On December 15, 1998, the Debtors filed a lawsuit in the Circuit Court of Mobile County, Alabama to enjoin the Arbitration. The lawsuit, and the claims and counterclaims asserted in the arbitration commenced by KCTC, have been settled pursuant to the KCTC Settlement Agreement as described in Section VII.C., below.
     The Debtors realized that the shutdown of the Pulp Mill would result in the Debtors losing their largest customer in terms of annual revenue and a primary source of inexpensive fuel. Without the revenue derived from providing services to the Pulp Mill, and due to the increased cost of power generation resulting from the loss of inexpensive biomass and black liquor, the Debtors did not believe they could meet their financial obligations, and as a result, they filed their Chapter 11 Cases.

D.       Project Documents
         -----------------

         Mobile Energy is a party to various long-term contracts relating to the operation of the Energy Complex and the purchase of its products and services, including the Term Sheet, the Pulp Mill ESA, the New Tissue Mill ESA, the Paper Mill ESA, the Master Operating Agreement, the Direct Lease, the Supplementary Lease, Easement Deeds, the Common Services Agreement, the Water Procurement and Effluent Services Agreement, the Boiler Ash Disposal Agreement, the Mill Environmental Indemnity Agreements, and the Scott Environmental Indemnity Agreement. A summary of some of the agreements is provided below. Each of these agreements, except to the extent it may be amended by agreement, will either be assumed under the Plan or, to the extent required, will be approved under the Plan or have been previously approved by the Bankruptcy Court.
1.       Original Energy Services Agreements and Master Operating Agreement

         Mobile Energy originally was a party to the Pulp Mill ESA and the Tissue Mill ESA with KCTC, and party to the Paper Mill ESA with S.D. Warren (together, the "Original Energy Services Agreements"). Of the Original Energy Services Agreements, only the original Paper Mill ESA is expected to be assumed under the Plan and continue in existence after the Effective Date. In the case of the Paper Mill ESA, S.D. Warren's public statements regarding the future of the Paper Mill have led the Debtors to discount the revenues to be received under the Paper Mill ESA. A New Tissue Mill ESA has been entered into with KCTC as part of the KCTC Settlement Agreement and a New Pulp Mill ESA will be entered into with Jubilee Pulp or another developer of the New Pulp Mill upon the implementation of the Plan. If the Plan is not confirmed, the New Tissue Mill ESA will become void, the original Tissue Mill ESA will be effective as if it had never been terminated, the New Pulp Mill ESA will not be entered into and KCTC and Mobile Energy will have such rights under the original Pulp Mill ESA as are determined in the Arbitration. In such event, the original Tissue Mill ESA, along with the Paper Mill ESA, will continue in existence and the discussion below will apply to both ESAs. If the Plan is not implemented, the Pulp Mill ESA will be the subject of the Arbitration and the KCTC Adversary Proceeding.
         Mobile Energy is also a party to the Master Operating Agreement with KCTC and S.D. Warren. The Master Operating Agreement will be assumed under the Plan and will continue in existence after the Effective Date.
         The Master Operating Agreement and the Original Energy Services Agreements set forth the existing obligations of Mobile Energy to provide, and of KCTC and S.D. Warren to pay for, Liquor Processing Services (prior to the Pulp Mill shutdown), Steam Processing Services, and Power Processing Services, to deliver or dispose of certain waste products or by-products produced by the Energy Complex, and to manage the operations of the Energy Complex and the Mills. Unless terminated earlier according to their terms, the Original Energy Services Agreements and the Master Operating Agreement each have an initial term of 25 years, which began on December 16, 1994. As set forth above, out of the Original Energy Services Agreements, only the Paper Mill ESA is currently in effect. The following discussion of the Original Services Agreements therefor applies only to the Paper Mill ESA and does not reflect the terms of the New Tissue Mill ESA or the New Pulp Mill ESA. If the Plan is not confirmed and the original Tissue Mill ESA or any portion of the original Pulp Mill ESA is reinstated, then the following description would apply to the original Tissue Mill ESA, the Pulp Mill ESA and the Paper Mill ESA.
         During the term of each of the Original Energy Services Agreements, Mobile Energy is required to provide Steam Processing Services and Power Processing Services to each of the Mill Owners and Liquor Processing Services to the Pulp Mill Owner. Each Mill Owner is obligated to purchase its entire requirements for Processing Services, up to certain specified capacities, from Mobile Energy unless Mobile Energy fails to satisfy such requirements due to capacity constraints or for any other reason. Mobile Energy is obligated to supply each Mill's requirements for the Processing Services, up to that Mill's specified maximum demand for each Processing Service and subject to the maximum capacity of the Energy Complex.
         The Original Energy Services Agreements permitted Mobile Energy to sell to any person, on an as-available, fully interruptible basis, any of the services or products that the Energy Complex is capable of producing in excess of the Mills' requirements for such services or products at any given time. Mobile Energy is required to satisfy its obligations to provide Processing Services under the Original Energy Services Agreements (up to specified capacities) before making any Processing Services or steam or electricity available to any other person.
         The Original Energy Services Agreements obligate Mobile Energy to pay liquidated damages to the Mill Owners if Mobile Energy fails to meet its requirements to provide power, steam, or liquor processing services. The maximum damages per day that could be assessed under the Original Energy Services Agreements is $10,000 per day, plus a loss of Demand Charges on a pro rata basis for the period of time such shortfall occurs.
         The Original Energy Services Agreements and the Master Operating Agreement obligate each Mill Owner to pay Mobile Energy each month a Demand Charge for each of the Processing Services that such Mill Owner is entitled to receive under its ESA and a Processing Charge for the Processing Services the Mill Owner actually receives in such month. The Demand Charges are based upon the Demand levels in effect from time to time. For each monthly billing period, a Mill Owner's then-current Demand for a particular Processing Service is multiplied by a fixed rate for that Processing Service which escalates over the term of the Original Energy Services Agreements according to a composite escalator reflecting inflation-based indices for capital equipment, labor and materials.
     S.D. Warren and the Debtors currently are in dispute over the amount of Demand Charges and other amounts owed by S.D. Warren to Mobile Energy. S.D. Warren contends that it has overpaid approximately $1.2 million in Demand Charges through the time of filing this Disclosure Statement. S.D. Warren's challenges are based on the effect of the Pulp Mill shutdown on the calculation of Demand Charges and Processing Charges under the Master Operating Agreement. S.D. Warren also challenges Mobile Energy's right to include fuel cost increases in the Processing Charges. S.D. Warren contends that approximately $4.0 million of fuel cost increases have been improperly charged to it by Mobile Energy.
         The Processing Charges are based upon each Mill's actual monthly usage of Processing Services. The Processing Charges were designed generally to cover the balance of Mobile Energy's costs that are not projected to be covered by Demand Charges, including variable costs such as fuel related expenses. There can be no assurance, however, that the Processing Charges will at all times cover such costs, including variable costs such as fuel related expenses. Mobile Energy may, under certain circumstances, reduce the level of Processing Services provided to the Mill Owners.
         Each Mill Owner has the right to terminate the Original Energy Services Agreement applicable to it upon a Mill Closure with respect to such Mill Owner's Mill. A terminating Mill Owner is obligated to provide Mobile Energy and the other Mill Owners six (6) months prior written notice of its intention to terminate its ESA; termination is deemed to occur upon the expiration of such six-month period. The terminating Mill Owner is obligated to pay Mobile Energy such Mill's Demand Charges (at the levels in effect immediately prior to the termination) for the greater of (a) six months from the date of termination; or
(b) the remainder of the then-current Demand Period (as defined in the Master Operating Agreement). All obligations incurred by the terminating Mill Owner prior to the termination of its ESA (and all obligations to pay Demand Charges pursuant to the preceding sentence) survive the termination, and must be timely performed or paid by the terminating Mill Owner. In addition, the terminating Mill Owner must provide reasonable assistance to Mobile Energy in Mobile Energy's endeavors to create new business opportunities for the Energy Complex; however, the terminating Mill Owner will have no additional liability or other monetary obligation to Mobile Energy if such business opportunities are not available or are not created.
         In May 1998, Mobile Energy received notice from KCTC of its intention to close the Pulp Mill and to terminate the Pulp Mill ESA on September 1, 1999, with Demand Charges continuing for an additional six months until March 1, 2000. KCTC's shut-down of the Pulp Mill was the event that led to the filing of these Chapter 11 Cases and the transactions described in this Disclosure Statement.
         As more fully explained below in Section VII.A., the Debtors disputed whether KCTC could terminate the Pulp Mill ESA and that dispute was settled in early 2000 with the KCTC Settlement Agreement. The transactions arising under the KCTC Settlement Agreement and the money to be paid to the Debtors by KCTC are part of the foundation for the reorganization described in this Disclosure Statement.
2.       Operations and Maintenance Agreement

         Mobile Energy and Southern Energy Resources are parties to the Mobile Energy Operating Agreement pursuant to which Southern Energy Resources is obligated to operate and maintain the Energy Complex and provide certain related administrative and management services to Mobile Energy. The Debtors have no employees at the Mobile Facility, as all employees who work at the Energy Complex are employed by Southern Energy Resources. As discussed in Section IV.D. below, under the Plan, the Mobile Energy Operating Agreement will be terminated by mutual consent between Mobile Energy and Southern Energy Resources.
         Upon termination, which shall occur no later than March 31, 2001, Southern Energy Resources will cease to be the provider of the operation and maintenance services for the Energy Complex. Mobile Energy engaged Power Services Associates, Inc. ("PSA"), a consulting firm which specializes in the engineering, operations and maintenance of power and steam generating systems, to work with the Proponents to find a replacement operator for the Energy Complex. The projections attached as Exhibit E assume a new operator of the Energy Complex beginning January 1, 2001.
         It is possible that the same operator will operate the Recovery Boiler and the Energy Complex if combined operations result in economic advantages to Mobile Energy and Jubilee Pulp. Each of the third party bidders is experienced in operating and maintaining facilities with similar scope and complexity to the Energy Complex, and each is qualified to operate the Energy Complex. The Mill Owners may have the right to consent to a replacement operator in certain circumstances. The Proponents believe that annual cost savings of between $2 million to $5 million may be achieved by a new operator. The projections attached to this Disclosure Statement reflect certain of the anticipated cost savings.
         S.D. Warren has challenged Mobile Energy's ability to replace the operator without S.D. Warren's consent. The Paper Mill ESA provides that S.D. Warren's consent must be obtained to replace the operator with a non-Southern related entity, and provided, however, that S.D. Warren's consent may not be unreasonably withheld. If a proposed replacement operator is experienced in operating and maintaining facilities with similar scope and complexity to the Energy Complex, there is a presumption under the Paper Mill ESA that S.D. Warren's consent cannot be withheld.
3.       Direct Lease

         Mobile Energy and KCTC are parties to a lease (including any amendments thereto, the "Direct Lease") covering two lots comprising approximately 6.9 acres of land owned by KCTC located in Mobile County, Alabama, on which Mobile Energy owns, uses, operates, repairs and maintains the Energy Complex and any additions or modifications thereto. Base rent during the term of the Direct Lease is $1.00 per year. In addition, Mobile Energy is required to pay all expenses related to or arising from the Leased Premises or Mobile Energy's activities thereon, except as expressly provided otherwise in the Direct Lease. The term of the Direct Lease commenced on December 16, 1994, and will expire at 11:59 p.m. Eastern Standard Time on December 15, 2019. Mobile Energy has an option to purchase the Leased Premises for a purchase price of $10.00 at various times.
         KCTC has an option to repurchase the Energy Complex from Mobile Energy at the end of the term of the Direct Lease (the "Repurchase Option"), which may occur at different points in time. KCTC may give Mobile Energy notice of its intention to exercise the Repurchase Option: (a) if the Direct Lease is not automatically renewed and extended, between July 16, 2014 and November 16, 2014 (the "Earlier Repurchase Option Period"); (b) if the Direct Lease is automatically renewed and extended, between July 15, 2019 and November 15, 2019 (the "Later Repurchase Option Period"); or (c) if the Direct Lease is terminated prior to the expiration of the Earlier Repurchase Option Period or the Later Repurchase Option Period, as applicable, and KCTC shall not have exercised its Repurchase Option, within 30 days after the date on which the Direct Lease terminated. If KCTC were to exercise the Repurchase Option, it would not have the right or obligation to assume any debt of Mobile Energy; however, pursuant to the Consents to Assignment relating to the Direct Lease and the Supplementary Lease (as hereinafter defined), KCTC has agreed that the Senior Secured Parties have no obligation to release the lien and security interests granted by the Financing Documents until all obligations secured thereby have been repaid in full. IF KCTC exercises its option to repurchase the Energy Complex, KCTC and Mobile Energy will jointly select an independent real estate appraiser to determine the fair market value of the Energy Complex (which fair market value must be within certain minimum and maximum values as specified in the Direct Lease). If KCTC and Mobile Energy timely fail to select an appraiser, an appraiser will be appointed pursuant to the arbitration provisions of the Master Operating Agreement. The appraiser's determination of the fair market value of the Energy Complex will be the purchase price to be paid by KCTC to Mobile Energy, provided that (a) if the Direct Lease terminates on December 15, 2019, the determined value cannot exceed $69,080,000 or be less than $50,240,000, and
(b) if the Direct Lease terminates between December 15, 2019 and December 15, 2024, the determined value cannot exceed $30,000,000 or be less than $22,000,000. A termination of the Direct Lease between December 15, 2019 and December 15, 2024 will only occur if the Plan is not confirmed and the Original Energy Services Agreements are extended.
         The Direct Lease will be assumed under the Plan and will continue in effect after the Effective Date. The Reorganized Debtors will seek to extend the term of the Direct Lease to be coterminous with the maturity of the New Taxable Bonds and the New Tax-Exempt Bonds.
4.       Supplementary Lease

         Mobile Energy and KCTC also are parties to a lease (including any amendments thereto, the "Supplementary Lease") covering land owned by KCTC located at the Mobile Facility, on which Mobile Energy owns and operates a black liquor tank and Mobile Energy's maintenance facility (collectively, the "Supplementary Facility") and any additions or modifications thereto.
         The Supplementary Lease is identical to the Direct Lease except in the following respects: (1) the Supplementary Lease covers two portions of one lot ("Lot 11") of the Real Property comprising approximately 3.86 acres (the "Supplementary Leased Premises"); (2) If Mobile Energy timely exercises and consummates either its Transfer Option or its End of Term Option to purchase the Leased Premises under and pursuant to the Direct Lease, the term of the Supplementary Lease will automatically be renewed for an additional period of 25 years; (3) If the Supplementary Leased Premises are not assessed separately but instead, assessed as part of a larger tract of land (because the Supplementary Leased Premises comprise only a portion of Lot 11), KCTC and Mobile Energy will be required to apportion any real estate taxes resulting from such assessment;
(4) Mobile Energy shall pay its proportionate share of the real estate taxes to KCTC, and KCTC shall promptly deliver to Mobile Energy proof of KCTC's timely payment of the entire amount of such real estate taxes to the applicable taxing authorities; and (5) neither party has any purchase options under the Supplementary Lease.
         As additional grounds for termination, the Supplementary Lease may be terminated upon KCTC's timely exercise and consummation of its Repurchase Option pursuant to the Direct Lease.
         The Supplementary Lease will be assumed under the Plan and will continue in effect after the Effective Date. The Reorganized Debtors will seek to extend the term of the Supplemental Lease to be coterminous with the maturity of the New Taxable Bonds and the New Tax-Exempt Bonds.
5.       Environmental Indemnity Agreements

         Mobile Energy is a party to agreements with each of the Pulp Mill Owner (including any amendments thereto, the "Pulp Mill Environmental Indemnity Agreement"), the Tissue Mill Owner (including any amendments thereto, the "Tissue Mill Environmental Indemnity Agreement") and the Paper Mill Owner (including any amendments thereto, the "Paper Mill Environmental Indemnity Agreement"), pursuant to which Mobile Energy and the applicable Mill Owner are required to indemnify each other for certain environmental-related conditions ("Environmental Conditions") that give rise to, or could give rise to, environmental claims or other liabilities ("Environmental Claims"), or any violation of any environmental law ("Environmental Noncompliance"). Each of these agreements will be assumed under the Plan and will continue in effect after the Effective Date. (a) Environmental Covenants

         Mobile Energy has agreed not to cause, or suffer the existence of, any Environmental Conditions or Environmental Noncompliances at the Energy Complex that could reasonably be expected to lead to any material Environmental Claim or environmental expense asserted against, or incurred by, a Mill Owner or its affiliates. Similarly, each Mill Owner has agreed not to cause, or suffer the existence of, any Environmental Conditions or Environmental Noncompliances at its Mill that could reasonably be expected to lead to any material Environmental Claim or Environmental Expense asserted against, or incurred by, Mobile Energy or its affiliates.

(b)      Environmental Indemnification by Mill Owners and Mobile Energy

         Each Mill Owner is required to indemnify, defend and hold harmless Mobile Energy, its affiliates, and its and their respective officers, directors, agents, attorneys and employees from and against any and all Environmental Claims brought against, and any and all environmental expenses imposed upon or reasonably incurred by, such indemnified party, in connection with (1) breaches by such Mill Owner of any representations and warranties, covenants or other obligations in its ESA or the Master Operating Agreement; or (2) any Environmental Conditions that give rise to, or could give rise to, Environmental Claims or other liabilities, or Environmental Noncompliances located at or otherwise relating to its Mill or associated facilities, to the extent arising out of facts or circumstances that occur or come into existence after December 12, 1994 (including without limitation (in the case of the Pulp Mill Owner) any Environmental Condition or Environmental Noncompliance associated with the present or future use of the two underground fuel-oil storage tanks owned by KCTC and located on property leased to Mobile Energy). If any Mill Owner sells its Mill, such Mill Owner will retain all of its obligations and liabilities under its Mill Environmental Indemnity Agreement arising out of any facts or circumstances existing as of or prior to the date of any such sale (whether known at the time of any such sale or thereafter discovered as having existed as of the date thereof), and the party to whom such Mill Owner sells its Mill will be required to assume all obligations and liabilities of such Mill Owner arising out of facts or circumstances that occur or come into existence after the date of any such sale.
         Mobile Energy is required to indemnify, defend and hold harmless each Mill Owner, its affiliates, and its and their respective officers, directors, agents, attorneys and employees from and against any and all Environmental Claims brought against, and any and all environmental expenses imposed upon or reasonably incurred by, any of such indemnified parties, in connection with (1) breaches by Mobile Energy of any representations and warranties, covenants or other obligations of Mobile Energy in any ESA or the Master Operating Agreement, or (2) any Environmental Conditions that give rise to, or could give rise to, Environmental Claims or other liabilities, or Environmental Noncompliances located at or otherwise relating to the Energy Complex, to the extent arising out of facts or circumstances that occur or come into existence after December 12, 1994. If any Mill Owner sells its Mill, such Mill Owner will retain all rights of such Mill Owner arising out of any facts or circumstances existing as of or prior to the date of any such sale (whether known at the time of any such sale or thereafter discovered as having existed as of the date thereof), and the party to whom the Mill Owner sells its Mill will, upon the assumption of the relevant Mill Environmental Indemnity Agreement by such party, assume all rights of such Mill Owner arising out of facts or circumstances that occur or come into existence after the date of any such sale.
         If any Environmental Claims or environmental expenses arise, directly or indirectly, in whole or in part, out of the joint or concurrent negligence of a Mill Owner and Mobile Energy, or their respective Affiliates, officers, directors, agents, attorneys or employees, each party's liability therefor will be limited to such party's proportionate degree of fault. The Mill Environmental Indemnity Agreements provide that Mobile Energy and each of the Mill Owners will only be liable for direct damages, not for claims of non-party customers, cost of money, loss of profits, loss of use of capital or revenue or any other incidental, special or consequential loss or damage of any nature, or for punitive or exemplary damages.
6.       Common Services Agreement

         The Common Services Agreement provides for the sharing by Mobile Energy and the Mill Owners of security services, computerized data concerning the Energy Complex and the Mills and maintenance of common roads, as well as medical services, cafeteria services and maintenance of certain parking lots, including, in each case, the cost thereof. The term of the Common Services Agreement as to any party to it began on December 16, 1994, and will end on the date of the termination of the Master Operating Agreement with respect to that party, unless otherwise agreed by the parties.
         The Common Services Agreement will be assumed under the Plan and will continue in effect after the Effective Date. A chart showing the current costs for the services provided under the Common Services Agreement and how those costs will be allocated is attached hereto as Exhibit F.
7.       Water Procurement and Effluent Services Agreement

         Mobile Energy and the Mill Owners are parties to the Water Procurement and Effluent Services Agreement (the "Water Agreement") which, among other things, defines and allocates among the Mill Owners and Mobile Energy certain rights and obligations relating to water usage and procurement and the provision of water treatment-related utilities and services, including wastewater treatment services. The term of the Water Agreement commenced on December 16, 1994, and will terminate with respect to each party when such party is no longer a party to the Master Operating Agreement. The Water Agreement will be assumed under the Plan and will continue in effect after the Effective Date.
         KCTC, Mobile Energy, and Jubilee Pulp also have entered into the Water and Environmental Services Agreement, which provides for the assignment by KCTC of certain of its rights and its obligations as Pulp Mill Owner under the Water Agreement to Jubilee Pulp and establishes effluent limits of Jubilee Pulp's discharges into the wastewater treatment plant operated by KCTC.

E.       Planned Post-Reorganization Business Activities of Mobile Energy
         ----------------------------------------------------------------

1.       Post-Reorganization Energy Complex

         The Debtors anticipate that Mobile Energy will operate its existing assets to provide services to the Tissue Mill, the Paper Mill, and the New Pulp Mill until the development of the Cogen Project. Generally, Mobile Energy will service its customers using two of its existing power boilers, three of its existing turbine generators, and certain related equipment. The Number 8 Recovery Boiler and most of the evaporator sets will be distributed to Holdings and transferred to the new limited liability company as described in Section V.E.3. below. The remaining assets of Mobile Energy will be used only as back-up during the period prior to development of the Cogen Project. Certain of those assets may be transferred to KCTC as provided in Section VII.C. below, but will remain available to Mobile Energy for back-up until June 2002. A chart showing the planned operating configuration for Mobile Energy is attached hereto as Exhibit G.
2.       New Tissue Mill ESA and Other KCTC Agreements

         The New Tissue Mill ESA between KCTC and Mobile Energy was entered into pursuant to the KCTC Settlement Agreement and it became effective on February 8, 2000. The New Tissue Mill ESA changed the payment structure by which KCTC purchases steam processing and power processing services from Mobile Energy.
         Under the New Tissue Mill ESA through August 31, 2000, KCTC pays $4.50 per MMBtu of net steam heat delivered to KCTC indexed annually to gas and coal prices. As of September 1, 2000, KCTC will pay $5.25 per MMBtu as a result of price adjustments related to fuel indices used in the New Tissue Mill ESA. KCTC shall also pay Mobile Energy for electricity delivered by Mobile Energy, or MESC Retail, based on the rates charged by APCo to its customers under the high load factor (HLF) tariff, which imposes a minimum demand charge regardless of the customer's actual usage level, for approximately 75% of its expected load, and the real time pricing day ahead (RTP) tariff, which has no minimum charge and is priced based on APCo's incremental cost of production. If the tariffs are terminated by APCo without a replacement, then the price for power processing services to the Tissue Mill will be based on market indices. The New Tissue Mill ESA sets a minimum demand for electricity and a minimum annual volume of steam processing services. There also are limits set on the maximum amount of steam and power processing services that Mobile Energy must supply, and Mobile Energy has no obligation to deliver steam or electricity exceeding such contract maximum amounts.
         The New Tissue Mill ESA also provides incentives to Mobile Energy for service reliability and compensates KCTC for tissue machine Down Time (as defined in the New Tissue Mill ESA) caused by Mobile Energy service interruptions. During a contract year, if Mobile Energy causes less than fifty
(50) hours of tissue machine Down Time, KCTC will pay Mobile Energy $5,000 for each hour of tissue machine Down Time below fifty (50) hours during such contract year. After the first fifty (50) hours of Down Time, Mobile Energy will pay $10,000 per tissue machine hour of down time, with an aggregate maximum payment of $1.5 million per contract year. The first contract year under the New Tissue Mill ESA began February 8, 2000, and ended August 31, 2000. The fifty
(50) hours is reduced to twenty-eight (28) hours for that first contract year to account for the less than one year period. If Mobile Energy incurs more than two hundred (200) hours of Down Time in a contract year, KCTC may terminate the New Tissue Mill ESA by giving ten (10) days notice to Mobile Energy unless Mobile
Energy: (1) restores the services within six (6) days; (2) places additional temporary steam production capacity sufficient to provide Steam Processing Services up to the KCTC Maximum Steam Processing Demand (as defined in the New Tissue Mill ESA) by either activating an existing boiler or putting into service one or more package boilers; and (3) provides a cure plan that addresses the underlying causes of the Down Time and implements the cure plan within the periods stated in the New Tissue Mill ESA. If Mobile Energy fails to perform the actions above, the New Tissue Mill ESA will not terminate if Mobile Energy gives KCTC notice within three (3) business days of receipt of KCTC's ten (10) day notice of termination that Mobile Energy will pay $10,000 per hour of additional Down Time for the remainder of the Contract Year (as defined in the New Tissue Mill ESA). Mobile Energy experienced forty (40) hours of Down Time in the first contract year ending August 31, 2000, and Mobile Energy currently owes KCTC approximately $110,000 for such Down Time in excess of the twenty-eight (28) hours that Mobile Energy could incur without creating any payment obligation to KCTC in the first contract year.
         Since the New Tissue Mill ESA became effective on February 8, 2000, KCTC has been paying approximately $1.5 million per month in gross revenues to Mobile Energy for services provided under the New Tissue Mill ESA. If all of the conditions to the KCTC Settlement Agreement are not met, the parties will be returned to their respective positions existing prior to the approval of the KCTC Settlement Agreement. In such event, the parties will treat the New Tissue Mill ESA as never having been in existence and the original Tissue Mill ESA will be revived. Through July 2000, if the original Tissue Mill ESA were revived, Mobile Energy estimates that KCTC would owe Mobile Energy approximately $5.2 million in addition to the amounts already paid under the New Tissue Mill ESA. The Debtors estimate that through December 2000, KCTC would owe approximately $9.0 million in addition to the amounts already paid and to be paid under the New Tissue Mill ESA.
         Mobile Energy and S. D. Warren are parties to the Paper Mill ESA which is an Original Energy Services Agreement. S.D.
Warren and the Debtors have had some discussions about amending or replacing the Paper Mill ESA. If Mobile Energy and S.D. Warren do not agree on the terms of a new paper mill energy services agreement, the Paper Mill ESA will be assumed under the Plan and will continue in effect after the Effective Date. S. D. Warren currently is paying approximately $2.4 million per month for Demand
Charges and  Processing  Charges under the Paper Mill ESA. As stated above,
S. D. Warren  disputes some of the charges under the Paper
Mill ESA. As set forth below in Article X Risk Factors, the Projections discount the revenues to be received from S.D. Warren under the Paper Mill ESA.

         The Proponents contemplate that Mobile Energy will enter into the New Pulp Mill ESA with Jubilee Pulp, pursuant to which Mobile Energy will provide certain services, including power processing, steam processing, and steam conditioning, to Jubilee Pulp as set forth therein. Mobile Energy expects to receive $1.5 million annually for these services. Additionally, upon Jubilee Pulp's entering into an agreement with KCTC and/or S.D. Warren for the purchase of slush pulp or other pulp, Jubilee Pulp will pay Mobile Energy an additional amount equal to $27.81 per ton with respect to all pulp sold under such agreement, not to exceed $3 million per year. In addition, during any period when S.D. Warren has a contract to purchase 300 tons per day or more of slush pulp from Jubilee Pulp and in certain other cases set forth in the Term Sheet, Jubilee Pulp's payments to Mobile Energy increase and S.D. Warren may receive a reduction in its payments to Mobile Energy.
3.       The New Pulp Mill

         The Plan contemplates that a new 800 short ton per day pulp mill will be developed at the Mobile Facility. The transactions necessary to develop the new pulp mill include (a) consummation of certain agreements with KCTC; (b) consummation of certain agreements with the Debtors to effect the transfer of the No. 8 Recovery Boiler to a new limited liability company which is expected to yield approximately $4.8 million per year to Holdings; and (c) new energy services agreements between Mobile Energy and the developer of the New Pulp Mill, which is expected to provide payments of between $1.5 million and $4.5 million annually to Mobile Energy.
         Pursuant to the KCTC Settlement Agreement described in Section VII.C.3. below, KCTC granted Mobile Energy a transferable option to acquire certain assets from KCTC that could be used to develop the new pulp mill. Mobile Energy has agreed to assign this option to Jubilee Pulp, or other successful bidder, and Jubilee Pulp (if it is the successful bidder) has agreed to develop the New Pulp Mill. The option required KCTC, Jubilee Pulp and Mobile Energy to agree on the terms of an asset purchase agreement (the "Pulp Mill Asset Purchase Agreement") under which Mobile Energy or its assignee would acquire the Pulp Mill Assets from KCTC. The Pulp Mill Asset Purchase Agreement is attached to the option agreement, which is attached to the KCTC Settlement Agreement as Exhibit C to the Plan. Under the Pulp Mill Asset Purchase Agreement, Jubilee Pulp will acquire the Pulp Mill Assets for nominal consideration. Jubilee Pulp is required to assume certain obligations of KCTC as Pulp Mill Owner under the Master Operating Agreement and other site agreements and documents governing the Mobile Facility in order to have the right to operate the New Pulp Mill at the Mobile Facility. Such obligations are more fully described in the Pulp Mill Asset Purchase Agreement and, as applicable, the ancillary documents thereto.
         Jubilee Pulp is a South Carolina corporation headquartered in Greenville, South Carolina. It was organized in December 1999 for the purpose of acquiring the Pulp Mill Assets and developing the New Pulp Mill (the "Acquisition"). To date, Jubilee Pulp's activities have been focused on conducting the necessary due diligence with respect to the Pulp Mill Assets and the historical operations of the Pulp Mill by KCTC and negotiating the agreements and instruments that will enable it to acquire the Pulp Mill Assets, to lease the Recovery Boiler and to develop the New Pulp Mill. The significant expenditures incurred by Jubilee Pulp for these activities have been funded primarily through contributions of some of its owners, Southern Infrastructure, LLC (a South Carolina company involved in developing and financing innovative infrastructure projects) and Richard E. Greer, President of Jubilee Pulp.
         The Term Sheet also provides that the Recovery Boiler will be transferred to a new limited liability company (the "Pulpco LLC"), whose members will be Holdings and Jubilee Pulp. Jubilee Pulp will own 98% of the member interests and Holdings will own 2% of the member interests. An operating agreement will be entered into between Holdings and Jubilee Pulp to form Pulpco LLC. Holdings will own 100% of the preferred interests issued by the Pulpco LLC (the "Participating Preferred Units"). Holdings will execute a Pledge Agreement in favor of the Collateral Agent under the New Intercreditor Agreement creating a security interest in favor of the Collateral Agent in its membership interest (including participating preferred units) in Pulpco LLC. Jubilee Pulp will execute a twenty (20) year lease agreement (the "Boiler Lease") with respect to the Recovery Boiler with the Pulpco LLC. The present value of the lease payments is expected to be $47.5 million. The stream of lease payments from the Boiler Lease will be used to pay Holdings the preferred returns on its Participating Preferred Units by providing for the redemption (in equal monthly installments) of the Participating Preferred Units and to reimburse Pulpco LLC for, if not assumed by Jubilee Pulp, certain service contract obligations related to the Recovery Boiler. At the end of the Boiler Lease (at which time the Participating Preferred Units will have been redeemed in full), Jubilee Pulp will have the option to purchase the Recovery Boiler from the Pulpco LLC for its then Fair Market Value (as defined in the Lease).
         Also, pursuant to the Term Sheet, Jubilee Pulp and Mobile Energy will execute the New Pulp Mill ESA under which Mobile Energy will provide electric power, steam processing services and steam conditioning services to Jubilee Pulp. A copy of the New Pulp Mill ESA is attached hereto as an exhibit to the Term Sheet. The New Pulp Mill ESA will result in additional revenue to the Reorganized Debtors of between $1.5 million and $4.5 million annually, depending on Jubilee Pulp's ability to avoid installation of a pulp dryer at the site and Jubilee's ability to sell pulp to S.D. Warren or KCTC.
         The Term Sheet provides that Jubilee Pulp will provide an initial letter of credit of $12.5 million, which at the closing of the Acquisition shall increase to $30 million, or such amount that is required of Jubilee Pulp to satisfy the Equity Investment required under the Term Sheet, less any amounts already invested by Jubilee Pulp (the "Letter of Credit"). Jubilee Pulp must fund the Letter of Credit by September 8, 2000. By the closing of the Acquisition, the Purchaser shall make the Equity Investment available to the New Pulp Mill. Subsequent to the closing of the Acquisition, Jubilee Pulp will provide any additional amounts necessary to (a) modify, reconfigure or improve the Pulp Mill Assets to enable the New Pulp Mill to produce an average of 800 short tons per day of pulp which is of marketable quality, and (b) comply with the applicable environmental rules and any other applicable rules or laws. Such investment may be funded by debt financing obtained by Jubilee Pulp, or additional equity investment in Jubilee Pulp, or both.
4.       Cogeneration Project

         Development of the Cogen Project was approved by the Bankruptcy Court on January 24, 2000. Mobile Energy, Holdings, SEI, and Southern Energy Resources then entered into the Cogeneration Development Agreement on February 9, 2000. The Cogeneration Development Agreement set forth the terms under which Mobile Energy could develop a 165-megawatt cogeneration facility. Under the Cogeneration Development Agreement, among other things, (a) Southern Energy Resources agreed to provide development services to Mobile Energy, in connection with the development, design, engineering, construction, and start-up of the Cogen Project; (b) SEI and Southern Energy Resources and related parties agreed to provide certain assets and services to Mobile Energy and the Cogen Project;
(c) Southern, SEI, and Southern Energy Resources and related parties were released from certain claims; (d) SEI, Southern Energy Resources and their affiliates were granted first priority liens on the Debtors' assets to secure the obligations of Mobile Energy under the Cogeneration Development Agreement; and (e) SEI or an affiliate committed to invest equity in the Cogen Project in the event that the Equity Funding Conditions (as defined in the Cogeneration Development Agreement) were satisfied and Mobile Energy required SEI to so invest. Further, Mobile Energy was required to pay SEI a fee of $10 million (the "Equity Option Fee") as early as July 31, 2000, unless the SEI Equity Investment was made by SEI.
         After the Cogeneration Development Agreement was entered into, a dramatic rise in natural gas prices occurred that negatively affected the economics of the transaction from the Debtors' and SEI's point of view. Continuing with the development of the Cogen Project under the Cogeneration Development Agreement, and with SEI investing in the equity under the terms thereunder, would result in SEI, or its affiliates, realizing most of the value of the Cogen Project, leaving little value for the Debtors. Under these circumstances the Debtors and the Bondholder Steering Committee decided that Mobile Energy should undertake development of the Cogen Project rather than attempting to meet the conditions for SEI to make the SEI Equity Investment. However, because SEI would not be making the SEI Equity Investment, the $10 million payment by Mobile Energy would be due as early as July 31, 2000. Thus, rather than continuing with the transaction as structured under the Cogeneration Development Agreement and having to make the $10 million payment, the Debtors and the Bondholder Steering Committee decided to negotiate with SEI to amend the Cogeneration Development Agreement.
         A motion was filed with the Bankruptcy Court on August 11, 2000 seeking Bankruptcy Court approval of Amendment No. 1. A true and correct copy of Amendment No. 1 is attached hereto as Exhibit H and incorporated herein by reference. Amendment No. 1 was approved by the Bankruptcy Court on September 1, 2000. Amendment No. 1 provides, among other things, that: (1) neither SEI, Southern Energy Resources, or any affiliate thereof would make any additional equity investment in Mobile Energy or the Cogen Project; (2) upon confirmation of a plan of reorganization, Southern Energy Resources' 1% ownership interest of Mobile Energy (if not transferred earlier to Holdings) and Southern Company's ownership of Holdings will terminate and the Bondholders will acquire 100% of the ownership of Holdings pursuant to the terms of the Plan; (3) Southern Energy Resources will waive the $10 million Equity Option Fee; (4) Mobile Energy will terminate the Mobile Energy Operating Agreement no later than March 31, 2001 and Mobile Energy will pay one-half the actual cost of a retention and severance program implemented by Southern Energy Resources up to a total of $2 million paid by Mobile Energy; (5) the Cogen Facility Mobile Energy Operating Agreement will terminate; (6) Mobile Energy will retain an option to purchase the CT, including the rights in related agreements, upon Mobile Energy's satisfaction of the MESC Transfer Obligations (as defined in the Cogeneration Development Agreement, as amended by Amendment No. 1) other than the Equity Option Fee; (7) Mobile Energy will pay SEI $2.9 million upon the earlier of the exercise of such option, the effective date of the Plan, or July 31, 2001; (8) Mobile Energy will be allowed to use the $2.1 million held by Holdings in its tax sharing account;
(9) Southern Energy, Inc. will cause Southern to pay to the Collateral Agent, and release any claims Southern may have to, the $2.7 million that is subject to dispute under the Maintenance Plan Funding Subaccount Southern Guaranty Agreement; and (10) Mobile Energy will agree to indemnify Southern from Southern's obligations under the Mill Owner Maintenance Reserve Account Agreement, the Environmental Guaranty, and for certain income taxes on taxable income of Mobile Energy and Holdings in excess of Southern's excess loss account related to its investment in Holdings. Southern, Southern Energy Resources and SEI will continue to hold a first priority lien on the Debtors' assets and those of any affiliate set up to own the Cogen Project to secure performance of all obligations which may be owed to Southern, Southern Energy Resources and SEI under Amendment No. 1.
         The Debtors will use the $30.12 million received under the KCTC Settlement Agreement in part for the development of the Cogen Project. The balance of the cost of the Cogen Project will be funded through debt and/or equity financing in addition to the funds otherwise available to the Debtors. The Proponents' projections reflect that the Cogen Project will add annual revenues of $14.5 million beginning in 2002 in wholesale revenues, when the Cogen Project is expected to enter into commercial operations in mid-year, and $30.5 million in 2003, the first full year of operation of the Cogen Project.
         Mobile Energy has arranged for the fabrication of the HRSG by Deltak and has contracted with Deltak for Deltak to perform certain work on the construction of the HRSG. A copy of the agreement between Deltak and Mobile Energy is attached hereto as Exhibit I. That contract required Mobile Energy to provide, or cause to be provided, to Deltak letters of credit to secure Mobile Energy's payment to Deltak. Pursuant to the Letter of Credit Procurement Agreement between Mobile Energy and Southern Energy Resources executed as of March 15, 2000 (the "LC Procurement Agreement"), Southern Energy Resources has caused letters of credit to be posted in the aggregate amount of $5.5 million to secure the amounts owed by Mobile Energy to Deltak. Letters of credit of up to an aggregate of $11 million will be posted under the LC Procurement Agreement. Under the terms of the LC Procurement Agreement, Mobile Energy must provide Southern Energy Resources with cash collateral equal to the letters of credit Southern Energy Resources arranges to be provided to Deltak. $1.0 million has actually been paid to Deltak as of the filing of the Plan.
         The CT required for the Cogen Project will be acquired by Mobile Energy from SEI pursuant to the Cogeneration Development Agreement, as amended by Amendment No. 1. Under Amendment No. 1, by December 31, 2000, Mobile Energy must notify SEI that it intends to purchase the CT, and Mobile Energy must pay the full purchase price of $28 million for the CT within two days of SEI's notifying Mobile Energy that SEI has paid General Electric Company for the CT. Upon payment of that amount by Mobile Energy, SEI will transfer the CT to Mobile Energy and SEI will assign its remaining rights under its contract with GE for the CT to Mobile Energy. Also pursuant to Amendment No. 1, SEI will assign to Mobile Energy SEI's rights under the Long Term Service Agreement for Combined Cycle Generating Plant at MESC Electric Generating Plant made effective March 26, 1999 (the "LTSA") between SEI and General Electric International, Inc. ("GEII"). In addition to the $28 million purchase price for the CT, Mobile Energy will be required to pay GEII under the LTSA $3 million in 2001. Under the LTSA, Mobile Energy also will be required to pay GEII approximately $4 million per year for parts and maintenance on the CT beginning once the Cogen Project begins operations and for a term of twelve (12) years. The Proponents believe that the LTSA has considerable value to the Debtors because the costs under the LTSA are lower than the costs which are otherwise currently available. Following the assignment of the turbine contract and the LTSA to Mobile Energy, SEI will remain liable to GEII and Mobile Energy will indemnify SEI for any cost SEI incurs to GEII under the LTSA. All of Mobile Energy's obligations under Amendment No. 1 to SEI will be secured by a first priority lien in favor of SEI, Southern Energy Resources, and Southern. Such lien in favor of SEI, Southern Energy Resources, and Southern may be junior to the liens of an entity that provides financing for the Cogen Project.
         Mobile Energy is evaluating bids from third-parties to provide the engineering, procurement and construction of the Cogen Project on a turnkey basis and is prepared to negotiate an agreement with the preferred bidder. Also, Mobile Energy currently is in discussions with several entities regarding the proposed financing required to develop the Cogen Project. The terms of such financing have not been negotiated, but Mobile Energy expects that customary terms and conditions will be agreed to, which will include a first priority lien in favor of the lender on the Cogen Project, and the equity interest of any subsidiary which owns the Cogen Project (the "Cogen Subsidiary"), being granted to secure Mobile Energy's obligations.
5.       Exempt Wholesale Generator/Qualifying Facility

         It is contemplated that the Cogen Project will be owned and operated by a subsidiary of Mobile Energy, and that both Mobile Energy and such subsidiary will seek Exempt Wholesale Generator status under PUHCA, subject to the Risk Factors discussed in Section X.K. below. With Exempt Wholesale Generator status, Mobile Energy will be allowed to generate electricity, purchase electricity at wholesale, and sell electricity it either generates or purchases to wholesale customers. Holdings will form a wholly-owned subsidiary, MESC Retail. Pursuant to agreements which have not yet been finally negotiated, Mobile Energy's current obligations to sell power processing services to the Mill Owners will be transferred to MESC Retail, which will allow Mobile Energy to sell electricity only at wholesale, as required for exempt wholesale generator status. MESC Retail will be required to reach an agreement with each of the Mill Owners in order for Mobile Energy to become an Exempt Wholesale Generator. MESC Retail will purchase electricity from Mobile Energy. Mobile Energy will supply electricity to MESC Retail and also to other wholesale customers. Mobile Energy will guarantee all of the obligations of MESC Retail under the agreements MESC Retail enters into with the Mill Owners.
         If Mobile Energy does not become an Exempt Wholesale Generator, the Proponents believe the Energy Complex will qualify as a Qualifying Facility under PURPA, which will allow Mobile Energy to sell electricity that it generates to the Mills and to wholesale customers, but not to buy electricity from other wholesale suppliers. If Qualifying Facility status is granted, it will mean that the Reorganized Debtors will not be regulated as public utilities for purposes of PUHCA.
F.       Operating Results

         Assuming the conditions in the KCTC Settlement Agreement are satisfied and the agreement becomes final, and after the development of the New Pulp Mill (assuming there are no further Mill Closures), operating revenues will include
(1) the payment of Demand Charges and Processing Charges by the Paper Mill Owner; (2) payment for services under the New Tissue Mill ESA by KCTC; and (3) the payment for services under the New Pulp Mill ESA by Jubilee Pulp. Funds will also be deposited in the Revenue Accounts from (a) distributions received from the Cogen Subsidiary or the Cogen Project (as described below), (b) distributions received by Holdings from MESC Retail, and (c) moneys received upon redemption of Holdings' interest in Pulpco LLC (as described below).
         If the Cogen Project is developed, it will generate revenues from the sale of power produced by the Cogen Project. Cogen Project revenues will be used first to pay cogeneration expenses and cogeneration indebtedness and then will be available for distributions to Mobile Energy subject to any limitations on distributions contained in the Cogen Project financing agreements. Holdings will receive the preferred payments of $4.8 million per year from Pulpco LLC to redeem its preferred interest. Holdings will receive distributions from MESC Retail. Future projections of the anticipated revenues and expenses after the Effective Date (the "Projections") are attached hereto as Exhibit E. The Projections are forward-looking statements, all of which are based on various estimates and assumptions and will not be updated to reflect events occurring after the date hereof. Such information and statements are subject to inherent uncertainties and to a wide variety of significant business, economic and competitive risks, including, among others, those described herein. Consequently, actual events, circumstances, effects and results may vary significantly from those included in or contemplated by such Projections. The Projections, therefore, are not necessarily indicative of the future financial condition or results of operations of the Debtors or the Reorganized Debtors, which may vary significantly from those set forth in the Projections. Consequently, the Projections and other forward-looking statements contained herein should not be regarded as representations by the Proponents, the Proponents' advisors, or any other person that the Projections can or will be achieved.
         Because the New Tissue Mill ESA and the New Pulp Mill ESA are on substantially different terms than the Original Energy Services Agreements, historical revenues and expenses cannot meaningfully be compared to future projected results.
         Income statements for 1998 and 1999 are attached hereto as Exhibit J which reflect the revenues and expenses for those years.
G.       Pre-Reorganization Senior Secured Indebtedness

1.       Working Capital Facility

         In order to provide for Mobile Energy's working capital needs, in August 1995, Mobile Energy entered into the Working Capital Facility with Banque Paribas (the "Working Capital Facility Provider"). The Working Capital Facility expires in 2002, but the Debtors anticipate terminating the Working Capital Facility as part of the Plan. There is currently no outstanding indebtedness under the Working Capital Facility, and there has not been any outstanding indebtedness under the Working Capital Facility since December 31, 1998. The Working Capital Facility provides for a maximum available amount of $15.0 million and may be drawn on by Mobile Energy from time to time. Borrowings under the Working Capital Facility generally were used by Mobile Energy to pay for operation and maintenance costs incurred by Mobile Energy. Each working capital loan was due and payable no later than 90 days from the date such working capital loan was advanced to Mobile Energy, and no more than $5.0 million (to be adjusted in proportion to any adjustments to the maximum available amount under the Working Capital Facility) of working capital loans may be scheduled to mature during any calendar month.
         As a result of the Chapter 11 Cases, Mobile Energy is currently in default of the restrictive covenants associated with the Working Capital Facility. Other defaults under the Working Capital Facility also may exist. The Debtors anticipate that the Working Capital Facility will be terminated by agreement with the Working Capital Facility Provider. Therefore, it is not anticipated that any future borrowings will occur under the Working Capital Facility. The Debtors may seek to establish a new working capital facility of up to $3.0 million after the Effective Date. A new working capital facility is permitted by the terms of the New Taxable Bonds and the New Tax-Exempt Bonds.
2.       The First Mortgage Bonds

         On August 1, 1995, Mobile Energy issued the First Mortgage Bonds in the original principal amount of $255,210,000 due January 1, 2017 and bearing annual interest at 8.665%. The First Mortgage Bonds were issued pursuant to a Trust Indenture (the "Indenture") by and among Mobile Energy, Holdings, and First Union National Bank of Georgia, now known as First Union National Bank (the "Indenture Trustee"). All of Mobile Energy's obligations under the First Mortgage Bonds are secured by liens and security interests against the First Mortgage Bond Collateral and are unconditionally guaranteed by Holdings. The First Mortgage Bond Collateral consists of the Shared Collateral, the Debt Service Reserve Account, and the Indenture Securities Account established under the Indenture.
3.       The Tax-Exempt Bonds

         In December, 1983, the Industrial Development Board of the City of Mobile, Alabama (the "IDB") issued tax-exempt bonds (the "1983 Tax-Exempt Bonds") to finance the construction of the Number 7 Power Boiler and certain auxiliary systems (the "Solid Waste Disposal Facilities") which are "solid waste disposal facilities" as such term is defined in the Internal Revenue Code and the regulations promulgated thereunder. In December, 1984, the IDB issued tax-exempt bonds (the "1984 Tax-Exempt Bonds") to refund the 1983 Tax-Exempt Bonds.
         In August, 1995, the IDB issued the Tax-Exempt Bonds in the original principal amount of $85,000,000 under an Amended and Restated Trust Indenture dated as of August 1, 1995 (the "Tax-Exempt Indenture") between the IDB and First Union National Bank of Georgia, now known as First Union National Bank (the "Tax-Exempt Trustee"). The Tax-Exempt Bonds bear annual interest at 6.95% and mature on January 1, 2020. The proceeds of the offering of the Tax-Exempt Bonds were used to refund the 1984 Tax-Exempt Bonds.
         Concurrently with the issuance of the Tax-Exempt Bonds, the IDB and Mobile Energy entered into an Amended and Restated Lease and Agreement with respect to the Solid Waste Disposal Facilities (the "IDB Lease Agreement"). Under the IDB Lease Agreement, Mobile Energy makes lease payments to the IDB, which applies such payments to repay the principal and interest on the Tax-Exempt Bonds. Since the Petition Date, no payments have been made by Mobile Energy on the IDB Lease Agreement. The IDB Lease Agreement will be assumed under the Plan, and it is anticipated that the IDB will waive any cure amounts owed under the IDB Lease Agreement.
         All of Mobile Energy's obligations under the IDB Lease Agreement are secured by liens and security interests against the Tax-Exempt Bond Collateral and are unconditionally guaranteed by Holdings. The Tax-Exempt Bond Collateral consists of the Shared Collateral and the Tax-Exempt Debt Service Reserve Account established under the Tax-Exempt Indenture.
         The Tax-Exempt Indenture provides that the Tax-Exempt Debt Service Reserve Account would be funded in an amount equal to $5,908,000 (the "Tax-Exempt Debt Service Reserve Account Required Balance"). Mobile Energy was permitted to fund the Tax-Exempt Debt Service Reserve Account Required Balance with a letter of credit in such amount. On March 17, 1999, Tax-Exempt Trustee received payment of $5,908,000 under that letter of credit for deposit into the Tax-Exempt Bonds Debt Service Reserve Account. This letter of credit was then terminated.
4.       Agreements Common to Senior Debt

a.       Intercreditor Agreement

         On August 1, 1995, the Indenture Trustee, the Tax-Exempt Trustee, the Working Capital Facility Provider, the Collateral Agent, the IDB, Holdings, and Mobile Energy entered into the Intercreditor and Collateral Agency Agreement (the "Intercreditor Agreement") designating the Collateral Agent as the agent for the Indenture Trustee (on behalf of the Holders of the First Mortgage Bonds), the Tax-Exempt Trustee (on behalf of the Holders of the Tax-Exempt Bonds), and the Working Capital Facility Provider (collectively, the "Senior Secured Parties").
         The Intercreditor Agreement describes the events that shall constitute events of default, and it provides how the proceeds of any sale, disposition or other realization upon any or all of the Shared Collateral will be distributed. Under the Plan, the New Intercreditor Agreement will take the place of the Intercreditor Agreement.
b.       Mortgage

         Mobile Energy and the IDB, as mortgagors, have entered into a Leasehold Mortgage, Assignment of Leases, Rents, Issues and Profits and Security Agreement and Fixture Filing dated as of August 1, 1995 (including any amendments thereto, the "Mortgage") and have granted to the Collateral Agent, as mortgagee, for the benefit of the Senior Secured Parties, mortgages and security interests in all real property interests (including fee interests, easement interests, and leasehold interests, if any) of Mobile Energy to the Energy Complex and the Easement Deeds and all fixtures, equipment, and improvements thereon, and all other personal property now owned or hereafter acquired.
         At any time that a Trigger Event (as that term is defined in the Mortgage and the Intercreditor Agreement) has occurred and is continuing (and, except in the case of any such Trigger Event that shall have resulted from a Bankruptcy Event in respect of Mobile Energy or Holdings, the Collateral Agent shall have received from the requisite senior creditors the notice required by the Intercreditor Agreement) then, to the maximum extent permitted by law, the Collateral Agent may exercise any right, power, or remedy permitted to it under the Mortgage and under certain other security documents or by law, and, without limiting the generality of the foregoing, the Collateral Agent may, personally or by its agents, to the maximum extent permitted by law, take possession of the mortgaged property, sell all or any part of the mortgaged property, protect or enforce its rights under the Mortgage by suit for specific performance, or exercise any and all remedies available to a secured party under the Uniform Commercial Code or other applicable law. Proceeds from the exercise of remedies will be applied in accordance with the Intercreditor Agreement. The rights of the Collateral Agent, however, are subject to limitations imposed under the Consent to Assignment entered into by Mobile Energy and the Collateral Agent with each of the Mill Owners.
c.       Security Agreement

         Mobile Energy has entered into the Security Agreement dated as of August 1, 1995 (including any amendments thereto the "Security Agreement") with the Collateral Agent for the benefit of the Senior Secured Parties, which grants a lien and security interest in all of Mobile Energy's personal property interests. The Security Agreement does not provide for the granting of a security interest in Mobile Energy's rights under the Mill Owner Maintenance Reserve Account and monies on deposit therein.
         Pursuant to the terms of the Security Agreement, the Collateral Agent may, upon the occurrence of a Trigger Event (as defined in the Intercreditor Agreement) and satisfaction of certain conditions contained in the Intercreditor Agreement, take possession of all of the foregoing capital, which also secures the Working Capital Facility. Proceeds from the exercise of remedies will be applied in accordance with the Intercreditor Agreement.
5.       Effect of Chapter 11 Filings on Senior Secured Debt

         The filings by Mobile Energy and Holdings of their Chapter 11 Cases constituted an event of default under the Indenture, the Tax-Exempt Indenture, and the Working Capital Facility, as well as a Trigger Event under the Intercreditor Agreement, the Mortgage, and the Security Agreement. Upon the filing of these Chapter 11 Cases, the Bankruptcy Code imposed the automatic stay pursuant to 11 U.S.C. ss. 362 which stays certain actions by Creditors to enforce their Claims against the Debtors. Until the automatic stay is modified by final order of the Bankruptcy Court, such Creditors are precluded from enforcing their valid and otherwise enforceable Claims against the Debtors. Specifically, the Indenture Trustee, the Tax-Exempt Trustee, and the Collateral Agent are precluded by the automatic stay from enforcing their claims against the Debtors and their Estates without seeking modification of the automatic stay. The automatic stay has not been modified with respect to such Claims.
         As discussed below, pursuant to an order by the Bankruptcy Court, a bar date for objections to the Claims of the Holders of the Senior Secured Debt was set, and the bar date passed without any objections to such claims. VI.
                         DESCRIPTION OF DEBTORS' ASSETS
         The following is a brief description of certain assets owned by the Debtors reflecting book value as of August 31, 2000. All or substantially all of the assets below are prepetition collateral in which the Senior Secured Parties have valid and enforceable liens and security interests or collateral in which the Senior Secured Parties are entitled to "replacement liens" under the terms of Cash Collateral Orders issued by Bankruptcy Court. The values shown below represent net book value as of August 31, 2000, and they may vary substantially from the market value or liquidation value as of the date of the filing of this Disclosure Statement or as of the Effective Date.
A.       Assets of Mobile Energy

1.       Property, Plant and Equipment

         As of August 31, 2000, the land and buildings owned by Mobile Energy consisted of the Energy Complex having a book value of $335,452,739.59.
2.       Personal Property

a.       Cash

         As of August 31, 2000, Mobile Energy had cash on hand of $17,355,916.75, and restricted deposits of $64,328.96.
b.       Trade Accounts Receivable
         As of August 31, 2000, Mobile Energy had trade accounts receivable of $9,120.498.67.
c.       Office Equipment and Furnishings

         Office equipment and furnishings includes computers, networking equipment, fax machines, communications equipment, and furnishings located at the Energy Complex. The book value as of August 31, 2000, was $226,503.91.
d.       Plant Materials, Supplies and Fuel Stock

         As of August 31, 2000, the book value of this property was $3,837,976.48.
e.       Prepaid Expenses

         Prepaid expenses primarily include payments of retainers to professionals and insurance policy premiums. As of August 31, 2000, prepaid expenses totaled $400,077.73.
B.       Assets of Holdings

1.       Cash

         As of August 31, 2000, Holdings had cash on hand of $2,106,101.76.
a.       Equity Interests

         As of August 31, 2000, the Mobile Energy Equity Interest of Holdings had a book value of $14,958,954.94.
b.       Accounts Receivable

         As of the Petition Date, Holdings owned accounts receivable of $2,585,831.00. This amount is the account receivable owed to Holdings under the Southern Master Tax Sharing Agreement. This amount was subsequently reduced to approximately $1,300,000 and has been netted against amounts owed by Holdings to Southern under the Southern Master Tax Sharing Agreement for taxes paid on behalf of Holdings on taxable income recognized after the Petition Date, and the remaining amount owed by Holdings has been waived under Amendment No. 1.
C.       Causes of Action Owned by Both Mobile Energy and Holdings

         The adversary proceeding filed by the Debtors against KCTC is discussed in the section entitled Significant Events During the Chapter 11 Cases.

VII.
             SIGNIFICANT EVENTS PRIOR TO AND DURING CHAPTER 11 CASES

A.       Pre-petition KCTC Disputes

1.       Notice of Termination of Pulp Mill ESA and Closure of Pulp Mill

         As described above in Section IV.A., in May 1998, the Debtors received notice from KCTC of its intention to close the Pulp Mill and to terminate the Pulp Mill ESA effective as early as September 1, 1999, with Demand Charges continuing for an additional six (6) months until March 1, 2000. KCTC's planned shutdown of the Pulp Mill, together with the effects on the Debtors arising therefrom, led to the filing of the Chapter 11 Cases and to the transactions described in this Disclosure Statement.
2.       Commencement of Arbitration Proceeding by KCTC

         On December 7, 1998, KCTC served on Mobile Energy a Notice of Arbitration concerning matters related to KCTC's announced intention to cease pulping operations at the Pulp Mill and to institute a "Pulp Mill Closure," within the meaning of the Master Operating Agreement. In the Arbitration, KCTC sought a ruling that KCTC (i) would be properly terminating the Pulp Mill ESA based on the cessation of pulping activities, (ii) could install facilities that furnish dry fiber and recycled fiber to the Tissue Mill without continuing the effectiveness of or reinstating the Pulp Mill ESA, and (iii) could continue to operate (for the Energy Complex and the Mills) water and wastewater treatment facilities that were defined by the Master Operating Agreement to be part of the Pulp Mill without continuing the effectiveness of or reinstating the Pulp Mill ESA. The Debtors asserted that such actions would result in KCTC's continuing liability under the Pulp Mill ESA.
3.       Commencement of Lawsuit to Enjoin Arbitration Proceeding by Mobile
Energy

         On December 15, 1998, the Debtors brought an action in the Circuit Court of Mobile County, Case No. 98-3951, to enjoin the aforementioned Arbitration on the theory that the issues raised in that Notice were not arbitrable. KCTC removed the lawsuit to the District Court, Case No. CV98-1294-RV-C, and moved in that court to transfer the case to the Southern District of New York. Mobile Energy opposed the transfer and moved for entry of a temporary restraining order and/or a preliminary injunction to stop the Arbitration. After a hearing on January 8, 1999, before Hon. Richard W. Vollmer, Jr., the District Court entered a temporary restraining order against the Arbitration to stop it from going forward until January 15, 1999, but did not rule on KCTC's motion to transfer the case to New York or Mobile Energy's request for a preliminary injunction.
B.       Chapter 11 Petitions and Order Approving Joint Administration

         On January 14, 1999, the Debtors filed the petitions in their Chapter 11 Cases and a Motion for Order Authorizing Joint Administration of Pending Cases of Affiliates (the "Joint Administration Motion"). Pursuant to the Joint Administration Motion, the Debtors sought joint administration of their Chapter 11 Cases, but not substantive consolidation of the Chapter 11 Cases. Mobile Energy's case is pending in the Bankruptcy Court under Case No. 99-10168 and Holdings' case is pending in the Bankruptcy Court under Case No. 99-10170. On January 14, 1999, the Bankruptcy Court entered an order granting the Joint Administration Motion and ordering that the cases be jointly administered under Case No. 99-10168.
C.       Post-Petition KCTC Disputes and the KCTC Settlement Agreement

1.       Debtors' Adversary Proceeding against KCTC

         On the Petition Date, the Debtors commenced an adversary proceeding against KCTC in the Bankruptcy Court seeking money damages and/or rescission of Mobile Energy's contracts with KCTC. In that proceeding, Holdings and Mobile Energy alleged, among other things, that, if KCTC's announced plans to "shutdown" the Pulp Mill were sufficient to allow it to escape its contractual obligations to Mobile Energy, then Holdings and Mobile Energy did not receive reasonably equivalent value in purchasing the Energy Complex at the Mobile Facility and were rendered insolvent by the purchase. In the alternative, the complaint alleged that KCTC breached its contract with Mobile Energy if it refused to meet its obligations to Mobile Energy even while: (1) continuing to generate and supply pulp to the Tissue Mill by means requiring new on-site facilities; and (2) continuing to operate process water and waste water treatment systems that are expressly defined to be part of the Pulp Mill.
         With the filing of the Chapter 11 Cases, the Arbitration and the case before Judge Vollmer were automatically stayed. After a scheduling conference on January 21, 1999, the Bankruptcy Court established May 21, 1999 as the deadline for completion of discovery in the Adversary Proceeding and scheduled trial of the Adversary Proceeding to begin on June 21, 1999. At a hearing on March 3, 1999, on a Motion to Expedite Trial filed by Holdings and Mobile Energy, the Bankruptcy Court advanced the date for the beginning of trial to June 2, 1999.
         Meanwhile, KCTC moved the Bankruptcy Court: (1) to lift the automatic stay of the Arbitration; (2) to compel arbitration of certain aspects of Holdings' and Mobile Energy's complaint; and (3) to stay other claims or to exercise its discretion to refrain from ruling on them pending the outcome of Arbitration. By order dated March 23, 1999, the Bankruptcy Court directed that certain aspects of the Debtors' contract claims be arbitrated and also ruled that other aspects of Debtors' claims would be heard after the completion of the Arbitration. The Bankruptcy Court also determined that it would abstain from hearing other aspects of the Debtors' claims. KCTC has also moved to dismiss all counts of the Debtors' complaint, or, in the alternative, to transfer some of the counts to United States District Court in the Southern District of New York. The Bankruptcy Court has not yet scheduled a hearing on that motion. The KCTC Settlement Agreement resolves these disputes as discussed in Section VII.C.3. below. 2. Arbitration of the KCTC Claims

         The Bankruptcy Court ordered that the issue of whether KCTC had effected a "Pulp Mill Closure" (as defined in the Master Operating Agreement) under the contracts between KCTC and Mobile Energy be arbitrated, and a hearing was held before the arbitrator in July, 1999. In August, 1999, the parties requested the arbitrator to postpone the announcement of a decision pending the outcome of settlement discussions between Mobile Energy and KCTC. Those negotiations culminated in the KCTC Settlement Agreement and in the filing of the Motion to Compromise Controversy Involving KCTC (the "KCTC Settlement Motion") on December 31, 1999. 3. KCTC Settlement Agreement

         The Bankruptcy Court heard the KCTC Settlement Motion on January 21, 2000, and the Bankruptcy Court approved the settlement with KCTC on January 24, 2000, over the objection of S.D. Warren, the owner of the Paper Mill. S.D. Warren has appealed the Bankruptcy Court's approval of the KCTC Settlement Agreement to the District Court, which appeal is now pending.
         A copy of the KCTC Settlement Agreement is attached to the Plan as Exhibit C. The KCTC Settlement Agreement encompasses certain transactions, some of which occurred soon after the Bankruptcy Court approved the settlement, and other transactions that will occur later if certain conditions are met. Pursuant to the settlement, on February 8, 2000, Mobile Energy and KCTC executed (i) the New Tissue Mill ESA, described above in Section V.E.2., which provides for electricity and steam processing services to be supplied by Mobile Energy to KCTC at market prices; and (ii) an Option Agreement for Mobile Energy or its assignee to purchase KCTC's pulp mill and related assets to be used for the New Pulp Mill. On the closing date, if certain conditions are met, (i) KCTC will pay Mobile Energy $53 million plus and minus certain adjustments, which adjustments are expected to result in a net payment of approximately $30.12 million; (ii) KCTC will transfer certain properties to Mobile Energy as described in more detail below; and (iii) Mobile Energy will transfer certain other properties to KCTC as described in more detail below.
         The properties KCTC will transfer to Mobile Energy on the Closing Date (as defined in the KCTC Settlement Agreement) are: (i) real property interests for the construction and operation of the Cogen Facility; (ii) real property interests to accommodate a transmission substation to be used to connect the Cogen Facility to Alabama Power Company's ("APCo") transmission system (the "Substation"); (iii) real property interests for the construction and operation of a new warehouse (the "Mobile Energy Warehouse"); (iv) real property interests, equipment, and facilities to receive, unload, handle, store, and deliver biomass to Mobile Energy (the "Biomass Facilities"); and (v) any easements, licenses, leasehold interests, rights of way, or other conveyances of interests reasonably necessary to allow Mobile Energy to install, own, operate, and maintain (1) power lines from the Cogen Facility to Mobile Energy's existing facilities, from the Cogen Facility to the Substation, and from the Substation to the APCo transmission system; (2) a high pressure natural gas line from the Cogen Facility to the natural gas pipeline that will be providing gas transportation services to Mobile Energy for the Cogen Facility; (3) water and steam lines from the Cogen Facility to Mobile Energy's existing facilities; (4) compressed air lines from Mobile Energy's existing facilities to the Cogen Facility and, as appropriate, the Mobile Energy Warehouse and the Biomass Facilities; (5) facilities interconnecting, as appropriate, the Cogen Facility, the Mobile Energy Warehouse and the Biomass Facilities with the effluent treatment system and the storm water system; and (6) any other easements, licenses, leasehold interests, rights of way, or other conveyances of interests in portions of the Site, or any offsite rights of way held by KCTC, that are reasonably necessary for the Cogen Facility, the Mobile Energy Warehouse, the Substation, and the Biomass Facilities or for the construction of such power lines, natural gas lines, water or steam lines, compressed air lines, and other interconnecting facilities.
         On the closing date Mobile Energy will transfer to KCTC Mobile Energy's existing warehouse, its No. 6 Power Boiler, including certain ancillary equipment, and a one-half undivided ownership interest in certain electrical distribution facilities. KCTC and Mobile Energy will also enter into an agreement which will set out the respective rights and obligations of Mobile Energy and KCTC to operate and maintain the No. 6 Power Boiler and, in certain cases, the South Power House. On January 1, 2002, Mobile Energy will also assume responsibility for disposal of any boiler ash generated by the Energy Complex. Prior to that time, KCTC will dispose of ash.
         The KCTC Settlement Agreement is subject to certain conditions. Some of these conditions have been modified by agreement subsequent to the execution of the KCTC Settlement Agreement. If the conditions do not occur, then the settlement will not take place and the parties will be restored to the status quo ante in respect of the contractual or other legal relationships in effect between them immediately prior to January 24, 2000. The conditions are (i) closing those transactions required to be closed on or before February 29, 2000, which condition has been met; (ii) on or before August 7, 2000, the filing of a plan or plans of reorganization containing certain terms and conditions and, to the extent necessary, the filing of a motion to assume the Master Operating Agreement and certain other agreements among Mobile Energy, KCTC and S.D. Warren, which condition has been met; (iii) on or before July 31, 2000, agreement by Mobile Energy and KCTC on the Asset Purchase Agreement with respect to the assets to be used for the New Pulp Mill, which agreement has been met;
(iv) on or before December 31, 2000, entry of orders of the Bankruptcy Court or other applicable court confirming the Plan, approving KCTC Settlement Agreement, as amended, and approving the assumption of the Master Operating Agreement must be final and no longer subject to judicial review; (v) on or before January 31, 2001, effectiveness of the Plan and the assumption of the Master Operating Agreement shall be in full force and effect; and (vi) no conversion or dismissal of the Chapter 11 Cases shall have been made, and no appointment of a trustee shall have been made.
         The KCTC Settlement Agreement attached to the Plan contains certain waivers and amendments which extend some of the deadlines and time periods set forth in the KCTC Settlement Agreement. The Plan seeks approval of the KCTC Settlement Agreement, as amended.
D.       Motion to Approve Cogeneration Development Agreement

         Contemporaneously with the negotiations leading to the KCTC Settlement Agreement, the Proponents determined that it was in the best interests of the Debtors to pursue the development of a 165-megawatt gas-fired cogeneration facility at the Mobile Facility. Power produced by the Cogen Project would primarily be sold through the regional power transmission system to wholesale customers.
         The Debtors, the Bondholder Steering Committee and Southern Energy Resources and SEI discussed the terms and conditions under which SEI and Southern Energy Resources would be willing to oversee the development of the Cogen Project and under which SEI, or an affiliate, would potentially provide the equity funding for the project. The Debtors estimated the cost of developing the entire cogeneration project to be $87 million. The Debtors and the Bondholder Steering Committee filed their Motion to Approve the Cogeneration Development Agreement on December 31, 1999, and the Bankruptcy Court approved the motion on January 24, 2000 over S.D. Warren's objection. S.D. Warren has appealed the order approving the Cogeneration Development Agreement. Southern Energy Resources and the Debtors executed the Cogeneration Development Agreement on February 9, 2000 and filed copies of the executed documents with the Bankruptcy Court. A copy of the Cogeneration Development Agreement is attached as Exhibit K and incorporated herein by reference.
         As set forth above in Section V.E.4., on August 11, 2000, the Debtors filed the Motion to Approve Amendment No. 1 to Cogeneration Development Agreement which will provide for the continued development of the Cogen Project and the motion was approved on September 1, 2000.
E. Orders Authorizing Use of Cash Collateral (Bar Date for Challenges to Claims)
   -----------------------------------------------------------------------------

         On the Petition Date, the Debtors filed their Motion for an Order Authorizing Use of Cash Collateral Pursuant to Section 363 of the Bankruptcy Code. On March 15, 1999, the Bankruptcy Court granted the Debtors' Motion and authorized the Debtors' use of cash collateral pursuant to the First Final Cash Collateral Order. The First Final Cash Collateral Order, and each subsequent order, provides for replacement liens in the Debtors' assets in favor of the Senior Secured Lenders to the extent of an actual diminution in value of the Senior Secured Lenders' collateral. The Debtors currently have the authority to use cash collateral pursuant to the Fourth Final Cash Collateral Order entered on May 17, 2000. The Debtors' authority to use cash collateral continues up through and including December 31, 2000.
         With the authorization of the Debtors' use of cash collateral, the Bankruptcy Court set a bar date for objecting to the Claims of the Senior Secured Creditors and for challenging their liens. The date set by the Bankruptcy Court was May 15, 1999, and no objections were timely filed.
         In connection with the issuance of the First Mortgage Bonds, the Indenture required that a debt service reserve account be established for the benefit of the Holders of the First Mortgage Bonds (the "First Mortgage Bonds Debt Service Reserve Account"). Additionally, in connection with the issuance of the Tax-Exempt Bonds, the Tax-Exempt Bonds Indenture required that a debt service reserve account be established for the benefit of the Holders of the Tax-Exempt Bonds (the "Tax-Exempt Debt Service Reserve Account"). The First Mortgage Bonds Debt Service Reserve Account was funded in an amount equal to $21.9 million (the "First Mortgage Bonds Debt Service Reserve Account Required Balance"). Prior to March 15, 1999, Mobile Energy funded the Debt Service Reserve Account with a guaranty from Southern in an amount equal to the Debt Service Reserve Account Required Balance. On March 15, 1999, Southern paid $21.9 million to First Union National Bank, as trustee under the Indenture, for deposit in the Debt Service Reserve Account. That payment terminated the Southern guaranty. Prior to March 17, 1999, the Tax-Exempt Bonds Debt Service Reserve Account was funded with a letter of credit in an amount equal to $5.9 million. On March 17, 1999, First Union National Bank, as trustee under the Tax-Exempt Indenture, received payment of $5.9 million under that letter of credit for deposit into the Tax-Exempt Bonds Debt Service Reserve Account. Pursuant to an order of the Bankruptcy Court the Debtors made cash payments to the Collateral Agent for further distribution under the terms of the Intercreditor Agreement and the Indenture and the Tax-Exempt Indenture. Between June, 1999 and January, 2000, the Debtors made payments thereunder totaling $17,633,850.99.
F. Order Approving Debtors' Cash Management System and Authorizing Variances from U.S. Trustee's Investment Guidelines
         --------------------------------------------------------------------
         On the Petition Date, the Debtors filed their Motion for an Order Modifying Investment Guidelines of 11 U.S.C. ss. 345 (the "Investment Guidelines Motion"). Pursuant to the Investment Guidelines Motion, the Debtors sought modifications of the investment guidelines established in Section 345 of the Bankruptcy Code. The Order granting the Investment Guidelines Motion was entered on January 15, 1999. To maximize the value of the Debtors' Estates, the Debtors deemed it advisable that the Cash be maintained in income producing investments to the fullest extent possible, and in accordance with the Debtors' pre-petition investment policies. Those investment policies permitted investments in relatively low-risk, short-term investment instruments. Although such investments were somewhat higher in risk than the investments permitted by
Section 345 of the Bankruptcy Code, the Debtors received a substantially higher rate of return. The Debtors thereby maximized the value of their assets, with little appreciable additional risk. G. Conversion of Number 7 Recovery Boiler to the Number 8 Power Boiler

         In the summer of 1999, the Debtors determined that in order to ensure the continued viability of the Energy Complex after the Pulp Mill shutdown, which was scheduled to occur on September 1, 1999, the Debtors were required to reconfigure the Energy Complex. A large portion of the reconfiguration work involved transforming one of the two existing recovery boilers, the Number 7 Recovery Boiler, to function as a power boiler. The Number 7 Recovery Boiler burned black liquor from the Pulp Mill to create steam that ultimately was used to create electricity. Because the fuel used by the Number 7 Recovery Boiler, black liquor, would be discontinued when the Pulp Mill closed on September 1, 1999, Mobile Energy decided to reconfigure the Number 7 Recovery Boiler to burn natural gas, instead of black liquor, to create the steam needed to generate electricity and in order to meet the energy demands of the remaining Mills. As reconfigured, the Number 7 Recovery Boiler was re-named the Number 8 Power Boiler.
         As reconfigured, the Number 8 Power Boiler, together with the addition of the Number 7 Turbine Generator, allowed the Energy
Complex to meet the energy needs of the remaining Mills and it also allowed Mobile Energy to sell electricity to wholesale customers. The addition of the Number 7 Turbine Generator was approved by the Bankruptcy Court.

H.       Engagement Of Professional Persons
         ----------------------------------

1.       Engagement of Attorneys

         On the Petition Date, the Debtors filed with the Bankruptcy Court applications to employ Cabaniss, Johnston, Gardner, Dumas & O'Neal ("Cabaniss, Johnston") as general bankruptcy counsel, and Andrews & Kurth L.L.P. ("A&K") as special bankruptcy counsel. An order granting the Cabaniss, Johnston and A&K applications was signed that same day. Pursuant to the terms of the employment application, the Debtors have agreed to pay Cabaniss, Johnston's and A&K's legal fees on an hourly rate basis at the hourly rates customarily charged by them for the services of the professionals involved. The Debtors have also agreed to reimburse Cabaniss, Johnston and A&K for all reasonable and necessary expenses incurred by them in performing services for the Debtors. Payment of such fees and expenses is subject to the approval of the Bankruptcy Court in accordance with the standards of Sections 327 through 330 of the Bankruptcy Code.
2.       Engagement of Investment Banker

         On the Petition Date, the Debtors filed an application to retain FORCAP International Inc. ("FORCAP") to provide financial advisory and investment banking services in connection with the Chapter 11 Cases (the "FORCAP Application"). By Order entered on March 22, 1999, the Bankruptcy Court approved the Debtor's employment of FORCAP pursuant to the terms of an engagement letter (the "Engagement Letter") between FORCAP and Mobile Energy. The Engagement Letter provides for the payment of $125,000 per month in advisory fees, all or a portion of which may be offset against FORCAP's Transaction Fee. All of the amounts paid to FORCAP are subject to further approval of the Bankruptcy Court. Commencing with the February 14, 2000 payment, the advisory fees due FORCAP were reduced to $25,000 per month.
         On June 29, 2000, FORCAP filed its interim fee application seeking preliminary approval of its fees and expenses for the period January 1, 2000 through April 30, 2000. The Debtors and the Bondholder Steering Committee have objected to FORCAP's interim fee application. On July 20, 2000, Mobile Energy gave FORCAP thirty days notice of the termination of the Engagement Letter for cause, and FORCAP's engagement was terminated on August 19, 2000. FORCAP disputes that cause existed for its termination. 3. Engagement of Accountants

         The Debtors filed an application (the "PricewaterhouseCoopers Application") for employment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") to perform accounting services on behalf of the Debtors. Pursuant to the terms of the employment application, the Debtors agreed to pay PricewaterhouseCoopers' fees for services on an hourly rate basis at the hourly rates customarily charged by it for the services of the professionals involved. The Debtors also agreed to reimburse PricewaterhouseCoopers for all reasonable and necessary expenses incurred by it in performing services for the Debtors. Payment of such fees and expenses is subject to the approval of the Bankruptcy Court. By Order entered on the Petition Date, the Bankruptcy Court approved the Debtors' employment of PricewaterhouseCoopers pursuant to the terms of the PricewaterhouseCoopers Application. I. Southern Payment to Collateral Agent for Deposit in Maintenance Reserve Account Pursuant to Guaranty in Connection with
         First Mortgage Bonds and Tax-Exempt Bonds

         Upon its establishment in August, 1995, at the time of the issuance of the First Mortgage Bonds and the Tax-Exempt Bonds, the Maintenance Reserve Account established under the Intercreditor Agreement was credited in an amount equal to $11.0 million. In lieu of funding the Maintenance Reserve Account with Cash at that time, Mobile Energy provided instead a guaranty from Southern in an amount equal to $11.0 million. In March, 1999, Southern paid $8.3 million to the Collateral Agent under that guaranty for deposit into the Maintenance Reserve Account. Substantially all of these moneys were distributed by the Collateral Agent to the Indenture Trustee and the Tax-Exempt Trustee pursuant to the terms of the Intercreditor Agreement. Southern had asserted that because of a payment of $2.7 million into the Maintenance Reserve Account in 1996 from funds borrowed under the revolving credit facility maintained by Southern with Banque Paribas (separate from the Working Capital Facility described above), no further amount was available under the Southern guaranty. Under Amendment No. 1 the matter will be resolved by Southern paying $2.7 million to the Collateral Agent.
J.       Appointment of Official Unsecured Creditors' Committee

         On February 4, 1999, the United States Trustee filed a Notice of Appointment of Creditor's Committee, appointing the following members to the Official Unsecured Creditors' Committee: Hargrove and Associates, Inc., Iberville Insulations, Inc.,
Industrial Value, and Smith Industrial Service.

K.       Establishment of Bondholder Steering Committee

         The ad hoc committee of Holders of Tax-Exempt Bonds and First Mortgage Bonds have established the Bondholder Steering Committee. The Bondholder Steering Committee is currently composed of CS First Boston, Miller Anderson & Sherrerd, LLP and Pan American Life Insurance Company (each of which holds First Mortgage Bonds); Franklin Advisors, Inc. and Van Kampen Interest and Advisory Corp. (each of which holds Tax-Exempt Bonds); and First Union National Bank (ex officio), as Trustee for the First Mortgage Bonds and Tax-Exempt Bonds. The Bondholder Steering Committee has retained Debevoise & Plimpton, McDermott Will & Emery, and Silver, Voit and Thompson as their counsel and CIBC World Markets as their financial advisor. The Bondholder Steering Committee is a Proponent of the Plan.
L.       Motions to Extend Exclusivity

         Under Section 1121 of the Bankruptcy Code, the Debtors originally had the exclusive right until May 14, 1999, to file a plan of reorganization, and until July 13, 1999, to solicit acceptances of such plan. The Debtors requested the Bankruptcy Court to extend the exclusive periods pending the negotiation of the business arrangements that are the foundation of the Plan. The Bankruptcy Court granted the Debtors' requests and the exclusive periods for the Debtors to file and solicit a plan of reorganization were extended through July 31, 2000, and September 29, 2000, respectively. The extensions of the exclusive periods did not apply either to the Bondholder Steering Committee or to S.D. Warren.
M.       Motions to Extend Time to Assume or Reject Real Property Leases

         Under Section 365(d)(4) of the Bankruptcy Code, the Debtors originally had until March 15, 1999, to decide whether to assume or reject leases of real property. The Bankruptcy Court has granted the
  Debtors' requests to extend the time period to decide whether to assume or reject their real property leases until the confirmation of a plan of reorganization.

N.       Motion to Approve Work Force Reduction-Severance Program
         --------------------------------------------------------

         As a result of the cessation of the Pulp Mill's operations that occurred on or about September 1, 1999, the number of hourly employees of Southern Energy Resources who worked at the Mobile Facility could be reduced. In order to facilitate an organized and controlled reduction in the hourly employee workforce, Southern Energy Resources negotiated the terms and conditions of the Workforce Reduction Severance Program (the "Program") with the hourly employees' union representatives. The Debtors were authorized to reimburse Southern Energy Resources for the costs of the Program by order of the Bankruptcy Court on October 29, 1999.
         Under the Program, the hourly employees elected to either receive a voluntary severance or remain in the employ of Southern Energy Resources subject to its right to terminate employment involuntarily. Those hourly employees that elected to take a voluntary severance could have elected a Lump Sum Payment ("LSP") or alternatively to be party to an Employee Transition Program ("ETP"). The election took place between November 1, 1999 and November 12, 1999. Twenty-three employees were terminated under the LSP, four employees chose the ETP without recall rights, and four employees were terminated involuntarily. To date, the Debtors have reimbursed Southern Energy Resources approximately $1.3 million under the Program.
O.       Motion to Approve Key Employee Retention Program

         In order to keep important salaried employees employed at the Mobile Facility to assist with the reorganization effort, the Debtors sought Bankruptcy Court approval to reimburse Southern Energy Resources for the costs of the Key Employee Retention Program (the "Key Employee Retention Program"). On June 30, 1999, the Bankruptcy Court approved the Key Employee Retention Program. The Key Employee Retention Program provided that salaried employees would continue with their current salary and benefits, provided for a severance payment under certain circumstances, and provided for a retention bonus if an employee continues employment through May 28, 1999. All payments under the Key Employee Retention Program were paid by Southern Energy Resources and reimbursed by Mobile Energy pursuant to the Mobile Energy Operating Agreement.
P.       Motion to Pay Prepetition Wages

         On the Petition Date, the Debtors filed a motion with the Bankruptcy Court to allow the reimbursement to Southern Energy Resources for payment of prepetition wages and salaries owed to the employees of Southern Energy Resources who work at the Mobile Facility. The Bankruptcy Court approved the motion on February 22, 1999.
Q.       SkyGen Proceeding Before the FERC

         On May 18, 2000, SkyGen Energy LLC ("SkyGen") filed a complaint against Southern Company Services, Inc. (which is owned by Southern Company and is an affiliate of the Debtors) and certain affiliates thereof (collectively "SCS") with the FERC, Docket No. EL00-77-000. SkyGen is developing a facility in Florida with a net electrical output of 235 megawatts ("SkyGen Facility"). SkyGen claims it has negotiated an executable version of an agreement for the sale of power at wholesale from the SkyGen Facility. SkyGen executed an Interconnection Agreement on July 13, 1999 with Gulf Power, an affiliate of SCS.
         On November 16, 1999, SkyGen requested firm point-to-point transmission service for the calendar year 2002 between Florida and a point where SCS transmission lines interconnect with transmission facilities of the Tennessee Valley Authority (the "SkyGen Request"). In response, on March 6, 2000, SCS denied SkyGen's request because of a "wide area stability problem" on SCS's facilities in Florida and southern Alabama (among other areas). SkyGen contends that SCS's denial of transmission services was improper because, among other reasons, it was discriminatory as to SkyGen. Mobile Energy intervened in the SkyGen Proceeding.
         On July 31, 2000, the FERC denied in all respects SkyGen's complaint. The FERC emphasized that it is the date of SkyGen's transmission service request, not the date of an interconnection agreement that determines a project's place in the transmission queue. Further, the FERC found that SCS has properly calculated the amount of firm capacity available on the SCS transmission system. Based upon information from (a) SkyGen's attorneys; and (b) FERC's computerized filing tracking system, it appears that SkyGen did not seek rehearing of the FERC's order within the statutorily-prescribed time period for filing requests for rehearing of orders with the FERC. If SkyGen were to obtain a reversal of the FERC's order either on rehearing or on appeal, the result could be that SkyGen would have superior rights to transmission service ahead of Mobile Energy, thereby reducing Mobile Energy's ability to sell power to wholesale customers.
R.       Motion to Approve Topping Fee and Related Relief

         On August 11, 2000, the Debtors filed the Motion to Approve Sale and Overbid Procedures and Reimbursement of Expenses with the Bankruptcy Court. The Debtors sought Bankruptcy Court approval of the procedures by which other potential bidders will have an opportunity to enter into the same, or a substantially similar, transaction with the Debtors as the proposed transaction with Jubilee Pulp under the Term Sheet. The motion was approved on August 30, 2000. The approval of the transactions with and the sale to Jubilee Pulp, or a higher bidder, will be conducted as part of the confirmation hearing.
S.       Motion to Approve Amendment No. 1

         As more fully described above in Section V.E.4., on August 11, 2000, the Debtors filed the Motion to Approve Amendment No. 1 to MESC Cogeneration Development Agreement with the Bankruptcy Court. The Debtors sought Bankruptcy Court approval to enter
Amendment No. 1, which will allow for the continued development of the Cogen Project. The Motion was approved on August 30, 2000.

T.       Disputes with S.D. Warren
         -------------------------

         As stated above, S.D. Warren has appealed the orders approving the KCTC Settlement Agreement and the Cogeneration Development Agreement. S.D. Warren and Mobile Energy also are involved in a dispute over certain billings by Mobile Energy to S.D. Warren for Demand Charges and Processing Charges beginning in September 1999. S.D. Warren contends that Mobile Energy has improperly calculated Demand Charges by allocating Relinquished Demand under the Master Operating Agreement from the shutdown Pulp Mill in such a way that increases the amounts payable by S.D. Warren to Mobile Energy. S.D. Warren also disputes the charges associated with the pass through of fuel costs under the Master Operating Agreement. S.D. Warren also disputes Mobile Energy's ability to transfer the Number 8 Recovery Boiler to Pulpco LLC without its consent and Mobile Energy's ability to replace the operator of the Energy Complex without its consent. Mobile Energy disputes each of S.D. Warren's contentions.
VIII.
                     CLASSIFICATION AND TREATMENT OF CLAIMS
                       AND EQUITY INTERESTS UNDER THE PLAN

A.       General

         The general description of the Plan below is for informational purposes only. Creditors and Holders of Equity Interests should not rely solely on this description for voting purposes, but should read the Plan in its entirety. THE PLAN IS CONTROLLING IN
THE EVENT OF ANY INCONSISTENCY BETWEEN THE CONTENTS OF THE PLAN AND THE CONTENTS OF THIS DISCLOSURE STATEMENT.

B.       Effective Date of the Plan
         --------------------------

         The "Effective Date" of the Plan determines when the performance of many of the obligations under the Plan are due. Essentially, the Effective Date, as defined in the Plan, occurs shortly after (i) entry of the Confirmation Order; and (ii) satisfaction of all conditions to effectiveness set forth in the Plan. However, the Proponents, the Bondholder Steering Committee, and KCTC may waive certain conditions to effectiveness as described in Section 13.05 of the Plan. Except where earlier performance by the Debtors is expressly required by the Plan, the Debtors' performance under the Plan will be due on the Effective Date if not stated otherwise. Nevertheless, the Debtors will have the right, but not the obligation, to render any or all of such performance prior to the Effective Date if the Proponents deem it appropriate to do so.
C.       Classification Generally

         The Plan divides Claims against, and Equity Interests in, the Debtors into ten (10) separate Classes that the Debtors believe are in accordance with the requirements of the Bankruptcy Code. Unless otherwise expressly stated in the Plan, distributions to Holders of Allowed Claims are in full discharge and satisfaction of those Allowed Claims. All Claims against the Debtors arising prior to entry of the Confirmation Order will be discharged as of the Effective Date pursuant to Bankruptcy Code ss. 1141(d) and Article XIV of the Plan.
D.       Unclassified Claims

1.       Administrative Expenses

         This category of Claims consists of all Allowed Claims for the costs of administration of the Chapter 11 Cases. Included in this Class are all Claims for administrative expenses entitled to priority under Section 507(a)(1) of the Bankruptcy Code, such as the actual and necessary expenses of preserving the Debtors' Estates as approved by the Bankruptcy Court, including, but not limited to, any actual and necessary expenses of operating the Debtors' businesses. Administrative Expenses also include fees and expenses of Professional Persons, including without limitation attorneys, valuation consultants, auditors, and other professional persons employed by the Debtors as approved by the Bankruptcy Court. In addition, Administrative Expenses include the fees and charges assessed against the Debtors under Section 1930 of Title 28 of the United States Code.
         It is difficult to estimate the amount of the Administrative Expenses due to uncertainties such as the amount of attorneys' fees the Debtors may incur in the Chapter 11 Cases. Unpaid Allowed Administrative Expenses are estimated to be approximately $5,032,396.00 as of the Effective Date (subject to revision prior to the Disclosure Statement hearing), inclusive of payments made from time to time in the ordinary course of business operations during the Chapter 11 Cases, and exclusive of amounts required to be paid in order to assume Executory Contracts.
         Pursuant to the Plan, each Allowed Administrative Expense will be paid in full as soon as practicable after the later of the Effective Date or the date upon which such Administrative Expense becomes an Allowed Administrative Expense. Any Administrative Expense that is an Allowed Administrative Expense representing a liability incurred in the ordinary course of the Debtors' business will be paid in full in the ordinary course of business. The Debtors will pay all outstanding Allowed Administrative Expenses on the Effective Date and will reserve sufficient cash to pay estimated and Disputed Administrative Expenses. 2. Priority Tax Claims

         This category of Claims consists of all Allowed Priority Tax Claims of governmental units entitled to priority under Bankruptcy Code Section 507(a)(8). As of the date hereof, the Debtors estimate that there will be no Allowed Priority Tax Claims. If, as of the Effective Date, no Creditor actually holds an Allowed Priority Tax Claim, the Debtor will not reserve any Cash to pay such Claims.
         Pursuant to the Plan and unless otherwise agreed to by the parties, each Holder of a Priority Tax Claim will receive Cash equal to the unpaid portion of such Priority Tax Claim on or as soon as practical after the later the Effective Date, or the date on which such Claim becomes an Allowed Claim; provided, however, that at the option of the Reorganized Debtors, the Reorganized Debtors may pay Priority Tax Claims over a period not exceeding six
(6) years after the date of assessment of the Priority Tax Claim as provided in
Section 1129(a)(9)(C) of the Bankruptcy Code. If the Reorganized Debtors elect this option as to any Priority Tax Claim, then the payment of such Priority Tax Claim shall be made in equal semiannual installments, with the first installment due on the latest of (i) the Effective Date; (ii) 30 calendar days after the date on which an order allowing such Priority Tax Claim becomes a Final Order; or (iii) such other time as may be agreed to by the Holder of such Priority Tax Claim and the Reorganized Debtors. Each installment shall include simple interest on the unpaid portion of such Priority Tax Claim, without penalty of any kind, at the statutory rate of interest provided for such taxes under applicable nonbankruptcy law; provided, however, that the Reorganized Debtors shall reserve the right to pay any Priority Tax Claim, or any remaining balance of such Priority Tax Claim, in full, at any time on or after the Effective Date, without premium or penalty.
E.       Classified Claims

1.       Class 1:   Priority Non-Tax Claims

         Class 1 consists of all Allowed Priority Non-Tax Claims that are unsecured and entitled to priority under Bankruptcy Code Section 507(a)(3) and
(4), such as: (i) Unsecured Claims for accrued employee compensation, including vacation, severance, and sick leave pay, earned within 90 days prior to the Petition Date to the extent of $4,300 per employee; and (ii) unsecured Claims for contributions to an employee benefit plan arising from services rendered within the 180-day period immediately preceding the Petition Date, but only for such plans to the extent of (a) the number of employees covered by such plan multiplied by $4,300, less (b) the aggregate amount paid to such employees for accrued employee compensation.
         As of the date hereof, the Debtors have executive officers but do not have any employees. The executive officers have received and continue to receive compensation in respect of services performed by such persons in their capacities as officers of the Debtors from Southern Energy Resources, their primary employer and an Affiliate of the Debtors. These salaries, including a portion of the overhead costs associated with each, are paid by Southern Energy Resources, and Southern Energy Resources is reimbursed by Mobile Energy, in accordance with a services agreement between Mobile Energy and Southern Energy Resources. The executive officers receive no cash or non-cash compensation as a result of these arrangements beyond that which they would otherwise receive from Southern Energy Resources for the services performed by them for Southern Energy Resources. Accordingly, the Debtors estimate that there will be no Allowed Priority Non-Tax Claims. If, as of the Effective Date, no Creditor actually holds an Allowed Priority Non-Tax Claim, the Debtor will not reserve any Cash to pay such claims.

         Pursuant to the Plan, each Allowed Priority Non-Tax Claim, except to the extent that the Holder of an Allowed Priority
Non-Tax Claim agrees to a different treatment (or as otherwise ordered by the Bankruptcy Court), will be paid as soon as practicable after the later of the Effective Date or the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim.

2.       Class 2:  Allowed Working Capital Facility Provider Secured Claim

         Class 2 consists of the Allowed Secured Working Capital Facility Provider Claim. The Debtors do not believe that the
Working Capital Facility  Provider has a Claim entitled to allowance, and the Working Capital Facility  Provider has not filed a proof of Claim.  However, to the extent the Working Capital Facility Provider is determined to have a Claim, it shall be treated as follows:
(i) Treatment. At the option of the Debtors (i) the Plan may leave unaltered the legal, equitable and contractual rights of the
Allowed Working Capital Facility Provider Claim; or (ii) notwithstanding any contractual provision or applicable law that entitles the Working Capital Facility Provider to demand or receive accelerated payment of the Allowed Working Capital Facility Provider Claim
after the occurrence of a default, the Debtors shall (A) cure any such default, other than a default of a kind specified in Section
365(b)(2) of the  Bankruptcy  Code;  (B)  reinstate  the  maturity of such Claim as such  maturity  existed  before such  default;  (C)
compensate the Working Capital Facility Provider for any damages incurred as a result of any reasonable reliance by such Holder on any  contractual  provision  creating a default other than a default of a kind specified in Section  365(b)(2) of the Bankruptcy  Code;
and (D) not otherwise alter the legal, equitable, or contractual rights to which such Claim entitles the Holder thereof; or (iii) on the later of the Effective Date or the date on which the Claim of the Working
 Capital  Facility  Provider  becomes an Allowed  Working
Capital Facility Provider Claim, the Debtors may pay the Working Capital Facility Provider, in full, or upon such less favorable terms as may be agreed to in writing between the Working Capital Facility Provider and the Debtors or the Reorganized Debtors.
(ii) Retention of Lien. The Working Capital Facility Provider will retain its Liens. Except as modified by the terms of this
---------------------------
Plan, the existing documentation evidencing the Claim and Liens of the Working Capital Facility Provider will remain in effect.
(iii) Status. The Working Capital Facility Provider is unimpaired under the Plan. Acceptance of the Plan from the Working
---------------
Capital Facility Provider is conclusively presumed, and the Creditor in Class 2 are not entitled to vote on the Plan.
3.       Class 3: Allowed Southern Post-Petition Claims

         Class 3 consists of the Allowed Southern Post-Petition Claim. As of the date hereof, the Debtors estimate that the amount of the Allowed Southern Post-Petition Claims is $5,142,786. (i) Treatment of Allowed Southern Post-Petition Claims. Pursuant to the Plan, the Holder of the Allowed Claims in Class 3 shall receive in complete settlement, satisfaction, and discharge of its Southern Post-Petition Claims, the treatment provided for in the Cogeneration Development Agreement, as amended by Amendment No. 1, and the orders approving them. (ii) Retention of Lien. The payment to the Holder of the Allowed Claims in Class 3 shall be in full satisfaction of the Allowed Southern Post-Petition Claim and Southern, SEI, and Southern Energy Resources shall retain their liens on the Reorganized Debtors' assets to secure Mobile Energy's obligations existing and set forth under the Cogeneration Development Agreement, as amended by Amendment No. 1, including certain indemnity obligations.
(iii) Status. The Creditor in Class 3 is unimpaired. Acceptance of the Plan from such Creditor is conclusively presumed, and
          ------
the Creditor in Class 3 is not entitled to vote on the Plan.
4.       Class 4:  Allowed First Mortgage Bondholders Claims

         Class 4 consists of the First Mortgage Bondholder Claims. Under the Plan, the First Mortgage Bondholders Claims are Allowed Claims. Claims in Class 4 are impaired, and the Holders of First Mortgage Bondholder Claims will be entitled to vote to accept or reject the Plan using the enclosed Ballot.
(i) Treatment of Allowed Claims of First Mortgage Bondholders. On the Effective Date, the First Mortgage Bonds will be exchanged for New Taxable Bonds in an aggregate principal amount of $51,535,000. Each Holder shall receive, in exchange for its First Mortgage Bondholder Claim, an amount of New Taxable Bonds equal to the product of (a) the outstanding principal amount of such Holder's First Mortgage Bonds as shown on the books and records of DTC on the Record Date and (b) 0.24704. In addition, on the Effective Date, the Holders of First Mortgage Bonds as a Class will receive an aggregate of 7,259,400 shares of New Common Stock. Each Holder shall receive, in exchange for its First Mortgage Bondholder Claim, an amount of New Common Stock equal to the product of (a) the outstanding principal amount of such Holders' First Mortgage Bonds as shown on the books and records of DTC on the Record Date divided by 214,820,000 and (b) 7,259,400. Any such share of New Common Stock or New Taxable Bond received by such Holder shall be rounded down to the nearest whole dollar. Each such Holder may elect to receive all or part of its New Taxable Bonds and shares of New Common Stock in the form of one or more Combined Securities rather than receiving the separate debt and equity securities. The option to take the New Taxable Bonds and shares of New Common Stock in the form of one or more Combined Securities is being offered since certain Holders may be limited or prevented from owning equity securities except as part of a combined security. (ii) New Common Stock of Reorganized Holdings. For a description of the capital structure of Reorganized Holdings and Reorganized Mobile Energy after the Effective Date, see Section IX.I. hereof.
(iii) Election of Treatment. Each Holder of a First Mortgage Bondholder Claim will make its election as to whether it would like to receive all or a part of its New Taxable Bonds and shares of New Common Stock in the form of one or more Combined Securities under the Plan at the time such Holder is asked to vote to accept or reject the Plan. Such election will be made by marking the applicable box on the Ballot enclosed with the Disclosure Statement. The Ballot containing the Holder's election must be received by ____________, the deadline for voting in favor of acceptance or rejection of the Plan, in order to be effective. If a Holder of a First Mortgage Bondholder Claim fails to make an election on the Ballot or the Ballot is untimely, the Proponents, pursuant to the Plan, are authorized to make the election for such Holder.
(iv) Retention of Liens. The First Mortgage Bondholders will retain their Liens on the Reorganized Debtors' assets. (v) DTC Eligibility. The New Taxable Bonds, the New Common Stock, and the Combined Securities will be eligible for the book-entry delivery services provided by DTC, a national clearinghouse for the settlement of security trades between and among DTC's participants (banks and brokers). Certificated securities will not be issued.
(vi) Registration Rights. Certain Holders of First Mortgage Bondholder Claims and Tax-Exempt Bondholder Claims will be entitled to become a party to a registration rights agreement which will require the Reorganized Debtors in certain circumstances to file a registration statement with the Securities and Exchange Commission. It is contemplated that such registration statement will allow such Holders to resell their New Taxable Bonds, New Common Stock, and Combined Securities to the extent they otherwise would be unable to do so.
(vii) Restrictions on Transfer. Prior to the acquisition of the CT for the Cogen Project by Reorganized Mobile Energy from SEI and the assignment of the LTSA to Reorganized Mobile Energy from SEI pursuant to the Cogeneration Agreement, the transfer of New Common Stock of Reorganized Holdings will be restricted pursuant to the terms of the Amended and Restated Holdings Articles of Incorporation of Reorganized Holdings to the extent such transfer would result in a violation of the New Common Stock Transfer Restriction.
(viii) Distributions. The New Taxable Bonds, the New Common Stock, and the Combined Securities will be transferred to the Disbursing Agent, and as soon as practicable thereafter, the Disbursing Agent will make distributions of the New Taxable Bonds, the New Common Stock, and the Combined Securities to the Exchange Agent for distribution to Holders of First Mortgage Bondholder Claims in Class 4 in accordance with such Holders' election, or the Proponents' election if any such Holder fails to make an election by the deadline established by the Court.
5.       Class 5:  Allowed Tax-Exempt Bondholders Claim

         Class 5 consists of the Tax-Exempt Bondholder Claims. Under the Plan, the Tax-Exempt Bondholders Claims are Allowed Claims. Tax-Exempt Bondholder Claims are impaired under the Plan, and therefore Holders of Tax-Exempt Bondholder Claims will be entitled to vote to accept or reject the Plan using the enclosed Ballot.
(i) Treatment of Allowed Claims of Tax-Exempt Bondholders. On the Effective Date, the Tax-Exempt Bonds will be exchanged for New Tax-Exempt Bonds in an aggregate principal amount of $20,035,000. Each Holder shall receive, in exchange for its Tax-Exempt Bondholder Claim, an amount of New Tax-Exempt Bonds equal to the product of (a) the outstanding principal amount of such Holder's Tax-Exempt Bonds as shown on the books and records of DTC on the Record Date and
(b) 0.24769. In addition, on the Effective Date, the Holders of Tax-Exempt Bonds as a Class will receive either (a) up to an aggregate of 2,740,600 shares of New Common Stock or (b) up to an aggregate of $2,003,500 in additional New Tax-Exempt Bonds. Each Holder exercising its option to receive New Common Stock for any portion of its Tax-Exempt Bondholder Claim shall receive, in exchange for such portion of its Tax-Exempt Bondholder Claim, an amount of New Common Stock equal to the product of (a) the outstanding principal amount of Tax-Exempt Bonds shown on the books and records of DTC on the Record Date divided by 80,889,000 and (b) 2,740,600. Each Holder exercising its option to receive additional New Tax-Exempt Bonds for any portion of its Tax-Exempt Bondholder Claim shall receive in exchange for such portion of its Tax-Exempt Bondholder Claim, an amount of New Tax-Exempt Bonds equal to the product of (a) the outstanding principal amount of that portion of such Holder's Tax-Exempt Bonds as shown on the books and records of DTC on the Record Date and (b) 0.024769. Any exchange of such share of New Common Stock or New Tax-Exempt Bond received by such Holder shall be rounded down to the nearest whole dollar.
         The option specified above is being offered since certain Holders of Tax-Exempt Claims in Class 5 may be limited or prevented from owning equity securities. The total aggregate amount of bonds constituting New Senior Debt and the aggregate number of shares of New Common Stock that have been allocated for potential distribution to the Holders of Allowed Claims in Class 4 as a Class and to the Holders of Allowed Claims in Class 5 as a Class was determined to proportionally compensate each member of such Classes for their relevant Claim. Those allocations were based on the assumption that each Holder of an Allowed Claim in Class 5 would exercise its option to take shares of New Common Stock in lieu of the additional New Tax-Exempt Bonds. By exercising the option to take New Tax-Exempt Bonds in lieu of shares of New Common Stock, a Holder of an Allowed Claim in Class 5 may potentially affect the recovery of a Holder of an Allowed Claim in Class 4 by decreasing the actual value of the New Common Stock taken by such Holder of an Allowed Claim in Class 4, since payments with respect to such additional New Tax-Exempt Bond will rank senior to distributions on the New Common Stock. In addition, since certain provisions of the documents governing the New Tax-Exempt Bonds limit distributions on the New Common Stock, the amount of New Tax-Exempt Bonds made available as an option to Holders of Tax-Exempt Bondholder Claims was capped as result of negotiations between the members of the Bondholder Steering Committee representing Holders of First Mortgage Bonds and Tax-Exempt Bonds taking into account negotiated discounts for liquidation preference and equity risk. Depending upon the value of the New Common Stock, additional New Tax-Exempt Bonds may be more or less valuable than the New Common Stock.
(ii) New Common Stock of Reorganized Holdings. The aggregate of the shares of New Common Stock of Reorganized Holdings that are issued to the (a) Holders of an Allowed Claim in Class 5 and (b) Holders of an Allowed Claim in Class 4, will represent at the date of issuance 100% of the issued equity interest of Reorganized Holdings, which will in turn own 100% of the issued equity interest of Reorganized Mobile Energy. On the Effective Date the Tax-Exempt Bonds shall be cancelled and extinguished. For a description of the capital structure of Reorganized Holdings and Reorganized Mobile Energy after the Effective Date, see
Section IX.I. (iii) Election of Treatment. Each Holder of a Tax-Exempt Bondholder Claim will make its election as to whether or not it would like to receive New Tax-Exempt Bonds alone or a combination of New Tax-Exempt Bonds and New Common Stock under the Plan at the time such Holder is asked to vote to accept or reject the Plan. Such election will be made by marking the applicable box on the Ballot enclosed with the Disclosure Statement. The Ballot containing the Holder's election must be received by _____________, the deadline for voting in favor of acceptance or rejection of the Plan, in order to be effective. If a Holder of a Tax-Exempt Bondholder Claim fails to make an election on the Ballot or the Ballot is untimely, the Proponents, pursuant to the Plan, are authorized to make the election for such Holder.
(iv) Retention of Lien. The Tax-Exempt Bondholders will retain their Liens on the Reorganized Debtors' assets. (v) DTC Eligibility. The New Tax-Exempt Bonds and the New Common Stock will be eligible for the book-entry delivery services provided by DTC, a national clearinghouse for the settlement of security trades between and among DTC's participants (banks and brokers). Certificated securities will not be issued.
(vi) Registration Rights. Certain Holders of First Mortgage Bondholder Claims and Tax-Exempt Bondholder Claims will be entitled to become a party to a registration rights agreement which will require the Reorganized Debtors in certain circumstances to file a registration statement with the Securities and Exchange Commission. It is contemplated that such registration statement will allow such Holders to resell their New Taxable Bonds, New Common Stock, and Combined Securities to the extent they otherwise would be unable to do so.
(vii) Restrictions on Transfer. Prior to the acquisition of the CT for the Cogen Project by Reorganized Mobile Energy from SEI and the assignment of the LTSA to Reorganized Mobile Energy from SEI pursuant to the Cogeneration Agreement, the transfer of New Common Stock of Reorganized Holdings will be restricted pursuant to the terms of the Amended and Restated Holdings Articles of Incorporation of Reorganized Holdings to the extent such transfer would result in a violation of the New Common Stock Transfer Restriction.
(viii)   Distributions.  The New Tax-Exempt  Bonds and the New Common Stock
will be transferred  to the Disbursing  Agent,  and as soon
----------------------
as practicable thereafter, the Disbursing Agent will make distributions of the New Tax-Exempt Bonds and the New Common Stock to the
Exchange Agent for distribution to Holders of Tax-Exempt Bondholder Claims in Class 5 in accordance with such Holders' election, or the Proponents' election if any such Holder fails to make an election by the deadline established by the Court.
6.       Class 6:  Allowed Other Secured Claims

         Class 6 consists of all Allowed Other Secured Claims. Each Other Secured Claim is deemed to be a separate subclass of Class 6. As of the date hereof, the Debtors estimate that there are no Other Secured Claims. (i) Treatment. Each Holder of an Allowed Claim in Class 6 will (i) retain, unaltered, the legal, equitable, and contractual rights, including, without limitation, any liens that secure such Allowed Claim, to which such Allowed Claim entitles the Holder; or (ii) be paid in full, in Cash, at the election of the Proponents, and with the Bondholder Steering Committee Consent; provided however, that each person holding an Allowed Claim in Class 6 may only exercise such rights and remedies with respect to the assets and property that secure such Allowed Claim, without recourse of any kind against the Debtors. The excess of any Allowed Claim in Class 6 over the value of the Assets securing such Allowed Claim will become, and will be treated for all purposes under this Plan, as an Allowed Unsecured Claim and shall be classified as a Class 7 Claim.
(ii) Retention of Lien. The Holders of Allowed Other Secured Claims shall retain their Liens. Except as modified by the terms
--------------------------
of this Plan, the existing documentation evidencing the Claims and Liens of such Holders shall remain in effect.
(iii) Status. Creditors in Class 6 are unimpaired. Acceptance of the Plan from such Creditors is conclusively presumed, and
          ------
Creditors in Class 6 are not entitled to vote on the Plan.
7.       Class 7:  Allowed Unsecured Claims

         Class 7 consists of Allowed Unsecured Claims against the Debtor. The Proponents estimate that the number of Allowed Unsecured Claims will be approximately 90 and that the aggregate amount of Allowed Unsecured Claims will be approximately $431,286.00.
(i) Treatment of Allowed Unsecured Claims. Each Creditor holding an Allowed Unsecured Claim shall receive payment in full in
------------------------------------------------
Cash as soon as practicable after the Effective Date and the date such Claim becomes an Allowed Claim.
(ii) Impairment of Allowed Unsecured Claims and Voting Rights. Allowed Unsecured Claims are unimpaired under the Plan, and
--------------------------------------------------------------------
acceptance of the Plan is conclusively presumed. The Debtors will not solicit the votes of the Creditors holding Unsecured Claims.
8.       Class 8:  Allowed Southern Claims

         Class 8 consists of the Allowed Southern Claims. Proofs of Claim were filed by Southern asserting unliquidated and contingent Claims in the purported amount of approximately $50 million arising from (a) the Environmental Guaranty of a maximum of $15,000,000 (in 1994 dollars) dated as of December 12, 1994, between Southern as guarantor and Scott Paper Company as owner of the Pulp Mill and Tissue Mill and S. D. Warren Company as owner of the Paper Mill as the beneficiaries (the "Environmental Guaranty"); (b) the Debt Service Reserve Account Southern Guaranty Agreement of a maximum of $21,936,000 dated as of August 1, 1995, between Southern as guarantor and the Indenture Trustee as the beneficiary (the "Debt Service Reserve Account Southern Guaranty Agreement");
(c) the Maintenance Plan Funding Subaccount Southern Guaranty Agreement of a maximum of $11,000,000 dated as of August 1, 1995, between Southern as guarantor and Bankers Trust (Delaware) as collateral agent under the Intercreditor Agreement as beneficiary (the "Maintenance Plan Funding Subaccount Southern Guaranty Agreement"); and (d) the Mill Owner Maintenance Reserve Account Agreement of a maximum of $2,000,000 between Southern as guarantor and Kimberley Clark Company and S.D. Warren Company as beneficiaries (the "Mill Owner Maintenance Reserve Account Agreement").
         Pursuant to Section 2.5 of the Environmental Guaranty, Southern has agreed to irrevocably waive any and all rights of subrogation to the rights of the Pulp Mill Owner, the Tissue Mill Owner, and the Paper Mill Owner against Mobile Energy and any and all rights of reimbursement, assignment, indemnification, or implied contract, or any similar rights against Mobile Energy or against any endorser or other guarantor of all or any part of the payment obligations of Mobile Energy under the Mill Environmental Indemnity Agreements until such payment obligations (up to the maximum guaranteed amount of $15,000,000 (in 1994 dollars)) have been paid in full. If any amount is paid to Southern on account of such subrogation rights at any time when the payment obligations of Mobile Energy under the Mill Environmental Indemnity Agreements (up to the maximum guaranteed amount of $15,000,000) have not been paid in full, Southern must hold such amount in trust for the Pulp Mill Owner, the Tissue Mill Owner, and the Paper Mill Owner, segregated from other funds of Southern, and must turn such amount over to the Pulp Mill Owner, the Tissue Mill Owner, and the Paper Mill Owner to be applied against the payment obligations of Mobile Energy under the Mill Environmental Indemnity Agreements, whether matured or unmatured, in such order as the Pulp Mill Owner, the Tissue Mill Owner, and the Paper Mill Owner may determine.
         Pursuant to Section 4 of the Debt Service Reserve Account Southern Guaranty Agreement, Southern has agreed to irrevocably waive any and all rights of subrogation to the rights of the Indenture Trustee against Mobile Energy and any and all rights of reimbursement, assignment, indemnification, or implied contract, or any similar rights against Mobile Energy or against any endorser or other guarantor of all or any part of the payment obligations of Mobile Energy under Section 4.6(c) of the Indenture until such payment obligations (up to the maximum guaranteed amount of $21,936,000) have been paid in full. As of the filing of the Plan the maximum amount has been paid in full.
         Pursuant to Section 4 of the Maintenance Plan Funding Subaccount Southern Guaranty Agreement, Southern has agreed to irrevocably waive any and all rights of subrogation to the rights of the Collateral Agent against Mobile Energy and any and all rights of reimbursement, assignment, indemnification, or implied contract, or any similar rights against Mobile Energy or against any endorser or other guarantor of all or any part of the payment obligations of Mobile Energy under Section 3.15(c)(i) of the Intercreditor Agreement until such payment obligations (up to the maximum guaranteed amount of $11,000,000) have been paid in full. The full amount will have been paid when Southern Energy Resources pays the $2.7 million to the Collateral Agent pursuant to Amendment No. 1. If any amount is paid to Southern on account of such subrogation rights at any time when the payment obligations of Mobile Energy under Section 3.15(c)(i) of the Intercreditor Agreement (up to the maximum guaranteed amount of $11,000,000) have not been paid in full, Southern must hold such amount in trust for the Collateral Agent, segregated from other funds of Southern, and must turn such amount over to the Collateral Agent to be applied against the payment obligations of Mobile Energy under Section 3.15(c)(i) of the Intercreditor Agreement, whether matured or unmatured, in such order as the Collateral Agent may determine.
         Pursuant to Section 3 of the Mill Owner Maintenance Reserve Account Agreement, Southern agreed under certain circumstances to make certain deposits into the Mill Owner Maintenance Reserve Account Agreement, not to exceed an aggregate total of $2,000,000. Pursuant to Section 9 of the Mill Owner Maintenance Reserve Account Agreement, Southern has agreed to irrevocably waive any and all rights of subrogation or contribution arising by contract or operation of law by reason of any payment under Section 3 of the Mill Owner Maintenance Reserve Account Agreement and further agreed with Mobile Energy for the benefit of the latter's creditors, including the Pulp Mill Owner, the Tissue Mill Owner, and the Paper Mill Owner, that any payment by Southern under Section 3 would be a contribution of capital to Mobile Energy.
(i) Treatment of Allowed Southern Claims. Southern shall receive in complete settlement, satisfaction, and discharge of its
-----------------------------------------------
Southern Claims, the treatment provided for in the Cogeneration Development Agreement, as amended by Amendment No. 1, and the orders approving them.
(ii)     Impairment of Allowed  Southern  Claims and Voting Rights.  The
Allowed  Southern  Claims are impaired under the Plan, and the
------------------------------------------------------------------
Debtors will solicit the vote of the Creditor holding the Southern Claims.
9.       Class 9:   Mobile Energy Equity Interests

         Class 9 consists of the Mobile Energy Equity Interests.
(i) Treatment of Mobile Energy Equity Interests. Under the Plan, Holdings will retain its Mobile Energy Equity Interests.
----------------------------------------------------
(ii) Impairment of Mobile Energy Equity Interests and Voting Rights. Class 9 Mobile Energy Equity Interests are Unimpaired by
--------------------------------------------------------------------------
the Plan, and the Holders of Class 9 Mobile Energy Equity Interests are deemed to have accepted the Plan under Section 1126(g) of the Bankruptcy Code.
10.      Class 10:  Holdings Equity Interests

         Class 10 consists of the Holdings Equity Interests.
(i) Treatment of Holdings Equity Interests. The Holder of Holdings Equity Interests shall not receive any distributions under
------------------------------------------------
the Plan, and the Holdings Equity Interests shall be canceled and extinguished.
         Impairment of Holdings Equity Interests and Voting Rights. Class 10 Holdings Equity Interests are Impaired by the Plan, and
         ----------------------------------------------------------
are deemed to have rejected the Plan.
IX.
                           IMPLEMENTATION OF THE PLAN
A.       Administrative Consolidation

          Under the Plan, the claims against Mobile Energy and Holdings are considered together for the purposes of confirming one joint plan of reorganization.
B.       Sources of Funds

         The Reorganized Debtors will use Cash on hand of the Debtors as of the Effective Date to make the payments to or reserves on account of Claims of Creditors, including the payments and reserves to be made with respect to Administrative Expenses, Priority Tax Claims, Priority Non-Tax Claims, the Southern Post-Petition Claims, the Allowed First Mortgage Bondholders Claims, the Allowed Tax-Exempt Bondholders Claims, Other Secured Claims, and Allowed Unsecured Claims. Cash on hand will also be the source of funding of all reserves and escrows provided for under the Plan, all amounts required to be paid in connection with the assumption by the Debtors of Executory Contracts assumed pursuant to the Plan, and all other payments required under the Plan. C. Requisite Authority.
         The Debtors and Reorganized Debtors are authorized to take any and all actions required to implement the transactions provided for under the Plan, including, without limitation, in connection with Mobile Energy the adoption of an Amended and Restated Certificate of Organization and in connection with Holdings the adoption an Amended and Restated Articles of Incorporation or similar constituent documents for the Reorganized Debtors, the selection of officers or managers for the Reorganized Debtors, and the distribution of Cash, the adoption, execution, delivery, and implementation of all contracts, instruments, releases, indentures, and other agreements relating to the treatment of Claims and Equity Interests and distributions under the Plan. Any action to be taken by or required of the Debtors or the Reorganized Debtors will be authorized and approved in all respects without any requirement of further action by the Bankruptcy Court.
D.       Distributions to Holders of Allowed Claims

(a) Unless otherwise specifically set forth in the Plan, any Cash or other consideration to be distributed to the Holder of an Allowed Claim, on or after the Effective Date, will be distributed directly by the Debtors or the Reorganized Debtors in accordance with the Plan and only to Holders of Allowed Claims.
(b) If any payment or distribution date would otherwise fall due on any day that is not a Business Day then such due date will be fall on the next Business Day. Payment or distribution dates may also be extended by the mutual written agreement of the Reorganized Debtors and the party or parties affected.
(c) All distributions under the Plan shall be made to the Holder thereof at the address as set forth on the Claims Register, or as set forth in Debtors' Schedules, if any such Holder has not filed a proof of Claim with an address marked thereon, unless such Holder notifies the Reorganized Debtors of a different address in writing prior to such distribution; provided, however, that distributions on account of Claims classified in Classes 4 and 5 will be made through the Disbursing Agent and the Exchange Agent in accordance with the procedures applicable to such Claims.
E.       Distribution of Cash.
         --------------------
         The Reorganized Debtors will ensure that on the Effective Date they will have sufficient Cash on hand to make the payments required to be made under the Plan. Payments required to be made under this Plan may be made in Cash.
F.       Disputed Claims
         ---------------

a. Objection Deadline. Objections to Claims, Administrative Expenses and Claims arising from the rejection of Executory Contracts must be filed by no later than
(i) in the case of Administrative Expenses seventy-five (75) days after the Effective Date, and (ii) sixty (60) days after the Effective Date for all other Claims.
b. Resolution of Disputed Claims. No distribution or payment may be made on account of a Disputed Claim or an Administrative Expense until such Disputed Claim or Administrative Expense becomes an Allowed Claim or Allowed Administrative Expense. After the Effective Date, the Reorganized Debtors will be successors-in-interest to the Debtors with respect to any objections to Claims or Administrative Expenses pending as of the Effective Date. Parties filing objections must file and serve a copy of each objection upon the Holder of the Claim to which an objection is made as soon as practicable.
c. Distributions Relating to Disputed Claims and Reserved Funds Upon Allowance or Disallowance of Disputed Claims. At such
         ---------------------------------------------------------------------
time as all or any portion of a Disputed Claim or Disputed Administrative Expense becomes an Allowed Claim or Allowed Administrative
Expense, respectively, the Debtors shall pay from available funds the Allowed Claim or Allowed Administrative Expense in Cash.
G.       Bar Date for Fee Applications and Objections to Same.
         ----------------------------------------------------
         Unless otherwise ordered by the Bankruptcy Court, all Entities requesting compensation or reimbursement of a Fee Claim for services rendered or costs incurred on or before the Effective Date must file and serve on the Debtors, their counsel, the Bondholder Steering Committee and its counsel, and the Office of the United States Trustee, a Fee Application for final allowance of compensation and reimbursement of expenses, not later than forty-five (45) days after the Effective Date. The Debtors and Reorganized Debtors shall reserve for all estimated Administrative Expenses, including Fee Claims. All such Fee Claims for which application is not timely filed shall be forever barred. Objections to such Fee Applications must be filed no later than seventy-five
(75) days after the Effective Date. The Bankruptcy Court will retain jurisdiction to determine all such Fee Claims. H. Description of Post-Effective Date Management

         It is anticipated that Southern Energy Resources will not operate the Energy Complex after January 1, 2001. As of the filing of this Disclosure Statement, Mobile Energy is considering bids by third parties to operate the Energy Complex. Each of the third party bidders is experienced in operating and maintaining facilities with similar scope and complexity to the Energy Complex, and each is qualified to operate the Energy Complex. The Mill Owners may have the right to consent to a replacement operator in certain circumstances. The Projections assume that by January 1, 2001, a new operating and maintenance agreement will be in place. I. Description of Post-Effective Date Capital Structure

         At the Effective Date, 100% of the New Common Stock of Reorganized Holdings will be owned by the Holders of Allowed First Mortgage Bondholder Claims and, to the extent any Holders of Allowed Tax-Exempt Bondholder Claims elect to receive New Common Stock, such Holders of Allowed Tax-Exempt Bondholder Claims. Reorganized Holdings will own 100% of the Equity Interest in Reorganized Mobile Energy, a 2% common membership interest in Pulpco LLC, and a 100% preferred membership interest in Pulpco LLC. See discussion of the Pulpco LLC acquisition set forth in Section V.E.3. A chart reflecting the planned post-Effective Date ownership structure is attached as Exhibit B.
1.       New Taxable Bonds - General Terms.

         The New Taxable Bonds will be issued in an aggregate principal amount of $51,535,000 and bear interest at the rate of 10% per annum. The New Taxable Bonds will be issued in whole dollar amounts. Any conversion of Allowed First Mortgage Claims not resulting in a whole dollar amount will be rounded down to the nearest whole dollar. Interest will be paid quarterly on March 1, June 1, September 1, and December 1 of each year. However, interest payable from the issuance date of the New Taxable Bonds to the first of such dates to occur following the earlier of (i) 30 months from the Effective Date, or (ii) the Commercial Operation Date of the Cogen Facility will accrue and be added to principal payable on the New Taxable Bonds pro rata across each principal installment on the next principal payment date. Amounts added to principal will thereafter bear interest at the rate specified on the New Taxable Bonds. Principal payments on the New Taxable Bonds will commence on March 1, 2007, and will be paid quarterly thereafter on June 1, September 1, December 1 and March 1 with a final payment in full on December 1, 2021, pursuant to an amortization schedule to be attached to the First Mortgage Bonds.
2.       New Tax-Exempt Bonds - General Terms.

         The New Tax-Exempt Bonds will be issued in an aggregate principal amount of $20,035,000 (subject to increase of up to an additional $2,003,500 aggregate principal amount of New Tax-Exempt Bonds if each Holder of Allowed Tax-Exempt Bondholder Claims elects to receive additional New Tax-Exempt Bonds) and bear interest at the rate of 8% per annum. The New Tax-Exempt Bonds will be issued in whole dollar amounts. Any conversion of Allowed Tax-Exempt Bondholder Claims not resulting in a whole dollar amount will be rounded down to the nearest whole dollar. Interest will be paid quarterly on March 1, June 1, September 1, and December 1 of each year. However, interest payable from the issuance date of the New Tax-Exempt Bonds to the first of such dates to occur following the earlier of (i) 30 months from the Effective Date, or (ii) the Commercial Operation Date of the Cogen Facility will accrue and be added to principal payable on the New Tax-Exempt Bonds pro rata across each principal installment on the next interest payment date. Amounts added to principal will thereafter bear interest at the rate specified in the New Tax-Exempt Bonds. Principal payments on the New Tax-Exempt Bonds will commence on March 1, 2007, and will be paid quarterly thereafter on June 1, September 1, December 1 and March 1 with a final payment in full on December 1, 2021, pursuant to an amortization schedule to be attached to the New Tax-Exempt Bonds.
3.       First Mortgage Bond Exchange

         On the Effective Date, the First Mortgage Bonds will be exchanged for New Taxable Bonds in an aggregate principal amount of $51,535,000. Each Holder shall receive, in exchange for its First Mortgage Bondholder Claim, an amount of New Taxable Bonds equal to the product of (a) the outstanding principal amount of such Holder's First Mortgage Bonds as shown on the books and records of DTC on the Record Date and (b) 0.24704. In addition, on the Effective Date, the Holders of First Mortgage Bonds as a Class will receive an aggregate of 7,259,400 shares of New Common Stock. Each Holder shall receive, in exchange for its First Mortgage Bondholder Claim, an amount of New Common Stock equal to the product of (a) the outstanding principal amount of such Holders' First Mortgage Bonds as shown on the books and records of DTC on the Record Date divided by 214,820,000 and (b) 7,259,400. Any such share of New Common Stock or New Taxable Bond received by such Holder shall be rounded down to the nearest whole dollar. Each such Holder may elect to receive all or part of its New Taxable Bonds and shares of New Common Stock in the form of one or more Combined Securities rather than receiving the separate debt and equity securities. If all Holders entitled to elect equity were to elect equity, Reorganized Holdings would issue 10,000,000 shares of New Common Stock.
4.       Tax-Exempt Bond Exchange

         On the Effective Date, the Tax-Exempt Bonds will be exchanged for New Tax-Exempt Bonds in an aggregate principal amount of $20,035,000. Each Holder shall receive, in exchange for its Tax-Exempt Bondholder Claim, an amount of New Tax-Exempt Bonds equal to the product of (a) the outstanding principal amount of such Holder's Tax-Exempt Bonds as shown on the books and records of DTC on the Record Date and (b) 0.24769. In addition, on the Effective Date, the Holders of Tax-Exempt Bonds as a Class will receive either (a) up to an aggregate of 2,740,600 shares of New Common Stock or (b) up to an aggregate of $2,003,500 in additional New Tax-Exempt Bonds. Each Holder exercising its option to receive New Common Stock for any portion of its Tax-Exempt Bondholder Claim shall receive, in exchange for such portion of its Tax-Exempt Bondholder Claim, an amount of New Common Stock equal to the product of (a) the outstanding principal amount of Tax-Exempt Bonds shown on the books and records of DTC on the Record Date divided by 80,889,000 and (b) 2,740,600. Each Holder exercising its option to receive additional New Tax-Exempt Bonds for any portion of its Tax-Exempt Bondholder Claim shall receive in exchange for such portion of its Tax-Exempt Bondholder Claim, an amount of New Tax-Exempt Bonds equal to the product of (a) the outstanding principal amount of that portion of such Holder's Tax-Exempt Bonds as shown on the books and records of DTC on the Record Date and (b)
0.024769. Any exchange of such share of New Common Stock or New Tax-Exempt Bond received by such Holder shall be rounded down to the nearest whole dollar.
5.       Ranking and Security

         The New Taxable Bonds will be issued by Reorganized Mobile Energy and be payable from the revenues of Reorganized Mobile Energy and from any and all monies pledged to or held by the trustee for the New Taxable Bonds or the New Collateral Agent for such purposes under the New Intercreditor Agreement. The New Tax-Exempt Bonds will be issued by the IDB and will be payable from and secured by rent payments to be made by Reorganized Mobile Energy under the New IDB Lease Agreement and from any and all monies pledged to or held by the trustee for the New Tax-Exempt Bonds or the New Collateral Agent for such purposes under the New Intercreditor Agreement. The obligation to make payments under the New IDB Lease Agreement will be the obligation solely of Reorganized Mobile Energy and guaranteed by Reorganized Holdings and potentially by MESC Retail.
         The New Taxable Bonds and New Tax-Exempt Bonds will rank pari passu in right of payment with all future additional New Senior Debt, if any (subject to prior liens of the provider or providers of the Working Capital Facility (if any), the Equipment Facility (if any), and the Southern Entities with respect to the Southern Post-Petition Claims). The New Senior Debt will initially consist of (i) the New Taxable Bonds, (ii) the New Tax-Exempt Bonds, and (iii) the obligations to the Southern Entities with respect to the Southern Post-Petition Claims. Additionally, it is contemplated that Reorganized Mobile Energy may enter into a Working Capital Facility and a Equipment Facility, each of which will be incurred at a date subsequent to the issuance of the New Taxable Bonds and the New Tax-Exempt Bonds and, if incurred, would also be New Senior Debt. In addition to the Working Capital Facility and the Equipment Facility, Reorganized Mobile Energy will also be permitted to issue New Senior Debt in order to finance modifications to the Energy Complex and to refund or replace outstanding New Senior Debt. New Senior Debt to finance such modifications will only be permitted if (among other requirements) certain historical and pro-forma senior debt service coverage ratios are satisfied.
         The New Taxable Bonds, the New Tax-Exempt Bonds and Reorganized Mobile Energy's obligations under the New IDB Lease Agreement will be senior secured obligations of Reorganized Mobile Energy secured ratably with all other New Senior Debt (subject to the terms of the New Intercreditor Agreement described in Section IX.I.13.) by a lien on and security interest in the New Shared Collateral. In addition, the New Taxable Bonds will be secured by any and all monies pledged to or held by the trustee for the New Taxable Bonds and the New Tax-Exempt Bonds will be secured by any and all monies pledged to or held by the trustee for the New Tax-Exempt Bonds. The lien of the Southern Entities with respect to the Southern Post-Petition Claims will be senior to the liens granted to the Holders of the New Taxable Bonds and the New Tax-Exempt Bonds with respect to the New Shared Collateral. In addition, with the consent of the Holders owning 66-2/3% of the aggregate principal amount of each of the New Taxable Bonds and New Tax-Exempt Bonds, Reorganized Mobile Energy shall have the right to grant a first priority lien on its assets to the Equipment Facility lender or other lender to the Cogen Project prior to the lien in favor of the New Taxable Bondholders and the New Tax-Exempt Bondholders. 6. Guarantors

         Reorganized Holdings will guaranty all of Reorganized Mobile Energy's obligations under the New Amended and Restated Taxable Indenture, the New Amended and Restated Tax-Exempt Indenture, the New IDB Lease Agreement (including its obligation to make rent payments thereunder), and the Southern Post Petition Claim. The guaranty obligations of Reorganized Holdings will be secured a pledge of Reorganized Holdings' equity interests in Reorganized Mobile Energy and Pulpco LLC, and other equity ownership interests that it may acquire through the terms of the Pledge Agreement. MESC Retail may guaranty all of Reorganized Mobile Energy's obligations under the New Amended and Restated Taxable Indenture, the New Amended and Restated Tax-Exempt Indenture, the New IDB Lease Agreement (including its obligation to make rent payments thereunder), and the Southern Post Petition Claim. 7. Optional Redemption

         ...............................The New Taxable Bonds will not be subject to optional redemption prior to final maturity. The New Tax-Exempt Bonds will not be subject to optional redemption prior to final maturity, except upon a change in use the New Tax-Exempt Bonds shall not be subject to optional redemption prior to 10-1/2 years after the issuance of the New Tax-Exempt Bonds. No change of use may be made that would adversely affect the tax-exempt status of the New Tax-Exempt Bonds as more fully described in Section X.Q.
8.       Extraordinary Redemption

         Subject to the parties' lien priorities set forth in the New Intercreditor Agreement, the New Taxable Bonds and the New
Tax-Exempt Bonds will be subject to extraordinary redemption, in whole or in part (if in part, ratably among all outstanding series and maturities of New Taxable Bonds and New Tax-Exempt Bonds), at a redemption price equal to the principal amount thereof plus interest accrued thereon to the date of such redemption, (i) upon receipt by the Reorganized Mobile Energy of casualty proceeds or eminent domain proceeds if all or a portion of the Energy Complex is destroyed or taken by eminent domain and either all or such portion of the Energy Complex is not capable of being rebuilt, repaired, restored or replaced or, if all or substantially all of the Energy Complex is so destroyed or taken, Reorganized Mobile Energy elects not to rebuild, repair, restore or replace the Energy
Complex, (ii) upon receive of liquidation proceeds from any affiliate of Reorganized Mobile Energy or Reorganized Holdings, and (iii) with respect to the New Tax-Exempt Bonds upon a Determination of Taxability with respect to the New Tax-Exempt Bonds.
9.       Mandatory Redemption

         If any portion of the $30.12 million paid by KCTC pursuant to the KCTC Settlement Agreement is not used to finance the Cogen Facility or for other capital expenditures of Reorganized Mobile Energy within two years from the Effective Date, such funds will be used to partially redeem the New Taxable Bonds and New Tax-Exempt Bonds, pro rata.
10.      Book-Entry Global Security

         The New Taxable Bonds and the New Tax-Exempt Bonds will be issued in book-entry form through the facilities of DTC, which will act as depositary for the New Taxable Bonds and the New Tax-Exempt Bonds. One or more global bonds will be issued in the aggregate principal amount of each of the New Taxable Bonds and the New Tax-Exempt Bonds and will be deposited with DTC, and interests therein will be shown on, and transfers thereof effected only through, records maintained by DTC and its participants. 11. Covenants

         The New Amended and Restated Taxable Indenture, the New Amended and Restated Tax-Exempt Indenture and the New IDB Lease Agreement will contain standard representations and warranties and contain affirmative and negative covenants, including, without limitation, the delivery periodic financial statements, annual budgets and other reports, compliance with tax laws (including laws required to maintain the tax-exempt status of the New Tax-Exempt Bonds), compliance with the Employee Retirement Income Security Act of 1974, limitations on reorganizations, liquidations, dissolution and other fundamental changes, limitations on transactions with affiliates, limitations on amendments to Project Documents, limitations on liens, limitations on indebtedness, limitations on investments and limitations on dividends, distributions and other restricted payments.
12.      Events of Default under Indentures and  New IDB Lease

         Events of Default under the New Taxable Indenture include the following: (a) failure by Reorganized Mobile Energy or Reorganized Holdings to pay any principal of or premium or interest on the New Taxable Bonds or any other Taxable Indenture Securities when due for 15 days; (b) failure to comply with certain federal, state or local laws, or covenants set forth in the project documents and financing documents; (c) delivery of false or misleading representations or warranties; (d) default by Reorganized Mobile Energy or Reorganized Holdings on the payment of indebtedness in excess of specified amounts and acceleration of such indebtedness; (e) an event of default under the Working Capital Facility or the Equipment Facility, if any, or New Amended and Restated Tax-Exempt Indenture; (f) a final non-appealable judgement or judgments for the payment of money in excess of specified amounts; (g) any lien granted to the New Collateral Agent or the trustee for the New Taxable Bonds shall no longer be effective; or (h) the bankruptcy or insolvency of Reorganized Mobile Energy or Reorganized Holdings, in each case subject to the expiration of any applicable cure period.
         Events of Default under the New Amended and Restated Tax-Exempt Indenture will consist of the following: (a) failure by the IDB to pay any principal of or premium or interest on the New Tax-Exempt Bonds or any other Tax-Exempt Indenture Securities when due for 15 days; (b) an "Event of Default" shall have occurred and be continuing under the New IDB Lease Agreement (as described below); or (c) the IDB shall fail to perform or observe any material covenant or agreement to be performed or observed by it under the provisions of the Amended and Restated Tax-Exempt Indenture other than those referred to in clause (a) of this paragraph), subject to the expiration of any applicable cure period.
         Events of Default under the New IDB Lease Agreement are substantially similar to those contained under the New Amended and Restated Taxable Indenture; provided that failure to make payments (including rent payments) under the New IDB Lease Agreement will also constitute an Event of Default under the New IDB Lease Agreement.
         Upon the occurrence of any event of default under the New Amended and Restated Taxable Indenture or the New Amended and Restated Tax-Exempt Indenture (other than bankruptcy events of default which immediately accelerate payment of the New Taxable Bonds and the New Tax-Exempt Bonds) the acceleration of payment of the New Taxable Bonds and the New Tax-Exempt Bonds may only be effectuated by the trustee for the respective bonds or, in the case of a payment default, 25% of the Holders of the New Taxable Bonds or New Tax-Exempt Bonds, as the case may be, and 33% with respect to any other event of default; provided that the rights of the Holders of the New Taxable Bonds and New Tax-Exempt Bonds with respect to entering into amendments, the granting of consents, approvals and waivers, the serving of notices, the declaration of defaults, and the exercise of remedies in the event of default under the respective indentures for the New Taxable Bonds and New Tax-Exempt Bonds is also subject to the terms and provisions of the other New Financing Documents, including without limitation the New Intercreditor Agreement.
13.      Intercreditor Arrangements

         On the issuance date of the New Taxable Bonds and New Tax-Exempt Bonds, First Union National Bank, as trustee for the New Taxable Bonds and the New Tax-Exempt Bonds, the New Collateral Agent, the IDB, Reorganized Mobile Energy, Reorganized Holdings and the Southern Entities will enter into the New Intercreditor Agreement designating the New Collateral Agent as the agent for the trustee for the New Taxable Bonds and New Tax-Exempt Bonds and the Southern Entities (collectively, the "Senior Secured Parties"). Any successor to the Senior Secured Parties and each person providing New Senior Debt (including the provider of the Working Capital Facility and the Equipment Facility) or Subordinated Debt will be required to become a party to the New Intercreditor Agreement, which will be amended to the extent necessary to accommodate the replacement or addition of such successor or other person. 14. New IDB Lease

         Pursuant to the terms of the New IDB Lease Agreement, Reorganized Mobile Energy will continue to lease the Tax-Exempt Facilities and to pay rent to the trustee for the New Tax-Exempt Bonds for the account of the IDB in an amount equal to the principal of and premium, if any, and interest on the New Tax-Exempt Bonds when due, at the times, in the manner, in the amounts and at the rate or rates of interest provided in the New Amended and Restated Tax-Exempt Indenture. The obligation of Reorganized Mobile Energy to make any payment shall be reduced by the amount of any reduction under the New Amended and Restated Tax-Exempt Indenture of the corresponding payment required under the New IDB Lease Agreement, will be absolute and unconditional and will not be subject to abatement, diminution, postponement or deduction, or to any defense other than payment or to any right of setoff, counterclaim or recoupment arising out of any breach under the New IDB Lease Agreement, the New Amended and Restated Tax-Exempt Indenture, any action by any paying agent or any holder of Tax-Exempt Indenture Securities, or any obligation or liability at any time owing to Reorganized Mobile Energy by any of the foregoing.
15. Certain Modifications of Bond Documents with Supermajority Vote Following Issuance of New Taxable Bonds and New Tax-Exempt
                  Bonds

         The Amended and Restated Taxable Indenture and the Amended and Restated Tax-Exempt Indenture will provide that with the consent of the Holders owing 66-2/3% of the aggregate principal amount of each of the New Taxable Bonds and New Tax-Exempt Bonds, Reorganized Mobile Energy shall have the right to grant any liens on its assets to any Working Capital Facility lender or Equipment Facility lender.
         The foregoing is a description of certain terms and provisions of the New Taxable Bonds, the New Tax-Exempt Bonds and certain related New Financing Documents and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the New Amended and Restated Taxable Indenture, the New Amended and Restated Tax-Exempt Indenture, the New IDB Lease Agreement, the New Intercreditor Agreement and the other financing documents, copies of which will be made available upon request made in writing to the counsel for the Proponents.
J.       Issuance of the New Securities

         THE ISSUANCE OF THE NEW SECURITIES UNDER THE PLAN RAISES CERTAIN SECURITIES LAWS ISSUES UNDER THE BANKRUPTCY CODE AND FEDERAL AND STATE SECURITIES LAWS, WHICH ARE DISCUSSED IN THIS SECTION. THIS SECTION SHOULD NOT BE CONSIDERED APPLICABLE TO ALL SITUATIONS OR ALL HOLDERS OF ALLOWED CLAIMS RECEIVING NEW SECURITIES UNDER THE PLAN. HOLDERS OF CLAIMS SHOULD CONSULT THEIR OWN LEGAL COUNSEL CONCERNING THE FACTS AND CIRCUMSTANCES WITH RESPECT TO THE ISSUANCE AND TRANSFER OF THE NEW SECURITIES IN THEIR PARTICULAR CASE.
1.       Initial Issuance of the New Securities Under the Plan

         Section 1145 of the Bankruptcy Code provides that the securities registration and qualification requirements of federal and state securities laws do not apply to the offer or sale of stock or other securities by a debtor if the offer or sale occurs under a plan of reorganization and the securities are transferred in exchange (or principally in exchange) for a claim against or interest in a debtor. The Proponents believe that the initial issuance of the New Securities to the Bondholders will be exempt from the registration and qualification requirements of federal and state securities laws under Section 1145 of the Bankruptcy Code. 2. Resale of the New Securities

         Any Bondholder who is not an "underwriter" under Section 1145 of the Bankruptcy Code may resell the New Securities received under the Plan without registering such sale under the Securities Act of 1933, as amended (the "Securities Act"). To the extent that persons deemed "underwriters" receive securities pursuant to the Plan, resales by such persons would not be exempted by Section 1145 of the Bankruptcy Code from the registration requirements of the Securities Act. GIVEN THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR HOLDER MAY BE AN "UNDERWRITER," THE PROPONENTS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN THE NEW SECURITIES. THE PROPONENTS RECOMMEND THAT POTENTIAL RECIPIENTS OF THE NEW SECURITIES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES 3. Registration Rights Agreement

         Certain Holders of Allowed First Mortgage Bondholder Claims and Allowed Tax-Exempt Bondholder Claims will be entitled to become a party to a registration rights agreement which will require the Reorganized Debtors in certain circumstances to file a registration statement with the Securities and Exchange Commission. It is contemplated that such registration statement will allow such Holders to resell their New Taxable Bonds, New Common Stock, and Combined Securities to the extent they otherwise would be unable to do so.
K.       Modification Of Payment Terms

         The Proponents reserve the right to modify the treatment of any Allowed Claim at any time after the Effective Date with the consent of the Creditor whose Allowed Claim treatment is being modified, provided, however, that the Proponents may not by any such modification treat any Creditor in a particular Class more favorably than other Creditors in the same Class.

L.       Treatment Of Executory Contracts
         --------------------------------

1.       General

         The Bankruptcy Code gives the Debtors the power, subject to the approval of the Bankruptcy Court, to assume or reject executory contracts and unexpired leases (collectively defined as "Executory Contracts" under the Plan). Rejection or assumption may be effected either pursuant to the Plan or by order of the Bankruptcy Court entered upon motion of the Debtors after notice and a hearing. If an Executory Contract is rejected, the other party to the contract or lease may file a Claim for damages incurred by reason of the rejection within such time as the Bankruptcy Court may allow. In the case of rejection of employment agreements and leases of real property, the damages allowable to non-debtor parties are limited under the Bankruptcy Code. In the case of assumption of an Executory Contract, the Bankruptcy Code requires that the Debtor promptly cure, or provide adequate assurance that it promptly will cure, any existing defaults (other than certain defaults based solely upon the Chapter 11 Cases, or the Debtors' financial condition).
         With the exception of the contracts identified in Exhibit A of the Plan, all Executory Contracts not previously rejected pursuant to a Final Order of the Bankruptcy Court or subject to a pending motion to reject as of the date of the Confirmation Hearing shall be deemed assumed by the Debtor that is a party thereto and, to the extent necessary, assigned by such Debtor to the appropriate Reorganized Debtor as of the Effective Date. The entry of the Confirmation Order with respect to the Plan shall also be construed as an order rejecting the Executory Contracts identified in Exhibit A of the Plan, and as an order assuming all other Executory Contracts, in satisfaction of the requirements of 11 U.S.C. ss. 365. The outstanding Claims under the Executory Contracts required to be cured and paid in full (as of the Effective Date) as a consequence of assumption are also set forth on Exhibit B of the Plan.
         Claims created by the rejection of Executory Contracts must be filed with the Bankruptcy Court and served upon counsel for the Debtors and the Bondholder Steering Committee not later than thirty (30) days after the earlier of service of (i) notice of entry of the  Confirmation  Order,  or (ii) other notice that such  Executory
Contract has been  rejected.  Any Claims not filed within such time will be forever barred pursuant to the Plan from assertion against the Debtors or their Assets.
M.       Committees
         ----------

         The appointment of any committee pursuant to Bankruptcy Code Section 1102 during the Chapter 11 Cases will automatically terminate, without further order of the Bankruptcy Court, on the Effective Date.
N.       Retention Of Jurisdiction

         As set forth in Section 12.01 of the Plan, the Bankruptcy Court shall retain jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan for the purpose of determining all disputes relating to Claims, Equity Interests, and other issues presented by or arising under the interpretation, implementation, or enforcement of the Plan. The Plan also provides for the retention of jurisdiction by the Bankruptcy Court to determine all other matters properly before the Bankruptcy Court.
O.       Conditions To Confirmation and Effectiveness

1.       Conditions To Confirmation

         The Plan provides that the Confirmation Order must contain the following provisions: (a) authorizing Holdings to adopt and file the Amended and Restated Holdings Articles and By-laws; (b) authorizing the issuance of the New Securities; (c) approving the KCTC Settlement Agreement, as amended, and the conveyances and transactions contemplated in Article IX of the
                           Plan, including findings necessary or appropriate to effectuate the conveyances and transactions contemplated by Article IX of the Plan;
(d) authorizing all of the other transactions contemplated by the Plan in order to effectuate the Plan;
(e) exempting the New Securities from registration under the Securities Act of 1933 and state and local laws pursuant to 11
                           U.S.C. Section 1145;
(f) findings that the SEI Pension Plan is not an Executory Contract of the Debtors, that no Claims exist under the SEI Pension Plan, and that neither Debtor is a party to the SEI Pension Plan;
(g) findings that (a) there is no default under or other breach of S.D. Warren's rights under the Master Operating Agreement, Plan Documents, Amended Project Documents, and Project Documents by Mobile Energy, Holdings, or KCTC, by the execution and performance of the Plan Documents, Amended Project Documents, or Project Documents, which default or breach would render unenforceable or invalid the Plan or any other Plan Document, Amended Project Document, or Project Document; and (b) no consent is required of S.D. Warren pursuant to the Master Operating Agreement for the execution and performance of the transactions contemplated by the Plan, including the Plan Documents and Amended Project Documents;
(h) findings that all Executory Contracts, except those listed on Exhibit A to the Plan, are assumed, that no cure amounts are owed under such contracts, or that such amounts are waived; and
(i) making the provisions of the Confirmation Order non-severable and mutually dependent.
2.       Conditions To Effective Date

         The conditions precedent to the effectiveness of the Plan are as follows:
(a) All documents effectuating the KCTC Settlement, shall have been executed and delivered;
(b) The Asset Purchase Agreement shall have been executed, and the transaction contemplated thereby shall have been closed;
(c) All documents effecting the contribution of the No. 8 Recovery Boiler to Pulpco LLC shall have been executed, and the transactions contemplated pursuant to the Term Sheet shall have been closed;
(d) The Confirmation Order shall have been entered, shall have become a Final Order, and such order shall not have been vacated, reversed, stayed, modified, enjoined, or restrained by order of a court of competent jurisdiction;
(e) All documents and agreements required to be executed or delivered under the Plan on or prior to the Effective Date shall have been executed and delivered by the parties thereto including, without limitation, the Plan Documents;
(f) All authorizations, consents, and regulatory approvals required, if any, in connection with the Plan's effectiveness shall have been obtained;
(g) No court of competent jurisdiction shall have entered an order that remains in effect restraining the Debtors from consummating the Plan;
(h) The Bond Counsel Opinion shall have been delivered to the New Tax-Exempt Trustee; and
(i)      Mobile Energy shall have become either a Qualifying
         Facility upon occurrence of all transactions scheduled to occur on the Effective Date, or an Exempt Wholesale Generator.

3.       Waiver of Conditions

         The conditions in Section 13.02, 13.03 and 13.04 of the Plan may be waived at any time in whole or in part by a writing signed by an authorized representative of each of: (1) the Debtors; (2) the Bondholder Steering Committee, as evidenced by the Bondholder Steering Committee Consent; and (3) KCTC, provided that, with respect to Sections 13.02 and 13.03 and other than the conditions required under the KCTC Settlement Agreement and the transactions contemplated by the KCTC Settlement Agreement, KCTC's consent to a waiver of conditions shall be required only if the waiver of such condition has a materially adverse effect on KCTC's interests under the Plan or the transactions contemplated under the Plan. The waivers described in Section 13.05 of the Plan may be made without notice or order of the Bankruptcy Court, or any further action other than proceeding to consummation of the Plan. The Debtors shall provide written notice of the Effective Date to the Bondholder Steering Committee. P. Effect Of Confirmation

1.       Discharge

         The Plan provides that the entry of the Confirmation Order discharges and releases, as of the Effective Date, the Debtors and former, current, and future officers, employees, attorneys, advisors, and Professionals Persons, in their official and individual capacities, and all property of the Estates of the Debtors from all Claims, debts, Liens, security interests, encumbrances, and Equity Interests that arose at any time before the Effective Date including, without limitation, any Claim of the kind specified in Sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, except as otherwise provided for in the Plan. The discharge of the Debtors under the Plan will be effective as to any Claim against the Debtors, regardless of whether a proof of Claim or proof of Equity Interest thereof was scheduled or filed, whether the Claim is an Allowed Claim, or whether the Holder thereof votes to accept or reject the Plan. To the fullest extent permitted by applicable law (including, without limitation, Section 105 of the Bankruptcy Code), from and after the Effective Date, all Holders of Claims or Equity Interests will be barred and enjoined from asserting against the Debtors, the Reorganized Debtors, or any of their Assets any such Claim, debt, Lien, security interest, encumbrance, or Equity Interest, except as otherwise provided for in the Plan.
         Except as provided in the Confirmation Order or the Plan, the provisions of the Plan will not constitute a release or waiver of any Claim or cause of action or affect the liability of any other Person which is or may be liable with the Debtors on account of any Allowed Claim.
2.       Exculpation

         Under Section 14.04 of the Plan, none of the Debtors, the Reorganized Debtors, the Bondholder Steering Committee, the Indenture Trustee, the Tax-Exempt Trustee, the Collateral Agent, or their respective affiliates, former, current and future members, officers, directors, employees, consultants, agents, advisors, members, attorneys, accountants, financial advisors, other representatives or any of their respective former, current and future officers, directors, employees, consultants, agents, advisors, members, attorneys, accountants, financial advisors, other representatives and Professional Persons, nor any Professional Person employed by any of them (collectively, the "Exculpated Persons"), shall have or incur any liability to any Person for any act taken or omission made in good faith in connection with or in any way related to (a) the filing, negotiating, prosecuting, administrating, formulating, implementing, confirming, or consummating the Plan; or (b) the property to be distributed under the Plan, including all prepetition activities leading to the promulgation and confirmation of the Plan, the Disclosure Statement (including any information provided or statement made in the Disclosure Statement or omitted therefrom), or any contract, instrument, release or other agreement or document created in connection with or related to the Plan or the administration of the Debtors, their Estates, or these Chapter 11 Cases. The Exculpated Persons shall have no liability to any Person for actions taken under the Plan, in connection therewith, or with respect thereto, in good faith, including, without limitation, failure to obtain confirmation of the Plan or to satisfy any condition or conditions, or refusal to waive any condition or conditions precedent to confirmation or to the occurrence of the Effective Date. In addition, except as set forth in the Plan and the Plan Documents, the Exculpated Persons will not have or incur any liability to any Holder of a Claim, Holder of an Equity Interest, or party-in-interest herein or any other Person for any act or omission in connection with or arising out of: (i) administration of the Plan; (ii) the property to be distributed under the Plan;
(iii) the management and operations or other activities of the Debtors and the Reorganized Debtors; (iv) any of the transactions provided for, or contemplated in, the Plan; (v) any action taken in connection with either the enforcement of the Debtors' rights against any Entities or the defense of Claims asserted against the Debtors with regard to the Chapter 11 Cases; or (vi) the administration of the Plan or the assets and property to be distributed pursuant to the Plan, except for gross negligence or willful misconduct as finally determined by a Final Order of the Bankruptcy Court, and the Exculpated Persons are entitled to rely on, and act or refrain from acting on, all information provided by other Exculpated Persons without any duty to investigate the veracity or accuracy of such information.
3.       Releases

         The Plan provides that effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as otherwise provided in the Plan, the Plan Documents, or the Confirmation Order, (i) each Holder (as well as the trustees and agents on behalf of each Holder) of a Claim or Equity Interest and each Person who has filed a Proof of Claim in the Chapter 11 Cases, and any affiliate of any such Holder or Person, in consideration of the obligations of the Debtors under this Plan and the consideration to be provided by Releasees, shall be deemed to have forever waived, released, and discharged the Releasees, from any and all claims, obligations, suits, judgments, damages, rights, causes of action or liabilities whatsoever, whether in tort, for fraud, in contract, whether in law or equity or otherwise, violations of federal or state securities laws, or otherwise, whether known or unknown, whether foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or other occurrence taking place on or before the Effective Date in any way relating to the Debtors, their Estates, the Chapter 11 Cases, or the Plan, including the transactions to be entered into under the Plan, which may have directly or indirectly impacted or harmed in any way the value of any Claim against or Equity Interest in any of the Debtors or their Affiliates, and (ii) the Confirmation Order will enjoin the prosecution by any Entity, whether directly, derivatively, or otherwise, of any claim, debt, right, cause of action, or liability that was or could have been asserted against the Releasees, except as otherwise provided in the Plan.
4.       Injunction against Interference with Plan

         The Plan provides that from the Effective Date, all Holders of Claims and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, will be enjoined from taking any actions to interfere with the implementation or consummation of the Plan.
5.       Vesting of Assets

         Upon the Effective Date, pursuant to Bankruptcy Code Section 1141(b) and (c), all property of each Debtor's Estate will vest in the respective Reorganized Debtor free and clear of all Claims, Liens, encumbrances, charges, rights of setoff or recoupment, and other interests of Creditors, except as otherwise provided for in the Plan. The Reorganized Debtors may operate their businesses free of any restrictions imposed by the Bankruptcy Code and in all respects as if there were no pending case under any chapter or provision of the Bankruptcy Code, except as provided for in the Plan.
Q.       Consummation And Effectiveness

         The Plan will be substantially consummated on the Effective Date. The Effective Date of the Plan will be a date selected by the Debtors that is no more than ten (10) business days following the date on which all conditions to effectiveness set forth in
Article XIII of the Plan have either occurred or been waived to the extent permitted by Section 13.05 of the Plan.


R.       Amendments to Holdings Articles of Incorporation and Holdings By-laws;
         Amendments  to  Mobile  Energy   Articles  of Organization and
         Mobile Energy Operating Agreement
         -----------------------------------------------

1.       Amendments to Holdings Articles of Incorporation and Holdings By-laws

         The Confirmation Order will provide, to the extent required, authorization for Holdings to file and for Judge of Probate of Mobile County, Alabama to accept the filing by Holdings of the Amended and Restated Holdings Articles of Incorporation and Amended and Restated Holdings By-laws, which, in addition to the amendments described below, may substantially amend and restate existing provisions of the Holdings Articles of Incorporation and Holdings By-laws, including, but not limited to, provisions granting limitation of liability and indemnification of officers and directors to the full extent permitted under the laws of the State of Alabama. The Holdings Articles of Incorporation and Holdings By-laws will be amended to provide, among other items, for the issuance of the New Common Stock, for the prohibition against the issuance of non-voting stock, and for such other changes necessary to effectuate other provisions of the Plan and 11 U.S.C. Section 1123(a)(6).


2. Amendments to Mobile Energy Articles of Organization and Mobile Energy Operating Agreement

         The Confirmation Order shall provide authorization for Mobile Energy to file and for the Judge of Probate of Mobile County, Alabama to accept the filing by Mobile Energy of the Amended and Restated Mobile Energy Articles of Organization and the Restated Mobile Energy Operating Agreement, which, in addition to the amendments described below, may substantially amend and restate existing provisions of the Mobile Energy Articles of Organization and Operating Agreement, including, but not limited to, provisions granting limitation of liability and indemnification of officers and directors to the full extent permitted under the laws of the State of Alabama. The Mobile Energy Articles of Organization and the Operating Agreement will be amended to provide, among other items, for the issuance of the Reorganized Mobile Energy Equity Interests, for the prohibition against the issuance of non-voting equity interests, and for such other changes necessary to effectuate other provisions of the Plan and 11 U.S.C. Section 1123(a)(6).

S. Events of Default

         In the event of a default under the provisions of the Plan (as opposed to a default under the documents executed to implement the Plan, which documents shall provide independent bases for relief), any Creditor or party in interest desiring to assert such a default must provide the Reorganized Debtors with written notice of the alleged default. The Reorganized Debtors have sixty (60) days from receipt of the written notice in which to cure the default. Such notice must be delivered by certified mail, return receipt requested to the Reorganized Debtors and their attorney at the addresses identified in the Plan. If the default is not timely cured, any Creditor or other party in interest may thereafter file and serve upon the Reorganized Debtors and their attorneys a motion to compel compliance with applicable provisions of the Plan. The Bankruptcy Court, upon finding a material default, will issue such orders compelling compliance with the pertinent provisions of the Plan.

T.       Retention of Claims and Causes of Action

         The investigation by the Debtors of their claims and causes of action, including Avoidance Claims, is continuing. Pursuant to Bankruptcy Code Section 1123(b)(3), the Reorganized Debtors will retain and may enforce any and all claims and causes of action of the Debtors which are believed to be meritorious, including, but not limited to, any claims for contribution or indemnification, and any Avoidance Claims, unless such claims have been released, settled, or time-barred. At this time, the Debtors do not believe that any Avoidance Claims exist.
                                       X.

                   RISK FACTORS ASSOCIATED WITH PROPOSED PLAN
A.       General

         In considering whether to vote for or against the Plan, Holders of Claims or Equity Interests in impaired Classes should consider the following: there can be no assurance that the Plan as proposed will be accepted by the requisite number of Holders or amounts of Claims or approved by the Bankruptcy Court, and there can be no assurance that the Plan will not be modified up to and through the Confirmation Date. Notwithstanding Bankruptcy Court approval, it is possible that the Plan may not be consummated because of other external factors that may adversely affect the funding of the distributions provided therein and/or the making of distributions.
B.       Fuel and Power Prices

         The projections attached to this Disclosure Statement are sensitive to the future price of natural gas, the principal fuel used to power the Cogen Project and Mobile Energy's power boilers and turbine-generators, and the future price of power sold into and purchased from the wholesale market. Under the New Tissue Mill ESA and the New Pulp Mill ESA, Mobile Energy will be unable to pass the fuel costs through to the Tissue Mill Owner and the New Pulp Mill Owner. Thus, except to the extent that the charges for steam processing services in the New Tissue Mill ESA and the New Pulp Mill ESA are partially indexed, one year in arrears, to gas and coal prices, increases in natural gas prices will result in a less than proportionate increase in the revenues to be received under the New Tissue Mill ESA and the New Pulp Mill ESA. In addition, Mobile Energy and the Cogen Project will be subject to pricing risk on that portion of its output which is to be sold off-site or to any purchases it would make in the market. Natural gas prices currently are at the highest level in many years and power prices in the southeastern United States have not increased proportionately. The Projections attached to this Disclosure Statement assume future prices of $3.12 per MMbtu and current spot market prices are greater than $4.50 per MMbtu. Projections of commodity prices are generally difficult to make and often unreliable. If natural gas prices stay at their current levels or increase, the Projections will be negatively impacted. C. Operational Risks

         In general, as with any sophisticated energy and chemical recovery plant, operation of the Energy Complex involves many risks, including, among other things, the risk of equipment breakdown, failure, fuel availability or pricing, or explosion. Mobile Energy is subject to various risks and uncertainties that may be outside its control, including, among other things:
(i) governmental, statutory, regulatory or administrative changes or initiatives affecting Mobile Energy, or its contracts, including economic and environmental regulation; (ii) changes in current prices and future prices of natural gas and power that affect Mobile Energy's economic assumptions and predictions regarding price levels and demand for power; (iii) permitting requirements and limitations for the Energy Complex and its contracts; (iv) more streamlined operations may impact the reliability of the Energy Complex and the result could lead to additional penalties under the ESA's; (v) construction risks, including unanticipated costs -- such as cost overruns and the assessment of property taxes -- not included in the budget, completion delays and start-up problems;
(vi) operating risks, including equipment failure, environmental compliance issues, dispatch or transmission levels, heat rate and output, transmission credits and the amounts and timing of revenues and expenses; (vii) changes in costs of ownership of the facilities, including property and franchise taxes and taxes on gross receipts; (viii) the cost and availability of fuel and transmission service for the Energy Complex; (ix) the enforceability of the Original Energy Services Agreements, the New Tissue Mill ESA and the New Pulp Mill ESA; (x) the financial viability of the Mills; (xi) the ongoing creditworthiness of customers and Deltak; (xii) the price of power products in Mobile Energy's market regions; (xiii) competition from other power plants, including new power plants and new technologies that may be developed in the future; (xiv) construction and development risks associated with the Cogen Project; (xv) labor disputes or other events such as fires, hurricanes, floods, droughts, other acts of God, changes in law or acts of eminent domain that could disrupt or disable Mobile Energy's operations; and (xvi) legal risk that entities will comply with their agreements with the Debtors. D. Financing Risks

         In order to complete the development of the Cogen Project, Mobile Energy must raise approximately $57 million in financing. Under the terms of such financing, Mobile Energy may be required to grant a lien on its assets to obtain such financing which is senior to the liens of the First Mortgage Bondholders and the Tax-Exempt Bondholders. Failure to timely raise the required funds also may put the CT development at risk. The CT may have to be purchased under Amendment No. 1 prior to the time that Mobile Energy will be able to obtain the financing. Thus, Mobile Energy could lose the right to purchase the CT if it fails to obtain the financing in time. While the Debtors believe they will be successful in raising the required capital, there is no guarantee that they will be able to do so. If they fail to raise the required capital, it will materially and adversely affect the Debtors' ability to make the payments to Creditors contemplated by the Plan.
E.       Operating and Maintenance Costs

         Historically, operating and maintenance costs have been a significant component of Mobile Energy's costs. Southern Energy Resources has been operating the Energy Complex, but the Projections assume that it will cease to operate the Energy Complex on January 1, 2001. The projections attached to this Disclosure Statement assume annual cost savings beyond those already achieved by Mobile Energy. The bids received to date to enter into a new operation and maintenance agreement with Mobile Energy generally are consistent with the assumed costs in the projections. However, if Mobile Energy is unable to reach an agreement with a future operator of the Energy Complex, or if the facility cannot be operated in line with the assumed costs, the results set forth in the Projections will not be obtained.
F.       Mill Risk; Dependence Upon Mill Owners for Revenue

         Mobile Energy is highly dependent on the revenues and cost structure provided under the ESA's. Risk of adverse consequences to Mobile Energy exists if any of the counterparties to an ESA fails to comply with its obligations thereunder. The Paper Mill Owner has the ability to reduce its operations or to close the Paper Mill and terminate its ESA. KCTC has the ability to reduce its operations or to close the Tissue Mill. If the Paper Mill ESA is terminated because of a Mill Closure, it will significantly reduce the revenues payable to Mobile Energy unless it is accompanied by a corresponding decrease in operating costs, which is unlikely. If the Paper Mill, the Tissue Mill or the New Pulp Mill reduce their operations it may also reduce the revenues payable to Mobile Energy. If the Paper Mill, the Tissue Mill, or the New Pulp Mill ceases to operate there is a significant likelihood that Mobile Energy will not be able to meet its obligations under the New Securities.
         The Paper Mill Owner has had limited participation in the process resulting in the Plan. In addition, S.D. Warren has appealed certain previous orders in the Chapter 11 Cases and has objected to certain amounts billed by Mobile Energy under the Paper Mill ESA. The effects of the shutting down of the Pulp Mill have resulted in the charges under the Paper Mill ESA being significantly higher than market energy prices and the Paper Mill Owner has shut-down its No. 9 paper machine for economic reasons in the past. The Paper Mill's No. 4 paper machine is currently shut-down for economic reasons. In addition, the Paper Mill Owner has announced in open court in the Chapter 11 Cases and to its employees that it may elect to close all or a portion of the Paper Mill unless it can receive electricity and steam processing services from Mobile Energy at substantially reduced prices. As a result of all of these factors, the Proponents believe that the revenues to be received under the Paper Mill ESA may be difficult to collect at the current levels. As a result, the Proponents have discounted the revenues from the Paper Mill assumed in the Projections. The Proponents have no assurance that all (or any) of the revenues from the Paper Mill in the Projections will be received from the Paper Mill.
G.       Transmission Capacity Risks

         Future sales of electricity by Mobile Energy and the Cogen Project to wholesale customers will depend on the existence of available transmission capacity through APCo's transmission system. The Proponents' projections assume that there will be sufficient transmission capacity to transmit and sell the electricity that Mobile Energy and the Cogen Project will produce after the Effective Date. However, transmission capacity is limited and is not likely to be expanded in the near future. Although in the past APCo has had sufficient capacity to accommodate Mobile Energy's power sales, Mobile Energy does not have a firm commitment from APCo for APCo to transmit all of the electricity that Mobile Energy or the Cogen Project are expected to produce for sale to wholesale customers. APCo has stated that it has no available firm transmission capacity. If Mobile Energy or the Cogen Project is unable to transmit electricity through APCo's transmission system, it may materially and adversely affect the Debtors' projections and their ability to make the payments to Creditors contemplated by the Plan.
H.       Cogen Project Development Risk

         The Cogen Project will cost an estimated $87 million and will take 16-18 months to complete. In addition to the financing risks mentioned above, and other operational risks discussed in this Article X, there is the risk that the Cogen Project will not be completed or that it will not be completed on time. Development projects are subject to inherent risk due to many factors not within the control of the developer. The terms of the agreement for the engineering, procurement and construction of the project have not yet been negotiated. If such an agreement is finally negotiated, there is the risk that the contractor may not perform under the agreement. There also is the risk that the development of the Cogen Project may cost more than projected, and that sub-contractors will not perform as expected.
I.       Tax Effect on the Projections

         The Projections attached to this Disclosure Statement do not provide that Holdings is a taxpayer for income tax purposes. Holdings currently is organized as a corporation and would therefore be a taxpayer. The Projections are based on an assumption that Holdings will convert to a limited liability company in the future. There is no assurance that Holdings will elect to convert to a limited liability company or that such a conversion will not have an adverse tax consequence on Holdings or its shareholders. If Holdings remains a taxpayer, it would have an adverse impact on the results set forth in the Projections. J. Extension of Lease and Other Contracts

         The New Taxable Bonds and the New Tax-Exempt Bonds are scheduled to mature in 2021. Certain of the underlying project contracts expire prior to 2021 and there is no assurance that extensions of those contracts can be achieved.
K.       PUHCA; PURPA

         If Mobile Energy can obtain the agreement of each of the Mill Owners to modify the ESA with that Mill Owner to provide for the power processing services to be provided by MESC Retail under a separate agreement, then the Debtors will request a ruling from the FERC that Mobile Energy be determined to be an Exempt Wholesale Generator under Section 32 of the Public Utility Holding Company Act, 15 U.S.C. Section 79z-5a ("PUHCA"). The significance of achieving Exempt Wholesale Generator status is that Mobile Energy will be able to buy electricity from and sell electricity to wholesale customers and yet not be regulated as a public utility under PUHCA. However, there is no assurance that the FERC will agree with the Proponents' position with respect to Mobile Energy qualifying as an Exempt Wholesale Generator. If the Exempt Wholesale Generator status is not achieved, Mobile Energy's ability to service its customers may suffer adverse economic consequences resulting from it not being able to purchase and resell power to S.D. Warren. The Proponents believe that Mobile Energy will obtain the agreement of each of KCTC and Jubilee Pulp (or a higher bidder) to modify the ESA between each of them and Mobile Energy so that MESC Retail will be able to provide power processing services and purchase power for resale to each of them when the cost of such purchased power is less than the cost Mobile Energy would incur in producing such power.
         If it cannot obtain Exempt Wholesale Generator status, Mobile Energy will file with the FERC to have the Energy Complex qualified as a Qualifying Facility under the Public Utility Regulatory Policies Act of 1978 ("PURPA"). The FERC has established certain criteria to determine whether a facility is a Qualifying Facility. A Qualifying Facility must meet specified thermal energy output ratios and an efficiency standard. Based upon operating data that are available, the Proponents believe Mobile Energy currently meets, and will continue to meet, the requirements to become a Qualifying Facility, but there can be no assurance that Mobile Energy will continue to meet the requirements in the future. Qualifying Facility status could be jeopardized if a steam customer closes its Mill and it results in a loss of a customer. The significance of achieving the Qualifying Facility status is that Mobile Energy will not be a public utility under PUHCA. As a Qualifying Facility, however, Mobile Energy will not be able to resell power it did not produce, but purchased from a third party.
         If neither Exempt Wholesale Generator or Qualifying Facility status is achieved, those entities owning at least 10%
(including the aggregation of any affiliated holdings) of the equity of Mobile Energy and Holdings may be subject to reporting requirements, and they likely will be required to register as public utility holding companies under PUHCA.
L.       Environmental Risks
         -------------------

         Mobile Energy is subject to comprehensive federal, state, and local environmental laws and regulations, which are subject to constant change, including those governing air emissions, waste water discharges, and hazardous and non-hazardous waste disposal.
Mobile Energy recognizes that both it and the Mills may incur capital and operating costs in the future to comply with currently existing laws and regulations, new regulatory requirements and possible new statutory requirements.

1.       The Cluster Rule

         The Cluster Rule, which was promulgated by the EPA in April, 1998, provides for (1) certain effluent limitation guidelines and standards for the control of waste water pollutants; and (2) national emission standards for hazardous air pollutants from mills that chemically pulp wood fiber using kraft, sulfite, soda, or semi-chemical methods. The Cluster Rule would principally apply to the Mills and could require significant capital expenditures by, and significant modifications to, the Mills. The Cluster Rule also may require capital expenditures for additional air emission controls at the Energy Complex. None of the Mills is contractually obligated to Mobile Energy to comply with the Cluster Rule or any other environmental regulation. Thus, the Mills could choose to close entirely rather than incur the costs imposed by the Cluster Rule. KCTC cited the cost of complying with the Cluster Rule as one of the reasons for shutting down the Pulp Mill. As such, the failure by the Mills to spend the monies necessary to comply with the Cluster Rule could, indirectly, have a material adverse impact on Mobile Energy's results of operations. Jubilee Pulp (or a higher bidder) will have to make capital improvements to the Pulp Mill Assets necessary to comply with the Cluster Rule. 2. The Combustion Rule

         The Combustion Rule was proposed by the EPA in April 1998, when the Cluster Rule was promulgated. If promulgated in the same form, the Combustion Rule (which would principally apply to the Energy Complex) could require significant capital expenditures by Mobile Energy and equipment and operational modifications to the Energy Complex. Mobile Energy is still in the process of studying the potential impacts of the rule and cannot estimate the expense required to comply with such a rule.
         Under the New Tissue Mill ESA and the New Pulp Mill ESA, Mobile Energy cannot charge KCTC or Jubilee Pulp for any costs it incurs in complying with the Combustion Rule, if finally adopted, or the Cluster Rule. Under the Master Operating Agreement, Mobile Energy generally is permitted to charge the Paper Mill Owner a portion of the reasonable cost of capital expenditures or Operation and Maintenance expenses incurred by Mobile Energy as a result of the Combustion Rule or the Cluster Rule. Nevertheless, there can be no assurance that the Paper Mill Owner will comply with its obligations under the Master Operating Agreement with respect to the Combustion Rule. As such, the promulgation of the Combustion Rule, or the failure by the Paper Mill Owner to comply with such obligations under the Master Operating Agreements, could have a material adverse effect on the financial condition of Mobile Energy and the Debtors' ability to consummate the Plan.
3.       CERCLA

         Another law that could affect Mobile Energy is the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), also known as the "Superfund" law, which imposes liability, without regard to fault or the legality of the original conduct, on certain classes of persons who are considered to be responsible for the release of a "hazardous substance" into the environment. These persons include the owner or operator of a disposal site or sites where the release occurred and companies that disposed or arranged for disposal of the hazardous substances found at a site. Under CERCLA, such persons may be subject to joint and several liability for the costs of cleaning up the hazardous substances, for damages to natural resources, and for the costs of certain health studies. Furthermore, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by hazardous substances or other pollutants released into the environment. At this time, Mobile Energy is unaware of any conditions on its property that would trigger CERCLA liability. Of course, conditions might currently exist or might occur in the future which could expose Mobile Energy to potential liability under CERCLA. M. Permitting and Regulatory Matters

         As with any project comparable in size and nature to the Energy Complex, the Debtors are required to comply with the constantly changing provisions of numerous statutes and regulations relating to the safety and health of employees and the public during the operation of the Energy Complex, including: emergency response and remediation or cleanup in connection with hazardous and toxic materials or other substances associated with the Energy Complex; limits on noise emissions from the Energy Complex; safety and health standards; practices and procedures applicable to the operation of the Energy Complex; environmental protection requirements (such as standards relating to the discharge of pollutants into the air, water, and land); compliance with pipeline safety requirements; and employment, hiring, and anti-discrimination requirements. Compliance with such requirements may impose significant additional costs on the Debtors. Failure to comply with any such statutes or regulations could have material adverse effects on the Debtors and their financial condition, including civil or criminal liability, imposition of clean-up liens and fines, and expenditures of funds to bring the Energy Complex into compliance. There can be no assurance that the Debtors at all times will be in compliance with all applicable statutes and regulations or that steps to bring Mobile Energy into compliance would not materially adversely affect the Debtors' ability to pay the principal of and interest on the New Securities. Additionally, there can be no assurance that the Mills or the Mill Owners at all times will be in compliance with applicable statutes and regulations. Due to the integrated nature of the Mills and the Energy Complex and the tax-exempt nature of some of the obligations of Mobile Energy, failure by the Mills or the Mill Owners to comply with applicable statutes and regulations could have a materially adverse impact on the Debtors and their financial condition.
         The Debtors also are obligated to comply with the constantly changing provisions of the numerous federal, state, and local statutory and regulatory regimes specifically applicable to its operations and to obtain and maintain numerous governmental approvals pursuant to applicable laws.
         The Debtors and Southern Energy Resources have obtained all material discretionary governmental approvals required as of the date hereof in order to operate the Energy Complex. Although not currently required, additional governmental approvals, including without limitation, renewals, extensions, transfers, assignments, reissuances or similar actions regarding governmental approvals, may be required in the future due to a change in law, a change in the Debtors' customers, a change in the configuration of the Energy Complex, or for other reasons. For example, the Debtors anticipate using the permits for the Number 5 and Number 6 Power Boilers for the Cogen Project. However, such permits must be modified to reflect a June 2002, commercial operating date for the Cogen Project. If Mobile Gas Company constructs a pipeline to provide gas to the Energy Complex, a tariff for gas transportation service by Mobile Gas Company to the Cogen Project must be approved by the Alabama Public Service Commission. Also, if the Debtors were to sell electricity or steam to more than a limited number of end users, the Debtors (and such sales) could be subject to rate and other regulation by the Alabama Public Service Commission, which could materially adversely affect the Reorganizing Debtors' revenues, costs, or flexibility in providing services. However, no assurance can be given that the Debtors will be able to obtain and/or maintain all required governmental approvals that it does not yet have or that it may in the future require, or that the Debtors will be able to obtain any necessary modifications to existing governmental approvals. Delay in obtaining or failure to obtain and maintain in full force and effect any such governmental approvals, or amendments thereto, or delay or failure to satisfy any such conditions or other applicable requirements, could prevent operation of the Energy Complex, sales to persons other than the Mill Owners or delivery of fuel or ash disposal, or could result in additional costs to the Company.
         The Debtors' business also could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws that impose more comprehensive or stringent requirements on the Energy Complex, the use or transportation of fuel, or the transportation or disposal of ash. For example, a statutory or regulatory change, or a new judicial or administrative interpretation of existing laws, could subject Mobile Energy and its sales of Power Processing Services and Steam Processing Services to regulation by the Alabama Public Service Commission even if the Debtors' business does not change significantly. Any such changes could substantially increase the cost of the Debtors' operations or decrease the Debtors' revenues, and thereby impair the Debtors' ability to pay the principal of and interest on the New Securities.
         Under Chapter 14 of Title 37 of the Code of Alabama (the "Alabama Territorial Law"), which regulates service territories for electric suppliers, Alabama Power is the primary electric supplier in the City of Mobile. Secondary electric suppliers are prohibited from extending facilities to serve existing or new premises within the city limits. The Mobile Facility lies within the city limits. At the time Mobile Energy acquired the Energy Complex from KCTC, Mobile Energy obtained a statement from APCo (which relied upon Mobile Energy's certification that it would not extend any transmission or distribution facilities from the Mills) to the effect that by providing electric power to the existing Mobile Facility, Mobile Energy would not be in violation of the Alabama Territorial Law. However, there can be no assurance that the same conclusion will apply to sales by MESC Retail or that the Alabama Public Service Commission would reach the same conclusion if presented with the issue at this time or in the future. If the Alabama Territorial Law were found to prohibit Mobile Energy or MESC Retail from providing Power Processing Services to the Mills, Mobile Energy's revenues and its ability to pay the principal of and interest on the New Securities would be materially and adversely affected.
N.       Subdivision of Real Property at the Mobile Facility

         The real property transfers that will occur under the KCTC Settlement Agreement and the development of the New Pulp Mill require a resubdivision of the real property located at the Mobile Facility. To resubdivide the real property at the Mobile Facility requires approval by the Mobile Planning Commission. The Debtors anticipate submitting the resubdivision plans and drawings to the Mobile Planning Commission on or before September 25, 2000, so that the resubdivision may be considered at the October 19, 2000 meeting of the Planning Commission. If the submission is timely filed and considered at the October 19, 2000 meeting, a decision will be expected in mid-November 2000. There is no assurance that the Mobile Planning Commission will approve the resubdivision of the real property. Failure of the Mobile Planning Commission to approve the resubdivision would materially and adversely affect the Debtors' ability to consummate the Plan.
O.       The New Pulp Mill; Transfer of Number 8 Recovery Boiler

         The development of the 800 short ton per day pulp mill by Jubilee Pulp is subject to several risks. The Pulp Mill at the Mobile Facility has not been operational since it was shutdown by KCTC on September 1, 1999, and it is uncertain that the equipment for the New Pulp Mill will function as planned, particularly given that it has been mothballed for over a year. The pulp mill has never functioned as an 800 short ton per day pulp mill and it is not certain that the Pulp Mill Assets will function properly at one half of the capacity of the former Pulp Mill.
         Jubilee Pulp is a newly created special purpose corporation formed to acquire the Pulp Mill Assets from KCTC and develop the New Pulp Mill. Jubilee Pulp has no experience in the business of producing pulp or developing a pulp mill. It is not certain that Jubilee Pulp will be successful in developing and operating the New Pulp Mill. If Jubilee Pulp fails to develop the Pulp Mill, the projections attached to this Disclosure Statement will be adversely affected.
         It is not certain that Jubilee Pulp will be able to obtain the financing it needs to develop the New Pulp Mill. If Jubilee Pulp does not obtain the funds required to develop the New Pulp Mill, the New Pulp Mill may not be developed and Mobile Energy may not receive the revenue assumed in the Projections attached to this Disclosure Statement.
         The structure of the transaction involving the Number 8 Recovery Boiler has certain risks. The Proponents believe that the transfer of the Number 8 Recovery Boiler by Mobile Energy to Holdings and Holdings contribution to Pulpco LLC as described above in Section V.E.3. will not result in a taxable gain to the Reorganized Debtors. While the Proponents are confident of their legal position, there is no guarantee that the applicable taxing authorities will agree with the Proponents or, if the Debtors are challenged by a taxing authority, that the Debtors will prevail on the matter in court. If it ultimately is determined that the transfer and contribution of the Number 8 Recovery Boiler to Pulpco LLC is a taxable event to the Reorganized Debtors, a gain of approximately $30 million would be recognized in the year in which the transfer occurs resulting in significant additional tax liability for Holdings.
P.       IDB Approval

         Certain of the transactions contemplated under the Plan will require the approval of the IDB. The IDB has not yet approved the Plan or the transactions contemplated thereby. While the Proponents expect that the IDB will approve the transactions contemplated by the Plan, there is no guaranty that it will do so.
Q.       Tax-Exempt Status of New Tax-Exempt Bonds

         The exclusion of interest on the New Tax-Exempt Bonds is subject to the condition that the IDB and the company comply with all requirements of the Tax Code that must be satisfied subsequent to the issuance of the New Tax-Exempt Bonds for federal income tax purposes. One requirement is that at least 65% of the material burned each year in the Number 7 Power Boiler, measured by weight or volume, constitute solid waste as defined in the Tax Code and the regulations thereunder. There is no assurance that solid waste will be available during the entire term of the New Tax-Exempt Bonds. Another requirement is that, if not in use, the Number 7 Power Boiler must be kept in a condition so that it can be reactivated and used for the disposal of solid waste and may not be converted to an inconsistent use. These requirements limit the flexibility of, and may impose additional costs on, Reorganized Mobile Energy with respect to the Number 7 Power Boiler.
XI.
                               VALUATION ANALYSIS
A.       General

         The Proponents believe that the Plan and the debt restructuring contemplated therein will enable the Reorganized Debtors to continue to operate their businesses on a going concern basis. In the course of the Chapter 11 Cases, the Proponents have considered alternatives to the Plan, including liquidation under Chapter 7 of the Bankruptcy Code. Attached hereto as Exhibit L is the Proponents' liquidation analysis. The Proponents believe that the Plan provides the greatest possible recovery to all Creditors and is in the best interests of all the creditors.
         The Proponents believe that the value of the distributions to Creditors under the Plan, as of the Effective Date, exceeds the value such Holders would receive in a liquidation of the Debtors' assets under Chapter 7 of the Bankruptcy Code.
B.       Liquidation Value

         The Proponents have considered the alternative of liquidating the Debtors' assets in a Chapter 7 case under the Bankruptcy Code. The Proponents have concluded that their best estimate of the value available for distribution to unsecured creditors under this scenario would be zero. A shut-down of the Energy Complex and disposition of available assets in a Chapter 7 case would not, in the Debtors' view, yield an amount sufficient to repay the Southern Post-Petition Claims, the First Mortgage Bondholder Claims and the Tax-Exempt Bondholder Claims. Furthermore, the value available for distribution to the First Mortgage Bondholders and the Tax-Exempt Bondholders under this scenario would be less than the anticipated value they would receive under the Plan. Unsecured Creditors would receive no distributions under this scenario.
         Accordingly, the Debtors and the Bondholder Steering Committee believe that a liquidation under Chapter 7 of the Bankruptcy Code would result in smaller distributions to the First Mortgage Bondholders, the Tax-Exempt Bondholders, and to General Unsecured Creditors than those distributions provided for under the Plan.
XII.
                           BANKRUPTCY CAUSES OF ACTION
A.       Preferences

         Pursuant to the Bankruptcy Code, a debtor may recover certain transfers of property, including cash, made while the debtor was insolvent during the ninety (90) days immediately prior to the filing of its bankruptcy petition on account of pre-existing debts to the extent the transferee received more than it would have on account of the pre-existing debt had the debtor been liquidated under Chapter 7 of the Bankruptcy Code (a "Preferential Transfer"). The recovery period is one year if the recipient of the Preferential Transfer is an insider of the debtor. There are certain defenses to Preferential Transfer Causes of Action. Transfers made in the ordinary course of the debtor's and the transferee's business according to the ordinary business terms in the industry are not recoverable. Furthermore, if the transferee extended credit subsequent to the transfer (and prior to the commencement of the bankruptcy case) for which the transferee was not repaid, the transferee is entitled to an offset against any otherwise recoverable transfer of property. If a transfer is recovered by the debtor, the transferee has a general unsecured claim against the debtor to the extent of the recovery. The Debtors are reviewing their books and records to determine whether any transfers may constitute potential Preferential Transfers. At this time, the Debtors are unaware of any potentially recoverable preferential transfers of property.
B.       Fraudulent Conveyances

         Under the Bankruptcy Code and under various state laws, a debtor may recover certain transfers of property, including the grant of a security interest in property, made while insolvent or which rendered it insolvent if and to the extent the debtor received less than fair value for such property. The Debtors have asserted a fraudulent conveyance cause of action in the KCTC Adversary Proceeding. The Debtors are examining their books and records for other transfers which may constitute fraudulent conveyances. Other than the KCTC Adversary Proceeding, which is being resolved pursuant to the KCTC Settlement Agreement and as part of the Plan, the Debtors do not anticipate that a significant amount of money will be recovered through the recovery of fraudulent transfers.
         Prior to the filing of the Motion to Approve the Cogeneration Development Agreement, the Bondholder Steering Committee and the Debtors investigated whether potential fraudulent transfer causes of action could be asserted against Southern or its affiliates. Prior to the announced shutdown of the Pulp Mill by KCTC, Southern had received dividends from Holdings. The Proponents investigated whether the payment of such dividends could be a fraudulent under the Bankruptcy Code or under applicable state law. All such claims were released by the Debtors and by certain bondholders in connection with the Cogeneration Development Agreement and the value of such claims was taken into account in the negotiations leading to the Cogeneration Development Agreement. XIII.
                         CERTAIN INCOME TAX CONSEQUENCES
A.       Scope And Limitations
         Under the Internal Revenue Code of 1986, as amended (the "Tax Code"), there are significant federal income tax consequences associated with the Plan described in this Disclosure Statement. It is not practicable to present a detailed explanation of all of the federal income tax aspects of the Plan, and the following is only a summary discussion of certain of the significant consequences that affect Creditors. This summary is based upon laws, regulations, rulings, and decisions now in effect and upon proposed regulations, all of which are subject to change (possibly with retroactive effect) by legislation, administrative action, or judicial decision.
         Under present law, there is uncertainty surrounding many of the tax consequences discussed below. Further, this summary does not discuss all aspects of federal taxation that may be relevant to a particular Creditor and the federal income tax consequences to any particular Creditor may be affected by special considerations not discussed below. For example, certain types of Creditors (including non-resident aliens, foreign corporations, broker-dealers, financial institutions, life insurance companies, and tax-exempt organizations) may be subject to special rules not discussed below. In addition to the federal income tax consequences discussed below, the transactions contemplated herein may have significant state and local tax consequences which are not discussed herein. Neither a ruling from the Internal Revenue Service (the "IRS") nor an opinion of counsel has been requested with respect to the federal income tax consequences of the Plan.
         ACCORDINGLY, HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THE FEDERAL, STATE, AND LOCAL TAX CONSEQUENCES OF THE PLAN WITH RESPECT TO THEIR CLAIM. NEITHER THE DEBTORS NOR DEBTORS' COUNSEL ARE MAKING ANY REPRESENTATIONS REGARDING THE PARTICULAR TAX CONSEQUENCES OF CONFIRMATION AND CONSUMMATION OF THE PLAN AS TO ANY CREDITOR NOR ARE THE DEBTORS OR DEBTORs' COUNSEL RENDERING ANY FORM OF LEGAL OPINION AS TO SUCH TAX CONSEQUENCES.
B.       Tax Consequences To Creditors
         The federal income tax consequences to Creditors arising from the Plan will vary depending upon, among other things, the type of consideration received by the Creditor in exchange for its Claim, whether the Creditor has taken a "bad debt" or "worthless security" deduction with respect to its Claim, whether the Creditor holds its Claim as a "capital asset" within the meaning of Section 1221 of the Tax Code, whether the Creditor receives consideration in more than one tax year of the Creditor, whether the Creditor is a resident of the United States, and whether all of the consideration received by the Creditor is deemed to be received by that Creditor in an integrated transaction.
1.       General
         The Plan contemplates the distribution to the Holders of First Mortgage Bondholder Claims, at the Holder's election, on a Pro Rata basis with other Holders of Allowed Class 4 Claims, either: (1) a specified share of the New Taxable Bonds, and a specified share of the New Common Stock; or (2) a specified share of the Combined Securities. The Plan also contemplates the distribution to the Holders of the Tax-Exempt Bondholder Claims, at the Holder's election, on a pro rata basis with other Holders of Allowed Class 5 Claims a specified share of the New Tax-Exempt Bonds, and either: (1) a specified share of the New Common Stock; or (2) a specified additional share of the New Tax-Exempt Bonds.
2.       Holders of First Mortgage Bondholder Claims
         The federal income tax consequences of the Plan to the Holders of First Mortgage Bondholder Claims will depend, in part, on whether the New Taxable Bonds (whether issued separately or as part of Combined Securities) are treated as obligations of Reorganized Holdings. Since, pursuant to the Plan, 100% of the Mobile Energy Equity Interests will be owned by Reorganized Holdings, Mobile Energy will be treated as a "disregarded entity" for federal income tax purposes. If, as a result of that characterization, the issuance of the New Taxable Bonds were to be treated as the issuance of obligations of Reorganized Holdings, the Holders of First Mortgage Bondholder Claims would be treated for federal income tax purposes as having transferred their Claims to Reorganized Holdings in exchange for New Taxable Bonds and New Common Stock of Reorganized Holdings. In that case, the Holder would not recognize any loss on the exchange, but would recognize gain to the extent of the lesser of (i) the issue price of the New Taxable Bonds received (less that portion treated as having been paid to the Holder in respect of a Claim for accrued but unpaid interest on the Holder's First Mortgage Bonds), or (ii) the Holder's "realized gain" on the exchange. For this purpose, a Holder's realized gain on the exchange would be equal to the excess of (x) the sum of the issue price of the New Taxable Bonds (less that portion treated as having been paid to the Holder in respect of a Claim for accrued but unpaid interest on the holder's First Mortgage Bonds) and the fair market value of the New Common Stock of Reorganized Holdings received, over (y) the Holder's adjusted tax basis in its Claim. The Holder's tax basis in the New Taxable Bonds would be equal to their issue price, and the Holder's tax basis in the New Common Stock would be equal to the Holder's tax basis in the Claim surrendered (less that portion attributable to accrued but unpaid interest on the First Mortgage Bonds), reduced by the issue price of the New Taxable Bonds, and increased by the amount of gain recognized on the exchange. The holding period for the New Taxable Bonds and New Common Stock would include the holding period of the Claims surrendered.
         Alternatively, if the issuance of New Taxable Bonds were not to be treated as an issuance of obligations of Reorganized Holdings, then the exchange could be treated for federal income tax purposes as though the Holders exchanged a portion of their First Mortgage Bonds for the New Taxable Bonds in a taxable event and a portion of their First Mortgage Bonds for New Common Stock in a tax-free transaction. In that case, the Holder would recognize gain or loss equal to the difference between: (i) the issue price of the New Taxable Bonds (less that portion treated as having been paid to the Holder in respect of a Claim for accrued but unpaid interest on the Holder's First Mortgage Bonds), and
(ii) that portion of the Holder's adjusted tax basis in its Claim that was treated as having been satisfied with the New Taxable Bonds. The Holder's tax basis in the New Taxable Bonds would be equal to their issue price and the Holder's holding period for the New Taxable Bonds would begin the day following the exchange. In addition, the Holder would not recognize gain or loss on the receipt of the New Common Stock, but would have a basis in the New Common Stock equal to that portion of the Holder's Claim that was treated as having been satisfied with the New Common Stock. The holding period for the New Common Stock would include the holding period of the Claim surrendered.
         Because the issuer of the First Mortgage Bonds was Mobile Energy which, pursuant to the Plan, will become a "disregarded entity" for federal income tax purposes, the precise tax consequences of the exchange of First Mortgage Bonds for New Taxable Bonds and New Common Stock is uncertain. Holders are urged to consult with their tax advisors to determine whether, and to what extent, gain or loss will be recognized as a result of the exchange.
3.       Holders of Tax-Exempt Bondholder Claims
         Holders of Tax-Exempt Bondholder Claims who choose to receive New Tax-Exempt Bonds will recognize gain or loss equal to the difference between (i) the issue price of the New Tax-Exempt Bonds received (in each case, less that portion treated as having been paid to the Holder in respect of a Claim for accrued but unpaid interest on the Holder's Tax-Exempt Bonds), and (ii) the Holder's adjusted tax basis in its Claim. The Holder's tax basis in the New Tax-Exempt Bonds will be equal to their issue price, and the holding period for such bonds will begin on the day following the exchange.
         Holders of Tax-Exempt Bondholder Claims who choose to receive New Tax-Exempt Bonds and New Common Stock will likely be treated for federal income tax purposes as having exchanged a portion of their Tax-Exempt Bonds for New Tax-Exempt Bonds in a taxable event and a portion of their Tax-Exempt Bonds for New Common Stock in a tax-free transaction. In that case, the Holder would recognize gain or loss equal to the difference between: (i) the issue price of the New Tax-Exempt Bonds (less that portion treated as having been paid to the Holder in respect of a Claim for accrued but unpaid interest on the Holder's Tax-Exempt Bonds), and (ii) that portion of the Holder's adjusted tax basis in its Claim that was treated as having been satisfied with the New Tax-Exempt Bonds. The Holder's tax basis in the New Tax-Exempt Bonds would be equal to their issue price and the Holder's holding period for the New Tax-Exempt Bonds would begin the day following the exchange. In addition, the Holder would not recognize gain or loss on the receipt of the New Common Stock, but would have a basis in the New Common Stock equal to that portion of the Holder's claim that was treated as having been satisfied with the New Common Stock. The holding period for the New Common Stock would include the holding period of the Claim surrendered. Because the tax consequences of the exchange of Tax-Exempt Bonds for New Tax-Exempt Bonds and New Common Stock are uncertain, Holders are urged to consult with their tax advisers to determine whether, and to what extent, gain or loss will be recognized as a result of the exchange.
4.       Installment Sale Rules
         Any gain recognized by a Holder may be eligible for deferral under the installment sale rules. The installment sale rules are complex and are subject to a number of limitations. In addition, following the enactment of the Tax Relief Extension Act of 1999, the installment sale rules do not apply to accrual method taxpayers. Holders are urged to consult their own tax advisors to determine whether an exchange pursuant to the Plan will result in the recognition of gain and, if so, whether the installment sale rules will apply to defer the recognition of that gain.
5.       Receipt of Interest
         To the extent a portion of the New Taxable Bonds or New Tax-Exempt Bonds, as the case may be, is treated as having been paid to a Holder in respect of a Claim for accrued but unpaid interest, the amount of such interest payment will be equal to the issue price of such portion. A Holder who has included accrued interest on the First Mortgage Bonds in income may be entitled to recognize a loss to the extent the amount previously included in income exceeds the amount treated as having been paid in the exchange. Alternatively, a Holder who has not previously included all accrued interest in income may be required to recognize interest income (unless excludable under Section 103 of the Tax
Code) to the extent the amount of interest treated as having been paid in the exchange exceeds the amount previously included in income. A Holder's tax basis in the portion of the New Taxable Bonds or New Tax-Exempt Bonds treated as having been paid in respect of a Claim for accrued but unpaid interest would be equal to the issue price of such bonds. The holding period for such bonds would begin on the day following the exchange. The extent to which consideration paid under the Plan should be allocable to such interest is uncertain. Holders should consult their own tax advisors to determine the amount of consideration received under the Plan that is allocable to interest.
6.       Backup Withholding and Reporting
         Under the Tax Code, interest, dividends, and other "reportable payments" may, under certain circumstances, be subject to "backup withholding" at a 31% rate. Backup withholding generally applies if the Holder: (a) fails to furnish its social security number or other taxpayer identification number ("TIN"); (b) furnishes an incorrect TIN; (c) fails properly to report interest or dividends such that there has been a notified payee under-reporting; or (d) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding.
         The Reorganized Debtors will withhold all amounts required by law to be withheld from payments to Holders of Claims. In addition,  such  Holders may be required to provide  certain tax  information to the  Reorganized  Debtors as a condition of receiving
distributions under the Plan. The Disbursing Agent will comply with all applicable reporting requirements of the Tax Code.
C.       Importance Of Obtaining Professional Tax Assistance
         ---------------------------------------------------
         THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND, IN MANY AREAS, UNCERTAIN. THE FOREGOING IS INTENDED TO BE A SUMMARY ONLY AND, AS SUCH, DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF A CLAIM IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. THE FOREGOING SHOULD NOT BE CONSIDERED TAX ADVICE, AND IT IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. ACCORDINGLY, EACH HOLDER OF A CLAIM IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER.

XIV.
                       VOTING PROCEDURES AND REQUIREMENTS
A.       Ballots and Voting Deadline

         A ballot to be used for voting to accept or reject the Plan is enclosed with this Disclosure Statement mailed to Creditors entitled to vote. A Creditor must (1) carefully review the ballot and instructions thereon; (2) execute the ballot; and (3) return the ballot to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022.
         The record date for determining which Holders of public securities are entitled to vote on the Plan is ________________, 2000. The Indenture Trustee for the First Mortgage Bonds and the Tax-Exempt Bonds may not and will not vote on behalf of the Holders of these securities. Holders must submit their own ballots. Do not return your securities with your ballots.
                  YOU MAY NOT CHANGE YOUR VOTE AFTER IT IS CAST UNLESS THE BANKRUPTCY COURT PERMITS YOU TO DO SO AFTER NOTICE AND A HEARING TO DETERMINE WHETHER SUFFICIENT CAUSE EXISTS TO PERMIT THE CHANGE. TO BE COUNTED, BALLOTS MUST BE RECEIVED NO LATER THAN 5:00 P.M., eastern time ON ________________, 2000.

                  THE PLAN HAS BEEN FILED BY THE PROPONENTS. THE PROPONENTS RECOMMEND THAT ALL CREDITORS ENTITLED TO VOTE ON THE PLAN CAST THEIR BALLOTS in favor of acceptance of tHE PLAN. THE PROPONENTS BELIEVE THAT THE PLAN PROVIDES THE GREATEST POSSIBLE RECOVERIES TO CREDITORS. THE PROPONENTS FURTHER BELIEVE THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF the Debtors, the debtors' estates, and ALL PARTIES IN INTEREST.

B.       Creditors Solicited to Vote

         Any Creditor of the Debtors whose Claim is Impaired under the Plan is being solicited to vote, if either (i) its Claim has been scheduled by the Debtors and such Claim or Equity Interest is not scheduled as disputed, contingent, or unliquidated; or (ii) it has filed (or in the case of the Holders of the First Mortgage Bonds and the Tax-Exempt Bonds, a claim has been filed on their behalf) a proof of Claim on or before the last date set by the Bankruptcy Court for such filings. Any Claim as to which an objection has been filed, and such objection is still pending on the voting deadline date, is not entitled to have its vote counted, unless the Bankruptcy Court estimates the Claim for voting purposes upon motion by such Creditor. Such motion must be heard and determined by the Bankruptcy Court prior to the date and time established by the Bankruptcy Court for the Confirmation Hearing. In addition, a Creditor's vote may be disregarded if the Bankruptcy Court determines that such Holder's ballot in favor of acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code. C. Definition of Impairment

         Under Section 1124 of the Bankruptcy Code, a class of claims or equity interests is impaired under a plan of reorganization unless with respect to each claim or equity interest of such class, the plan:
         1. leaves unaltered the legal, equitable, and contractual rights of the Holder of such claim or interest; or

         2. notwithstanding any contractual provision or applicable law that entitles the Holder of a claim or interest to receive accelerated payment of his claim or interest after the occurrence of a default:

(a) cures any such default that occurred before or after the commencement of the case under the Bankruptcy Code, other than a default of a kind specified in
                           Section 365(b)(2) of the Bankruptcy Code;

(b) reinstates the maturity of such claim or interest as it existed before the default;

(c) compensates the Holder of such claim or interest for damages incurred as a result of reasonable reliance on such contractual provision or applicable law; and

(d) does not otherwise alter the legal, equitable, or contractual rights to which such claim or equity interest entitles the Holder of such claim or interest.

D.       Classes Impaired Under the Plan

         Administrative Expenses, Priority Tax Claims, and Claims and Equity Interests in Classes 1, 2, 3, 6, 7 and 9 are UNIMPAIRED under the Plan, and the Holders of Administrative Expenses, Priority Tax Claims, and Claims and Equity Interests in Classes 1, 2, 3, 6, 7, and 9 are not solicited to vote on the Plan pursuant to 11 U.S.C. Section 1126(f).
         Claims in Classes 4, 5, and 8 are IMPAIRED under the Plan, and the votes of Holders of such Claims are being solicited in favor of acceptance of the Plan.
         Equity Interests in Class 10 will not receive any distributions under the Plan, and are IMPAIRED under the Plan. The voters of Equity Interests in Class 10 are not solicited to vote on the Plan because such Equity Interests are deemed to have rejected the Plan.
E.       Vote Required for Class Acceptance

         The Bankruptcy Code defines acceptance of a plan by a class of creditors as both acceptance by Holders of two-thirds (2/3) in dollar amount and acceptance by a majority in number of the Claims of that class actually casting ballots in favor of acceptance or rejection of the plan.
         The  Bankruptcy  Code defines  acceptance of a plan by a class of interests as  acceptance  by Holders of two-thirds  (2/3) in amount of the allowed interests of such class casting ballots in favor of acceptance or rejection of the plan.
F.       Distributions Only to Holders of Allowed Claims and Equity Interests
         --------------------------------------------------------------------

         A Claim will receive a distribution under the Plan only if it is an "Allowed Claim". An "Allowed Claim" means a Claim against the Debtors to the extent a proof of Claim was filed with the Bankruptcy Court on or before the Bar Date (May 3, 1999), or for a particular Claim, within such other time as the Bankruptcy Court shall have set for such other Claim if different from the Bar Date (or, in the case of Administrative Expenses, subject to Bankruptcy Court approval), or which have been listed by the Debtors as liquidated in amount and not disputed or contingent, and, in either case, a Claim as to which no objection to the allowance thereof has been interposed within the period of time fixed by the Plan, or which has been determined by an order or judgment of any court of competent jurisdiction that is a Final Order, or which has been allowed pursuant to the terms of the Plan.
         The Allowed Mobile Energy Equity Interest which is owned by Holdings is an Allowed Equity Interest and will retain its Equity Interest under the Plan. The Allowed Equity Interests of Holdings will receive no distributions under the Plan.

XV.
                            CONFIRMATION OF THE PLAN
         Under the Bankruptcy Code, the following steps must be taken to confirm the Plan:
A.       Confirmation Hearing

         Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of the Plan (the "Confirmation Hearing"). Section 1128(b) provides that any party in interest may object to confirmation of the Plan if a written objection is timely filed with the Bankruptcy Court.
         By order of the Bankruptcy Court dated __________________, 2000, the Confirmation Hearing has been scheduled for ___________________, 2000 at ____ _.m., United States Bankruptcy Court, Southern District of Alabama, 201 St. Louis, Mobile, Alabama 36602. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement made at the Confirmation Hearing or any adjournment thereof. Any objection to confirmation must be made in writing and filed with the Bankruptcy Court, 201 St. Louis, Mobile, Alabama 36602 with proof of service and served upon each of the following parties on or before ____________________, 2000:
PROPONENTS:

Mobile Energy Services Company, L.L.C.        ANDREWS & KURTH L.L.P.
Mobile Energy Services Holdings, Inc.         600 Travis, Suite 4200
                                              Houston, Texas 77002
                                              (713) 220-4200
                                              (713) 220-4285-telecopy
                                              Attn: Jeffrey E. Spiers

                           .........          CABANISS, JOHNSTON, GARDNER,
                           .........          DUMAS & O'NEAL
                           .........          700 Riverview Plaza
                           .........          Mobile, Alabama  36602
                           .........          (334) 433-6961
                           .........          (334) 415-7350 - Telecopy
Attn:  Donald J. Stewart

Bondholder Steering Committee.......          McDERMOTT, WILL & EMERY
                                              227 W. Monroe Street, 44th Floor
                                              Chicago, Illinois 60606
                                              (312) 372-2000
                                              (312) 984-7700 - Telecopy
                                              Attn:  David D. Cleary

                                              SILVER, VOIT & THOMPSON, P.C.
                                              4317A Midmost Drive
                                              Mobile, Alabama 36609
                                              (334) 343-0800
                                              (334) 343-0862 Telecopy
                                              Attention:  Lawrence B. Voit

                                              DEBEVOISE & PLIMPTON
                                              875 Third Avenue
                                              New York, New York
                                              (212) 909-6000
                                              (212) 906-6836  Telecopy
                                              Attention:  Michael E. Wiles


UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY FILED AND SERVED, IT WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT, AND THE COURT MAY ENTER AN ORDER CONFIRMING THE PLAN PREPARED BY COUNSEL FOR THE PROPONENTS WITHOUT FURTHER NOTICE.

B.       Requirements for Confirmation of the Plan

1.       General

         At the Confirmation Hearing, the Bankruptcy Court must determine whether the confirmation requirements of Section 1129 of the Bankruptcy Code have been satisfied, in which event the Bankruptcy Court shall enter an order confirming the Plan. These applicable requirements are as follows:
         1. The Plan complies with the applicable provisions of the Bankruptcy Code.

         2. The Proponents of the Plan have complied with the applicable provisions of the Bankruptcy Code.

         3. The Plan is proposed in good faith and not by any means forbidden by law.

         4. Any payment made or to be made by the Debtors, or by a person issuing securities or acquiring property under the Plan for services, costs or expenses in connection with the Chapter 11 Cases or the Plan has been disclosed to the Bankruptcy Court, and any such payment made before confirmation of the Plan is reasonable, or if such payment is to be fixed after confirmation of the Plan, such payment is approved by or is subject to approval by the Bankruptcy Court as reasonable.

         5. The Debtors have disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director, officer or voting trustee of the Debtors, an affiliate of the Debtors participating in the Plan with the Debtors, or a successor to the Debtors under the Plan, and (B) that the appointment to, or continuance in, such office of such individual is consistent with the interests of the Holders of Claims and Equity Interests and with public policy.

         6. The Debtors have disclosed the identity of any insider who will be employed or retained by the Reorganized Debtors, and the nature of any compensation for such insider.

         7. With respect to each Class of Impaired Claims or Impaired Equity Interests, either each Holder of a Claim or Equity Interest of such Class has accepted the Plan, or will receive or retain under the Plan on account of such Claim or Equity Interest property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would so receive or retain if the Debtors were liquidated on such date under Chapter 7 of the Bankruptcy Code.

         8. Each Class of Claims or Equity Interests has either accepted the Plan or is not impaired under the Plan.

         9. Except to the extent that the Holder of an Administrative Expense or Priority Claim has agreed to a different treatment of such Claim, the Plan provides that such Administrative Expense or Priority Claim (other than Priority Tax Claims) will be paid in full within fifteen (15) days of the Effective Date and that the Priority Tax Claim will receive on account of such Claim deferred Cash payments over a period not exceeding six years after the date of assessment of such Claim, of a value as of the Effective Date, equal to the Allowed amount of such Claim.

         10. If a Class of Claims is Impaired by the Plan, at least one class of Claims has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim of such Class.

         11. Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors, under the Plan, unless such liquidation or further reorganization is proposed in the Plan.

         12. The Plan provides for the payment of all fees payable under 28 U.S.C. Section1930, as determined by the Bankruptcy
         Court at the hearing on confirmation of the Plan, on the Effective
         Date.

         13. Under the Bankruptcy Code, a plan provides for the continuation, on the effective date of the plan, of payment of all retiree benefits, as that term is defined in Section1114 of the Bankruptcy Code, at the level established pursuant to subsection (e)(1)(B) or (G) of Section1114 of the Bankruptcy Code, at any time prior to confirmation of the Plan, for the duration of the period the debtors have obligated themselves to provide such benefits. The Debtors are not party to any such plans.

         14. Any governmental regulatory commission with jurisdiction, after confirmation of the plan, over the rates of the debtor has approved any rate change provided for in the plan, or such rate change is expressly conditioned on such approval.

         The Bankruptcy Court also may confirm the Plan if all of the above requirements are met except the requirement set forth in subpart (8) above, as described more fully in Section XV.C. below in the discussion of the "Cram Down" provisions of the Bankruptcy Code.
           Class 11 is deemed to have rejected the Plan and is impaired. Therefore, the Proponents cannot meet the requirement of Section 1129(a), that all Classes be unimpaired or accept the Plan. Accordingly, the Proponents must seek confirmation under the "Cram Down" provisions of the Bankruptcy Code pursuant to Section 1129(b) to confirm the Plan.
2.       Feasibility

         The Bankruptcy Code requires, as a condition to confirmation, that the Bankruptcy Court find that liquidation of the Debtors or the need for future reorganization is not likely to follow after confirmation. For the purpose of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan. As part of such analysis, the Proponents have prepared projections of, among other things, the Debtors' financial performance (assuming the transactions contemplated by the Plan are consummated) for the twenty-nine year period ending in 2029. The Projections are set forth in Exhibit E to this Disclosure Statement. The Projections are forward-looking statements, all of which are based on various estimates and assumptions and will not be updated to reflect events occurring after the date hereof. Such information and statements are subject to inherent uncertainties and to a wide variety of significant business, economic and competitive risks, including, among others, those described herein. Consequently, actual events, circumstances, effects and results may vary significantly from those included in or contemplated by such Projections. The Projections, therefore, are not necessarily indicative of the future financial condition or results of operations of the Debtors or the Reorganized Debtors, which may vary significantly from those set forth in the Projections. Consequently, the Projections and other forward-looking statements contained herein should not be regarded as representations by the Proponents, the Proponents' advisors, or any other person that the Projections can or will be achieved.
         The Proponents have also prepared a Sources and Uses of Cash Schedule that ties the current financial position of the Debtors to the start date of the projections, which is attached as Exhibit M.
 Based on such projections, the Proponents reasonably believe that the Reorganized Debtors will be able to make all payments required to be made pursuant to the Plan.
3.       Best Interests Of Creditors And Liquidation Analysis

         Under Bankruptcy Code Section 1129(a)(7), the Plan must provide that Creditors and Holders of Equity Interests receive under the Plan as much as or more than they would receive in a Chapter 7 liquidation of the Debtors. For purposes of determining whether the Plan meets this requirement, the Debtors have prepared projections of the estimated distributions to Creditors and Holders of Equity Interests in a liquidation under Chapter 7 of the Bankruptcy Code. These projections are described under "Liquidation Analysis" provided in
Article XI of this Disclosure Statement. Based upon such Liquidation Analysis, the Proponents believe that the Plan satisfies the requirements of Bankruptcy Code Section 1129(a)(7) because Creditors and Holders of Equity Interests will receive as much or more under the Plan than they would receive in a Chapter 7 liquidation of the Debtors. C. Cramdown

         The Bankruptcy Court can confirm the Plan at the request of the Proponents if all the requirements of Section 1129(a) of the Bankruptcy Code except Section 1129(a)(8) are met and at least one class of Claims or Equity Interests Impaired by the Plan has accepted the Plan, and if, as to each Impaired class which has not accepted the Plan, the Plan "does not discriminate unfairly" and is "fair and equitable." As noted above, Class 11 (the Holders of Equity Interests issues by Holdings) is deemed to have rejected the Plan. If any of Classes 4, 5 or 8 vote to accept the Plan, the Proponents will seek confirmation of the Plan pursuant to Section 1129(b). The Plan may be confirmed under Section 1129(b)(2)(C) because there are no junior interests to Class 11 Equity Interest Holders that will receive or retain any property under the Plan.
1.       No Unfair Discrimination

         A plan of reorganization does not discriminate unfairly if: (i) the legal rights of a nonaccepting Class are treated in a manner that is consistent with the treatment of other Classes of equal rank; and (ii) no Class receives payments in excess of those which it is legally entitled to receive for its Claims or Equity Interests. The Proponents believe that under the Plan: (a) all Classes of Impaired Claims and Impaired Equity Interests are treated in a manner which is consistent with the treatment of other similar Classes of Claims and Equity Interests; and (b) no Class of Claims or Equity Interests will receive payments or property with an aggregate value greater than the sum of the Allowed Claims and Allowed Equity Interests in such Class. The Proponents believe that the Plan does not discriminate unfairly as to any Impaired Class of Claims or Equity Interests. 2. Fair and Equitable Test

         "Fair and equitable" has different meanings for secured and unsecured claims and Holders of interests. For a class of secured claims, "fair and equitable" means that the plan provides (a) (i) that the Holders of secured claims retain the liens securing such claims, whether the property subject to such liens is retained by the debtor or transferred to another entity, to the extent of the allowed amount of such claims; and (ii) that the Holder of a claim of such class receive on account of such claim deferred cash payments totaling at least the allowed amount of such claim, of a value, as of the effective date of the plan, of at least the value of such Holder's interest in the estate's interest in such property; (b) for the sale of any property that is subject to the liens securing such claims, free and clear of such liens, with such liens to attach to the proceeds of such sale, and the treatment of such liens on proceeds under (a) or (c) of this subsection; or (c) for the realization by such Holders of the "indubitable equivalent" of such claims.
         For a class of unsecured claims, "fair and equitable" means that the plan provides (a) that the Holder of the claim receive or retain on account of such claim, property of a value, as of the effective date of the plan, equal to the allowed amount of the claim; or (b) the Holder of any claim that is junior to the claims of such class will not receive or retain on account of such junior claim any property.
         For a class of equity interests, "fair and equitable" means either (i) each impaired equity interest receives or retains on account of such interest property of a value equal to the greatest of the allowed amount of any fixed liquidation preference to which such Holder is entitled, any fixed redemption price to which such Holder is entitled, or the value of such interest; or (ii) the Holder of any interest that is junior to the interest of such class will not receive or retain under the Plan on account of such junior interest any property.
The Proponents believe that the Plan satisfies the "fair and equitable" test and does not discriminate unfairly with respect to any Impaired Class.

Dated:   Mobile, Alabama
            September __, 2000
MOBILE ENERGY SERVICES HOLDINGS, INC.
By:      _____________________________________________________
Its:     _____________________________________________________
MOBILE ENERGY SERVICES COMPANY, L.L.C.
By:      _____________________________________________________
Its:     _____________________________________________________

                          CABANISS, JOHNSTON, GARDNER,
                          DUMAS & O'NEAL


                          By:__________________________________________________
                          Donald J. Stewart
                          700 Riverview Plaza
                          Mobile, Alabama  36602
                          (334) 433-6961 - Telephone
                          (334) 415-7350 - Telecopy

                          COUNSEL FOR THE DEBTORS



                          ANDREWS & KURTH L.L.P.


                          By:__________________________________________________
                          Jeffrey E. Spiers
                          David A. Zdunkewicz
                          600 Travis, Suite 4200
                          Houston, Texas  77002
                         (713) 220-4200 - Telephone
                         (713) 220-4285 - Telecopy

                         SPECIAL COUNSEL FOR THE DEBTORS

Bondholder Steering Committee:
By:      MILLER ANDERSON & SHERRERD, LLP
         Investment Advisor on Behalf of Certain Bondholders
         And as Co-Chairperson of the Bondholder Steering Committee

By:      _____________________________________________________
Its:     _____________________________________________________

By:      FRANKLIN ADVISORS, INC.
         As Co-Chairperson of the Bondholder Steering Committee

By:      _____________________________________________________
Its:     _____________________________________________________

                      McDERMOTT, WILL & EMERY


                      By:
                         --------------------------------------------------
                      David D. Cleary
                      227 W. Monroe Street
                      Chicago, Illinois 60606
                      (312) 372-2000 - Telephone
                      (312) 984-7700 - Telecopy

                      DEBEVOISE  & PLIMPTON


                      By:________________________________
                      Michael E. Wiles
                      875 Third Avenue
                      New York, New York  10022
                      (212) 909-6000 - Telephone
                      (212) 909-6836 - Telecopy

                 -and-

                      SILVER, VOIT & THOMPSON

                      By:
                         --------------------------------------------------
                      Lawrence B. Voit
                      4317A Midmost Street
                      Mobile, Alabama  36609
                      (334) 343-0800 - Telephone
                      (334) 343-0862 - Telecopy

                      COUNSEL FOR THE
                      BONDHOLDER STEERING COMMITTEE

                              SELECTED DEFINITIONS
         In addition to the terms defined in the text of this Disclosure Statement, when used in this Disclosure Statement, the following terms will have the meanings indicated:

         "Administrative Expense" means a Claim against either of the Debtors for payment of an administrative expense of the kind specified in Sections 503(b) of the Bankruptcy Code and referred to in Section 507(a)(1) of the Bankruptcy Code, including, without limitation, the actual, necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the business of the Debtors, including wages, salaries or commissions for services, compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under Sections 330(a) or 331 of the Bankruptcy Code, and all fees and charges assessed against either or both of the Estates under Chapter 123 of Title 28, United States Code.

         "Affiliate" has the same definition as in Section 101(2) of the Bankruptcy Code.

         "Aggregate Demand" means the sum of the Mills' Demand levels for a particular Processing Service.

         "Allowed Administrative Expense" means all or that portion of an Administrative Expense which either (a) has been allowed by a Final Order as an Administrative Expense, or (b) was incurred by either or both Debtors in the ordinary course of business during these Chapter 11 Cases and is determined to be due, owing, valid, and enforceable against either or both Debtors.

         "Allowed Claims" means all or that portion of any Claim, other than an Administrative Expense, (a) as to which (i) no proof of Claim has been filed with the Bankruptcy Court; and (ii) the liquidated, noncontingent and undisputed amount of which is identified in either or both of the Debtors' Schedules filed in the Chapter 11 Cases; or (b) as to which a proof of Claim has been timely filed in a liquidated amount with the Bankruptcy Court pursuant to the Bankruptcy Code or any order of the Bankruptcy Court, or late filed with leave of the Bankruptcy Court after notice and a hearing, provided that: (i) no objection to the allowance of such proof of Claim or motion to expunge such Claim has been interposed before any final date for the filing of such objections or motions set forth in the Confirmation Order or other Bankruptcy Court orders; or (ii) if such objection or motion has been filed, such objection or motion has been overruled by a Final Order (but only to the extent such objection or motion has been overruled); or (c) as to which a Final Order has been entered allowing the Claim alleged in such proof of Claim; or (d) which is deemed Allowed by the Plan.

         "Allowed Equity Interest" or "Allowed Interest" means an interest that is of record as of the Record Date in a register that is maintained by or on behalf of the Debtors.

         "Allowed First Mortgage Bondholder Claim" means a First Mortgage Bondholder Claim to the extent that such Claim is allowed by the Plan or by a Final Order of the Bankruptcy Court.

         "Allowed Priority Non-Tax Claim" means any Priority Non-Tax Claim which is an Allowed Claim.

         "Allowed Priority Tax Claim" means any Priority Tax Claim which is an Allowed Claim.

         "Allowed Other Secured Claim" means any Other Secured Claim that is Allowed.

         "Allowed Southern Claim" means any portion of the Southern Claim that is an Allowed Claim.

         "Allowed Southern Post-Petition Claim" means any portion of the Southern Post-Petition Claim that is an Allowed Claim.

         "Allowed Tax-Exempt Bondholder Claim" means a Tax-Exempt Bondholder Claim to the extent that such Claim is allowed by the Plan or by a Final Order of the Bankruptcy Court.

         "Allowed Unsecured Claim" means any Unsecured Claim which is an Allowed Claim.

         "Allowed Working Capital Facility Provider Claim" means the Working Capital Facility Provider Claim to the extent that such Claim is allowed by the Plan or by a Final Order of the Bankruptcy Court.

         "Amended and Restated Holdings Articles of Incorporation" means the articles of incorporation Holdings will file with the Judge of Probate of Mobile County, Alabama to the extent required by the Confirmation Order.

         "Amended and Restated Holdings By-laws" means the Amended and Restated By-laws of Reorganized Holdings, which shall be substantially in the form set forth in the exhibits attached to this Disclosure Statement and incorporated herein by reference.

         "Amended and Restated Mobile Energy Articles of Organization" means the articles of organization Mobile Energy will file with the Judge of Probate of Mobile County, Alabama to the extent required by the Confirmation Order.

         "Amendment No. 1" means Amendment No. 1 to the MESC Cogeneration Development Agreement, which is attached as an exhibit to this Disclosure Statement.

         "APCo" means Alabama Power Company.

         "Asset Purchase Agreement" means the agreement between KCTC and Jubilee Pulp (as assignee of Mobile Energy) attached as Exhibit 1.4 to the option agreement by and between Mobile Energy and KCTC dated as of February 8, 2000, pursuant to the KCTC Settlement Agreement.

         "Assets" has the broadest possible meaning permitted by applicable law, and includes all of the Debtors' assets or the Reorganized Debtors' assets, as the case may be, wherever located.

         "Avoidance Claim" means any Cause of Action or right that a trustee, debtor-in-possession, bankruptcy estate, or other duly appointed authorized estate representative may have or assert under one or more of Sections 502, 510, 522(f), 522(h), 542, 543, 544, 547, 548, 549, 550, 551, 553, and 724(a) of the
Bankruptcy Code (other than those which are released or dismissed as part of and pursuant to the Plan or prior order of the Bankruptcy Court), including the Debtors' rights of setoff, recoupment, contribution, reimbursement, subrogation, or indemnity (as those terms are defined by applicable bankruptcy or applicable non-bankruptcy law) and any other indirect claim of any kind whatsoever, whenever and wherever arising or asserted.

         "Bankruptcy Event" means, with respect to any person, (1) such Person's general inability, or its admission of its inability, to pay its debts as such debts become due, (2) the application by such Person for or its consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (3) the commencement by such Person of a voluntary case under the Bankruptcy Code, (4) the making by such Person of a general assignment for the benefit of its creditors, (5) the filing of a petition by such Person seeking to take advantage as a debtor of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, winding-up or readjustment of debts, (6) the failure by such Person to controvert in a timely and appropriate manner, or its acquiescence in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (7) the taking of any corporate or other action by such Person for the purpose of effecting any of the foregoing, (8) the commencement of a proceeding or case, without the application or consent of such Person, in any court seeking (A) such Person's reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (B) the appointment of a trustee, receiver, custodian, liquidator, examiner or the like of such Person or all or any substantial part of its property or (C) similar relief in respect of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for a period of 60 or more days, or
(9) an order for relief against such Person shall be entered in an involuntary case under the Bankruptcy Code.

         "Bankruptcy Rule" and "Bankruptcy Rules" generally means, respectively, the particular Federal Rule of Bankruptcy Procedure or Local Bankruptcy Rule of the Southern District of Alabama referred to and the Federal Rules of Bankruptcy Procedure or Local Bankruptcy Rules of the Southern District of Alabama, together with all amendments, modifications, and replacements thereto as the same may exist upon any relevant date to the extent applicable to the Chapter 11 Cases.

         "Bar Date" means May 3, 1999, the date fixed by the Bankruptcy Court by which proofs of Claim were to be filed in the Chapter 11 Cases.

         "Bond Counsel Opinion" means the opinion, in a form satisfactory to counsel to the Bondholder Steering Committee, of nationally recognized bond counsel delivered in connection with the issuance of the New Securities.

         "Bondholder Steering Committee" means both the prepetition and postpetition unofficial committee of certain Holders of Senior Securities who collectively hold more than 51% in the principal amount of the Senior Securities, and currently composed of First Mortgage Bondholders represented by CS First Boston, Miller Anderson & Sherrerd, LLP, Pan American Life Insurance Company; Tax Exempt Bondholders represented by Franklin Advisors, Inc., and Van Kampen Investment Advisory Corp; and First Union National Bank (ex-officio) as Indenture Trustee and as Tax-Exempt Trustee.

         "Bondholder Steering Committee Consent" means the affirmative vote of Holders of Senior Securities who collectively hold more than 51% of the principal amount of each issue of the Senior Securities, which shall not require any formal or informal solicitation of, or notice to, all Holders of Senior Securities.

         "Bondholders" means the Holders of First Mortgage Bonds and the Tax-Exempt Bonds.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Mobile, Alabama are authorized or required by law to close.

         "Cases" or "Chapter 11 Cases" or "Bankruptcy Cases" means the above-captioned chapter 11 bankruptcy cases of the Debtors.

         "Cash" means money, currency, coins, checks, drafts, other negotiable instruments, balances in bank accounts and other lawful currency of the United States of America and its equivalents.

         "Causes of Action" means any and all actions, claims, rights, defenses, third-party claims, damages, executions, demands, crossclaims, counterclaims, suits, causes of action, choses in action, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims whatsoever, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly, indirectly or derivatively, at law, in equity, or otherwise, accruing to the Debtors, including, but not limited to, the Avoidance Claims.

         "CIBC" means CIBC World Markets Corp. in its capacity as financial advisor to the Bondholder Steering Committee.

         "Claim" means, as against either of the Debtors, (i) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, unsecured; or (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         "Claims Register" means the register completed and maintained by the Clerk identifying proofs of Claim filed in the Chapter 11 Cases.

         "Class" means any category of Holders of Claims or Equity Interests as classified in Article III of the Plan.

         "Clerk" means the clerk of the Bankruptcy Court.

         "Closing Date" is defined in the KCTC Settlement Agreement.

         "Cogen Development Agreement" means the MESC Cogeneration Development Agreement entered into as of February 9, 2000, by and among Southern Energy Resources, SEI, Mobile Energy, and Holdings, as such agreement may be amended from time to time.

         "Cogen Facility" means the approximately 165 megawatt cogeneration facility to be developed in whole or in part by Mobile Energy or Reorganized Mobile Energy.

         "Collateral Agent" means Bankers Trust (Delaware), a Delaware banking corporation, or any other Person appointed as a substitute or replacement Collateral Agent under the Intercreditor Agreement.

         "Combined Securities" means New Taxable Bonds with attached New Common Stock as issued pursuant to the New Indenture substantially in the form as attached as an exhibit to the Disclosure Statement.

         "Commercial Operation Date of the Cogen Facility" means the first date on which the Cogen Facility is determined to have achieved commercial operation, as determined under the agreement for the engineering, procurement, and construction of the Cogen Facility.

         "Confirmation Date" means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court with respect to the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

         "Confirmation Order" means the order entered by the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

         "Creditor" means any Entity that is the Holder of a Claim against either or both Debtors.

         "Debevoise & Plimpton" means the law firm of Debevoise & Plimpton, co-counsel to the Bondholder Steering Committee.

         "Debt Service Reserve Account" means the account so designated and established pursuant to the Indenture.

         "Debtor" means Mobile Energy or Holdings, or both, as the context requires, as debtors and debtors-in-possession.

         "Debtors' Schedules" means the schedules and statements of affairs filed by the Debtors with the Bankruptcy Court in these Cases.

         "Deltak" means Deltak, L.L.C.

         "Demand Charges" means the fixed capacity charges based upon formulas set forth in the Master Operating Agreement.

         "Disallowed Administrative Expense" means any claimed Administrative Expense that is Disallowed.

         "Disallowed Claim" means a Claim, or any portion thereof, that is Disallowed.

         "Disbursing Agent" means the Reorganized Debtors or such other entity that is designated by the Reorganized Debtors to disburse Assets pursuant to the Plan.

         "Disputed Claim" or "Disputed Administrative Expense" means a Claim or Administrative Expense, or any portion thereof, that is not an Allowed Claim, an Allowed Administrative Expense, a Disallowed Claim, or a Disallowed Administrative Expense.

         "District Court" means the United States District Court for the Southern District of Alabama.

         "DTC" means the Depository Trust Company, New York, New York, and its successors and assigns.

         "Easement Deeds" means the bilateral easement deeds among the Mill Owners and Mobile Energy which grant access, use and encroachment rights to operate the Mills and the Energy Complex.

         "Effective Date" means the first Business Day after entry of the Confirmation Order that is no more than ten (10) Business Days following the date on which all conditions to effectiveness set forth in Article XIII of the Plan have either (a) been satisfied; or (b) if capable of being duly and expressly waived, waived; provided, however, that the Effective Date may be extended upon the written agreement of (i) the Debtors; (ii) KCTC; and (iii) the Bondholders Steering Committee as evidenced by the Bondholder Steering Committee Consent.

         "End of Term Option" means Mobile Energy's option to purchase the premises leased to Mobile Energy under the Direct Lease at the end of the Direct Lease term.

         "EPA" means the Environmental Protection Agency.

         "Equity Account" means the Account so designated and established pursuant to the Intercreditor Agreement.

         "Equity Funding Conditions" has the same definition as in the Cogeneration Development Agreement.

         "Equity Interest" means an ownership interest in either of the Debtors, whether or not transferable or denominated as "stock" or any similar security. Equity Interests include the Mobile Energy Equity Interests and the Holdings Equity Interests.

         "Estates" or "Debtors' Estates" means the estates created in these Chapter 11 Cases pursuant to Section 541 of the Bankruptcy Code upon commencement of the Chapter 11 Cases.

         "Exchange Agent" means an entity to be designated by the Debtors not less than ten (10) days prior to the commencement of the Confirmation Hearing.

         "Executory Contract" means any executory contract or unexpired lease of real or personal property, within the meaning of Section 365 of the Bankruptcy Code, in effect on the Petition Date, between the Debtors (or either Debtor) and any other Entity.

         "Exempt Wholesale Generator" means an exempt wholesale generator as defined in Section 32 of the Public Utilities Holding Company Act, 15 U.S.C. ss. 78z-5(a).

         "Fee Applications" means the applications of Professional Persons under Sections 330, 331, or 503 of the Bankruptcy Code for allowance of Fee Claims.

         "Fee Claims" means a Claim against either of the Debtors by Professional Persons under Sections 330, 331, or 503 of the Bankruptcy Code for allowance of compensation and/or reimbursement of expenses in the Chapter 11 Cases.

         "Final Order" means an order of the Bankruptcy Court (a) as to which the time to appeal, petition for certiorari, or move for reargument, rehearing, or new trial has expired, and as to which no appeal, petition for certiorari, or other proceedings for reargument, rehearing, or new trial are then pending; or
(b) in the event that an appeal, writ of certiorari, reargument, rehearing, or new trial has been sought, as to which (i) such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order can be appealed; (ii) certiorari has been denied as to such order on a final and no longer appealable basis; or (iii) reargument or rehearing or new trial from such order has been denied by a final and no longer appealable order.

          "First Mortgage Bondholder" means an Entity that is the Holder of a First Mortgage Bond.

         "First Mortgage Bondholder Claims" means the Claims of the First Mortgage Bondholders against either or both of the Debtors, which are Allowed as Class 4 Claims by the Plan in the principal amount outstanding under the terms of the First Mortgage Bonds, plus interest accrued and unpaid through the day immediately prior to the Effective Date.

         "First Mortgage Bond Collateral" means collectively the Shared Collateral, the Debt Service Reserve Account, and the Indenture Securities Account established under the Indenture.

         "First Union National Bank" means First Union National Bank of Georgia, now known as First Union National Bank, which is the Indenture Trustee and the Tax-Exempt Trustee.

         "Governmental Rule" means any rule, regulation, ordinance, order, code, permit, interpretation, judgment, decree, directive, guideline, policy or similar decision of any governmental authority having the effect and force of law.

         "Gulf Power" means Gulf Power Company, an affiliate of SCS.

         "Holder" means the beneficial holder of a Claim or Equity Interest and, when used in conjunction with a Class or type of Claim or Equity Interest, means a Holder of a Claim or Equity Interest in such Class or of such type

         "Holdings By-Laws" means the prepetition By-Laws of Holdings in effect as of the Confirmation Date.

         "Holdings Equity Interest" means the prepetition shares of common stock issued by Holdings and owned by Southern.

         "IDB" means the Industrial Development Board of the City of Mobile, a public corporation organized under the laws of the State of Alabama.

         "Impaired" means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of
Section 1124 of the Bankruptcy Code.

         "Impaired Claim" means a Claim that is Impaired.
         "Indenture Accounts" means the following accounts so designated and created pursuant to the Indenture and which are pledged to the Indenture Trustee as security for the First Mortgage Bonds: (i) the Indenture Securities Account;
(ii) Debt Service Reserve Account; and (iii) any Additional Debt Service Reserve Account with respect to the Senior Securities.

         "Indenture Collateral" means, collectively, (i) the Shared Collateral and (ii) the Indenture Accounts and the monies on deposit therein.

         "Indenture Securities Account" means the Indenture Securities Account established under the Indenture.

         "Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement dated as of August 1, 1995, by and among Bankers Trust (Delaware) as the collateral agent, Mobile Energy, Holdings, the Indenture Trustee, the Tax-Exempt Trustee, the IDB, and the Working Capital Facility Provider.

         "Intercreditor Agreement Accounts" means (i) the Completion Account,
(ii) the Revenue Account, (iii) the Mill Owner Reimbursement Account, (iv) the Working Capital Facility Account, (v) the Operating Account, (vi) the Maintenance Reserve Account, (vii) the Loss Proceeds Account, (viii) the Subordinated Debt Account, (ix) the Subordinated Fee Account and (x) the Distribution Account, each as so designated, established and/or governed by the Intercreditor Agreement.

         "Interest" means Equity Interest.

         "Jubilee Pulp" means Jubilee Pulp, Inc., a South Carolina corporation.

         "KCTC Adversary Proceeding" means Adversary Proceeding No. 99-1107 filed by Mobile Energy against KCTC alleging certain claims, including contract claims arising out of or relating to or in connection with the Master Operating Agreement, tort claims, as well as fraudulent transfer claims arising under applicable state and federal laws.

         "KCTC Settlement Agreement" means the Settlement Agreement by and among KCTC, Mobile Energy, and Holdings, entered into as of February 8, 2000, including the exhibits thereto, a copy of which is attached to the Plan as Exhibit C, and any and all waivers and amendments related thereto, all of which are incorporated herein by reference.

         "Leased Premises" means the property leased to Mobile pursuant to the Direct Lease.

         "Lien" means, with respect to the Assets, any mortgage, lien, pledge, charge, security interest, encumbrance, right of setoff, or other legally cognizable security device of any kind affecting such Assets.

         "Liquor Processing Services" means the processing of weak black liquor produced by the Pulp Mill into green liquor as described in the Disclosure Statement.

         "Loss Proceeds Account" means the account so designated and established pursuant to the Intercreditor Agreement.

         "Master Operating Agreement" or "MOA" means the Amended and Restated Master Operating Agreement among Mobile Energy, KCTC, and the Mill Owners dated July 13, 1995, governing the provision of services by Mobile Energy at the Energy Complex and coordinating operations at the Mobile Facility.

         "McDermott Will & Emery" means the law firm of McDermott, Will & Emery, counsel to the Bondholder Steering Committee.

         "MESC Transfer Obligations" has the meaning given to it in the Cogeneration Development Agreement, as amended by Amendment No. 1.

         "Mill Closure" has the meaning given the term in the Master Operating Agreement.

         "Mill Environmental Indemnity Agreements" has the same meaning given the term in Mobile Energy's 1997 Form 10-K a copy of which is attached hereto as Exhibit __ and incorporated herein by reference.

         "Mill Owners" means the Pulp Mill Owner, the Tissue Mill Owner, and the Paper Mill Owner.

         "Mill Owner Consents to Assignment" means the Consents to Assignment executed by the Mill Owners with respect to the principal Project Contracts.

         "Mills" means the Pulp Mill, the Tissue Mill and the Paper Mill.

         "Mill Owner Maintenance Reserve Account" means the account so designated and established pursuant to the Master Operating Agreement for the sole benefit of the Mill Owners.

         "Mill Owner Reimbursement Account" means the account so designated and established pursuant to the Intercreditor Agreement.

         "Mobile Energy Equity Interests" means the prepetition member interests issued by Mobile Energy, and owned by Holdings and as of the Record Date.

         "Mobile Facility" means the integrated pulp, paper and tissue manufacturing facility in Mobile, Alabama, comprised of the Pulp Mill, the Tissue Mill, the Paper Mill, and the Energy Complex.

         "Mobile Planning Commission" means the City of Mobile Planning Commission.

         "New Amended and Restated Taxable Indenture" means the Amended and Restated Trust Indenture among Reorganized Mobile Energy, Reorganized Holdings, and First Union National Bank, as trustee.

         "New Amended and Restated Tax-Exempt Indenture means the indenture for the New Tax-Exempt Bonds.

         "New Collateral Agent" means Banker's Trust (Delaware) as collateral agent pursuant to the New Intercreditor Agreement.

         "New Common Stock Transfer Restriction" means that no transfer of New Common Stock shall be made to the extent that such transfer would result in the failure to satisfy the following condition (specified in a current agreement between GEII and SEI) precedent to SEI's right to assign to reorganized Mobile Energy all of SEI's rights under the LTSA.

         "New Financing Documents" means the financing, security and intercreditor documents pursuant to which the New Taxable Bonds and the New Tax-Exempt Bonds are being issued and secured.

         "New IDB Lease Agreement" means the Second Amended and Restated Lease and Agreement among Reorganized Mobile Energy, Reorganized Holdings, and the IDB.

         "New Intercreditor Agreement" means the Amended and Restated Intercreditor Agreement by and among First Union National Bank, as trustee of the New Amended and Restated Taxable Indenture, First Union National Bank, as trustee of the New Amended and Restated Tax-Exempt Indenture, the Southern Company, Southern Energy, Inc., Southern Energy Resources, Inc., the IDB, Reorganized Mobile Energy, Reorganized Holdings, and the New Collateral Agent.

         "New Pulp Mill" means the approximately 800 short ton per day pulp mill to be developed by Jubilee Pulp, or a higher bidder, at the Mobile Facility.

         "New Pulp Mill Owner" means Jubilee Pulp.

         "New Securities" means, collectively, the New Taxable Bonds, the New Common Stock, the New Tax-Exempt Bonds, and the Combined Securities.

         "New Senior Debt" means initially (i) the New Taxable Bonds; (ii) the New Tax-Exempt Bonds; and (iii) the obligations to SEI, Southern Company and certain of their affiliates under the Cogeneration Development Agreement, and any other indebtedness permitted under the New Indenture.

         "New Shared Collateral" means (i) all real property owned or leased by Reorganized Holdings, (ii) all personal property owned or leased Reorganized Mobile Energy (including equipment, receivables, certain insurance and other tangible and intangible assets, but excluding monies on deposit in the accounts established pursuant to the New Amended and Restated Taxable Indenture and the New Amended and Restated Tax-Exempt Indenture and monies on deposit in certain reserve accounts; (iii) all of Reorganized Mobile Energy's right, title and interest in and to certain contracts; (iv) all revenues of Reorganized Mobile Energy and all accounts established pursuant to the New Intercreditor Agreement and all monies on deposit therein and all permits and other governmental approvals to the extent permitted by law, and (v) all property pledged by Reorganized Holdings pursuant to the Pledge Agreement.

         "New Taxable Bonds" means the Series (2000) Exchange Bonds, which will continue to be secured by all of the Reorganized Debtors' Assets, and issued pursuant to the New Indenture.

         "New Tax-Exempt Bonds" means the Solid Waste Revenue Refunding Bonds (Mobile Energy Services Company, L.L.C. Project Series 2000), which will continue to be secured by all of the Reorganized Debtors' Assets, and issued pursuant to the New Amended and Restated Tax-Exempt Indenture.

         "No. 8 Recovery Boiler" means the No. 8 Recovery Boiler, and related equipment, located at the Energy Complex.

         "Operating Account" means the account so designated and established pursuant to the Intercreditor Agreement.

         "Option Agreement" means the option to purchase certain property granted to Mobile Energy under the option agreement by and between Mobile Energy and KCTC dated as of February 8, 2000, and attached to the KCTC Settlement Agreement attached as Exhibit S-2 to the Plan.

         "Other Secured Claim" means a Secured Claim against either of the Debtors, including, but not limited to, the Indenture Trustee Claims and Tax-Exempt Trustee Claims, but excluding the Working Capital Facility Provider Claims, the First Mortgage Bondholder Claims, the Tax-Exempt Bondholder Claims, and the Southern Post-Petition Claims.

         "Paper Mill" means the paper mill located at the Mobile Facility.

         "Paper Mill ESA" means the Paper Mill Energy Services Agreement dated as of December 12, 1994 between S.D. Warren, in its capacity as Paper Mill Owner, and Mobile Energy, as amended.

         "Paper Mill Owner" means S. D. Warren.

         "Person" means any individual, corporation, general partnership, limited partnership, limited liability company, association, joint stock company, joint venture, estate, trust, unincorporated organization, government or any agency or political subdivision thereof or other Entity.

         "Plan" means the First Amended Joint Chapter 11 Plan of Reorganization proposed by the Proponents, dated September 14, 2000, including all exhibits, appendices, schedules, and annexes, if any, attached thereto, including any plan supplements, as submitted by the Proponents, as such Plan may be altered, amended, supplemented, or modified from time to time in accordance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Confirmation Order, and the terms and conditions of the Plan.

         "Plan Documents" means the documents listed on an exhibit to the Disclosure Statement.

         "Pledge Agreement" means the Pledge Agreement executed and delivered by Reorganized Holdings in favor of the New Collateral Agent creating a security interest in the membership interest of Reorganized Holdings in Pulpco, LLC.

         "Power Processing Services" means the processing of various fuels and water provided by the Mills together with other fuel obtained by Mobile Energy into electricity.

         "Priority Non-Tax Claim" means any Claim that is entitled to priority of payment pursuant to Section 507 of the Bankruptcy Code, excluding Administrative Expenses and Priority Tax Claims.

         "Priority Tax Claim" means a Claim that is entitled to priority in payment under Section 507(a)(8) of the Bankruptcy Code.

         "Processing Charges" has the meaning given to it in Section V.D.1 of this Disclosure Statement.

         "Processing Services" means has the meaning given to it in Section V.D.1 of this Disclosure Statement.

         "Professional Persons" means any person retained or to be compensated pursuant to Sections 326, 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code.

         "Project Documents" means those documents executed in connection with the transactions that occurred in 1994 and 1995 whereby Mobile Energy acquired the Energy Complex from Scott Paper Company and entered into the energy services agreements with the Pulp Mill Owner, the Paper Mill Owner, and the Tissue Mill Owner.

          "Pulpco LLC" means the limited liability company to be formed by Holdings and Jubilee Pulp to own the No. 8 Recovery Boiler and related facilities.

         "Pulp Mill" means the pulp mill located at the Mobile Facility.

         "Pulp Mill Owner" means KCTC.

         "Pulp Mill ESA" means the Pulp Mill Energy Services Agreement, dated as of December 12, 1994 between KCTC, in its capacity as Pulp Mill Owner, and Mobile Energy.

         "Qualifying Facility" means a qualifying facility as defined in Sections 201 and 210 of the Public Utilities Regulatory Policies Act of 1978, and any regulations promulgated thereunder.

         "Record Date" means the deadline for voting to accept or reject the Plan.

         "Releasees" means the Debtors, Southern, SEI, Southern Energy Resources, Southern Company Services, Inc., the Bondholder Steering Committee, KCTC, the Indenture Trustee, the Tax-Exempt Trustee, and each of their respective former, current and future members, officers, directors, employees, consultants, agents, advisors, attorneys, accountants, financial advisors, other representatives and professionals, in their official and individual capacities, and each of their respective successors, executors, administrators, heirs and assigns.

         "Reorganized Debtors" means Reorganized Holdings and Reorganized Mobile Energy.

         "Reorganized Holdings" means Holdings, as reorganized under and pursuant to the Plan from and after the Effective Date.

         "Reorganized Mobile Energy" means Mobile Energy, as reorganized under and pursuant to the Plan from and after the Effective Date.

         "Reorganized Mobile Energy Equity Interests" means the company interests in Reorganized Mobile Energy.

         "Required Senior Creditors" means, at any time, 33 1/3% of the sum of the outstanding principal amount of Taxable Bonds, the outstanding principal amount Tax-Exempt Bonds, and the outstanding principal amount of advances made under the Working Capital Facility.

         "Restated Mobile Energy Operating Agreement" means the restated operating agreement Mobile Energy will file with the Secretary of State of the State of Alabama as provided for by the Confirmation Order.

         "Revenue Account" means the account so designated and established pursuant to the Intercreditor Agreement.

         "Scott Environmental Indemnity Agreement" has the same meaning given the term in Mobile Energy's 1997 Form 10-K, a copy of which is attached hereto as Exhibit __ and incorporated herein by reference.

         "Schedules" means the schedules of assets and liabilities and statement of financial affairs filed by the Debtors with the Bankruptcy Court as they may have been or may be amended or supplemented in accordance with Bankruptcy Rule 1009 or any Final Order of the Bankruptcy Court.

         "Scott" means Scott Paper Company.

         "Scheduled Outage" means a scheduled Energy Complex Outage (as defined in the Master Operating Agreement) or a Scheduled Mill Outage (as defined in the Master Operating Agreement), as the context may require.

         "S.D. Warren" means S.D. Warren Alabama, L.L.C., an Alabama limited liability company.

         "Secured Claim" means the portion of any Claim that arose prior to the Effective Date and that is secured, in whole or in part, as of the Petition Date, by a valid, unavoidable, enforceable, and otherwise perfected Lien, whether arising by contract, operation of law, or otherwise, as determined in accordance with Section 506(a) of the Bankruptcy Code.

         "Security Documents" means, collectively, (1) the Mortgage, (2) the Security Agreement, (3) the Indenture, (4) the Intercreditor Agreement, (5) the Tax-Exempt Indenture, (6) the IDB Lease Agreement, (7) the Consents to Assignment and (8) each Uniform Commercial Code financing statement in connection with the foregoing.

         "SEI" means Southern Energy, Inc., a Delaware corporation.

         "SEI Equity Investment" has the meaning set forth in the Cogeneration Development Agreement.

         "SEI Pension Plan" means the Southern Electric International, Inc. Hourly Operations Pension Plan, effective January 1, 1995.
         "Senior Debt" means the First Mortgage Bonds, the Tax-Exempt Bonds, and the Working Capital Facility.

         "Senior Securities" means the First Mortgage Bonds and the Tax-Exempt Bonds collectively.

         "Shared Collateral" means all Assets subject to Liens of the Senior Secured Parties, including but not limited to the following: (i) all real property owned or leased by Mobile Energy; (ii) all personal property owned or leased by Mobile Energy (including equipment, receivables, certain insurance and other tangible and intangible assets, but excluding monies on deposit in the Indenture Accounts and the Tax-Exempt Indenture Accounts and monies on deposit in the Mill Owner Maintenance Reserve Account); (iii) all of Mobile Energy's right, title, and interest in and to all Project Contracts that have been or may be entered into by Mobile Energy; (iv) all Revenues (as defined in the Intercreditor Agreement) of Mobile Energy and all Intercreditor Agreement Accounts and all monies on deposit therein; and (v) all permits and other governmental approvals to the extent permitted by law.

         "Site" means, collectively, the real property (including any leased premises) located at the Mobile Facility, the Pulp Mill, the Tissue Mill, the Paper Mill, and the Energy Complex.

         "Solid Waste" means solid waste generally consisting of biomass and sludge having certain characteristics.

         "Sources and Uses of Cash Schedule" means the schedule attached as Exhibit M which reflects the sources and uses of cash.

         "Southern" means The Southern Company, a Delaware corporation.

         "Southern Energy Resources" means Southern Energy Resources, Inc., a Delaware corporation.

         "Southern Claim" means all Claims of Southern, SEI, and Southern Energy Resources and their respective affiliates which arose prior to the Petition Date against either or both of the Debtors, excluding only the Southern Post-Petition Claim and including, without limitation, all Claims against either or both of the Debtors asserted by Southern, SEI, and/or Southern Energy Resources, or their respective affiliates in any proofs of Claim arising from the following agreements: (a) the Environmental Guaranty of a maximum amount of $15,000,000 dated as of December 12, 1994, by and between Southern as guarantor and Scott Paper Company as owner of the Pulp Mill and Tissue Mill and S. D. Warren Company as owner of the Paper Mill as the beneficiaries; (b) the Debt Service Reserve Account Southern Guaranty Agreement of a maximum amount of $21,936,000 dated as of August 1, 1995, between Southern as guarantor and the Indenture Trustee as the beneficiary; (c) the Maintenance Plan Funding Subaccount Southern Guaranty Agreement of a maximum of $11,000,000 dated as of August 1, 1995, between Southern as guarantor and Bankers Trust (Delaware), as collateral agent under the Intercreditor Agreement as beneficiary; and (d) the Mill Owner Maintenance Reserve Account Agreement of a maximum of $2,000,000 between Southern as guarantor and Kimberly Clark Company and S.D. Warren Company as beneficiaries. The Southern Claim is liquidated pursuant to agreement with Southern as set forth in Amendment No. 1.

         "Southern Entities" means collectively, Southern, SEI, Southern Energy Resources, SCS or any other Southern affiliate.

         "Southern Post-Petition Claim" means all Claims of Southern, SEI, or Southern Energy Resources arising under the Cogen Development Agreement, as such Claims may be affected by Amendment No. 1.

         "Steam Processing Services" means the processing of various fuels and water provided by the Mills together with other fuel obtained by Mobile Energy into steam.

         "Subordinated Debt Account" means the account so designated and established pursuant to the Intercreditor Agreement.

         "Subordinated Fee Account" means the account so designated and established pursuant to the Intercreditor Agreement.

         "Tax" means any tax, charge, fee, levy, impost or other assessment by any federal, state, local, or foreign governmental unit, including, without limitation, income, excise, property, sales, transfer, employment, payroll, franchise, profits, license, use ad valorem, estimated, severance, stamp, occupation and withholding tax, together with any interest, penalty, fines, or additions attributable to, imposed on, or collected by any such federal, state, local, or foreign governmental unit.
         "Tax-Exempt Bondholder" means a Person that is the owner of a Tax-Exempt Bond.

         "Tax-Exempt Bondholder Claim" means the Claims of Tax-Exempt Bondholders against either or both of the Debtors which are Allowed as Class 5 Claims by the Plan in the principal amount outstanding under the Tax-Exempt Bonds, plus accrued and unpaid interest through the day immediately prior to the Effective Date.

         "Tax-Exempt Bonds" means $85,000,000 original principal amount of 6.95% Solid Waste Revenue Refunding Bonds (Mobile Energy Services Company, L.L.C. Project) Series 1995 due 2020 issued by the IDB.

         "Tax-Exempt Bond Collateral" means (i) the Shared Collateral; and (ii) the Tax-Exempt Indenture Accounts and the monies on deposit therein.

         "Tax-Exempt Indenture Accounts" means the following accounts so designated under the Tax-Exempt Indenture: (i) the Tax-Exempt Indenture Securities Account; (ii) the Tax-Exempt Debt Service Reserve Account; and (iii) any Additional Debt Service Reserve Account with respect to the Tax-Exempt Bonds.

         "Tax-Exempt Security Documents" means, collectively, (1) the Mortgage,
(2) the Security Agreement, (3) the Tax-Exempt Indenture, (4) the IDB Lease Agreement, (5) the Intercreditor Agreement, (6) the Consents to Assignment and
(7) each Uniform Commercial Code financing statement in connection with the foregoing.

         "Tax-Exempt Trustee" means First Union National Bank, the successor by merger to First Union National Bank of Georgia, or any other Person duly appointed as successor trustee.

         "Tissue Mill" means the tissue mill located at the Mobile Facility. "Tissue Mill ESA" means the Tissue Mill Energy Services Agreement dated as of December 12, 1994 between KCTC, in its capacity as Tissue Mill Owner, and Mobile Energy.

         "Tissue Mill Owner" means KCTC.

         "Transaction Fee" means Fee paid to a Professional Person pursuant to a Bankruptcy Court order.

         "Transfer Option" means the option by Mobile Energy to purchase the Leased Premises from KCTC if KCTC elects to transfer its interest in the Leased Premises to a third party other than another then Mill Owner.

         "TVA" means the Tennessee Valley Authority.

         "Uniform Commercial Code" means the Uniform Commercial Code of the jurisdiction the law of which governs the document in which such term is used.

         "Unimpaired" means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is not impaired within the meaning of
Section 1124 of the Bankruptcy Code.

         "Unsecured Claim" means any Claim against the Debtors that arose prior to the Effective Date and that is not an Administrative Expense, Priority Tax Claim, Priority Non-Tax Claim, First Mortgage Bondholder Claim, Tax-Exempt Bondholder Claim, Working Capital Facility Provider Claim, Southern Post-Petition Claim, Other Secured Claim, or Southern Claim.

         "Water Agreement" has the definition given to it in Section V.D.7 of the Disclosure Statement.

         "Working Capital Facility" means, prior to the Effective Date, the credit agreement between Mobile Energy and Banque Paribas executed in August 1995, and after the Effective Date the working capital facility to be established pursuant to the New Intercreditor Agreement.

         "Working Capital Facility Account" means, prior to the Effective Date, the account so designated and established pursuant to the Intercreditor Agreement, and after the Effective Date the account so designated and established pursuant to the New Intercreditor Agreement.

         "Working Capital Facility Provider Claim" means the Claim against any of the Debtors of the Working Capital Facility Provider under the Working Capital Facility arising prior to the Effective Date.



--------
 * This amount represents the principal amount of the Claims in Class 4 as of the Petition Date.

**  The  estimated   recovery   percentages   were  calculated   including  cash
distributions made to the Holders of the First Mortgage Bondholder Claims from the Petition Date to the Effective Date. See discussion in Section VII.E.

 ***      This amount represents the principal amount of the Claims in Class 5 as of the Petition Date.

****  The  estimated  recovery   percentages  were  calculated   including  cash
distributions made to the Holders of the Tax-Exempt Bondholder Claims from the Petition Date to the Effective Date. See discussion in Section VII.E.